   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1997
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MAINE                               6120                             01-0437984
  (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD                   (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)    INDUSTRIAL CLASSIFICATION CODE             IDENTIFICATION NO.)
                                                   NO.)

                                 P.O. BOX 9540
                              ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207) 761-8500
    (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                WILLIAM J. RYAN
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 P.O. BOX 9540
                              ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207) 761-8500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH A COPY TO:

              GERARD L. HAWKINS, ESQ.                                 STEVEN KAPLAN, ESQ.
       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.                            ARNOLD & PORTER
               734 15TH STREET, N.W.                                 555 12TH STREET, N.W.
              WASHINGTON, D.C. 20005                              WASHINGTON, D.C. 20004-1202
                  (202) 347-0300                                        (202) 942-5998

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF       AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED(1)    PER SHARE OR UNIT(2)       PRICE(2)       REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share...........   16,815,868 shares           $43.81         $736,671,176           $217,318
--------------------------------------------------------------------------------------------------------------
Preferred Stock purchase
  rights(3)................   16,815,868 rights              N/A                  N/A                N/A
==============================================================================================================

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant and related Preferred Stock purchase rights issuable upon consummation of the merger of CFX Corporation ("CFX") with and into the Registrant (the "Merger").

(2) Estimated solely for the purpose of calculation of the registration fee. Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, the registration fee is based on the average of the high and low prices of the CFX common stock on the American Stock Exchange on December 23, 1997 (as reported in The Wall Street Journal), and computed based on the estimated maximum number of shares (25,211,197) that may be exchanged for the securities being registered. Pursuant to Rule 457(b), the required fee is reduced by the $143,222 filing fee paid at the time of filing preliminary proxy materials by the Registrant and CFX in connection with the Merger on December 10, 1997.

(3) Preferred Stock purchase rights will be distributed without charge with respect to each share of common stock of the Registrant registered hereby.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 P.O. BOX 9540
                              ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207) 761-8500

                               December 31, 1997

Dear Shareholder,

     You are cordially invited to attend a Special Meeting of Shareholders of Peoples Heritage Financial Group, Inc. ("PHFG") at 10:00 a.m., Eastern Time, on Monday, February 9, 1998 at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106 (the "Special Meeting"). This is a very important meeting regarding your investment in PHFG.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of October 27, 1997 (the "Agreement"), between PHFG and CFX Corporation ("CFX"), a New Hampshire corporation, pursuant to which, among other things, CFX will be merged with and into PHFG (the "Merger"). If the Agreement is approved and the Merger is consummated, each outstanding share of CFX common stock (except as otherwise provided in the Agreement) will be converted into the right to receive 0.667 of a share of PHFG common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

     Your Board of Directors has determined the Merger to be fair to and in the best interests of PHFG and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

     Enclosed are a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Agreement is included as Annex I to the enclosed Prospectus/Joint Proxy Statement. You are urged to read these materials carefully.

     It is very important that your shares be represented at the Special Meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. Even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

     On behalf of the Board, I thank you for your attention to this important matter.

                                          Very truly yours,

                                          /s/ WILLIAM J. RYAN
                                          -----------------------------
                                          WILLIAM J. RYAN
                                          Chairman, President and Chief
                                          Executive Officer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 P.O. BOX 9540
                              ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207) 761-8500

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 9, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Peoples Heritage Financial Group, Inc. ("PHFG") will be held at 10:00 a.m., Eastern Time, on Monday, February 9, 1998 at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106 for the following purpose:

          To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of October 27, 1997, between PHFG and CFX Corporation ("CFX"), which provides, among other things, for (i) the merger of CFX with and into PHFG and (ii) the conversion of each share of common stock of CFX outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain other shares) into the right to receive 0.667 of a share of PHFG common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

     Pursuant to the Bylaws of PHFG, the Board of Directors has fixed the close of business on December 29, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of PHFG of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

     THE BOARD OF DIRECTORS OF PHFG HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF PHFG AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM J. RYAN
                                          -----------------------------
                                          WILLIAM J. RYAN
                                          Chairman, President and Chief
                                          Executive Officer

Portland, Maine
December 31, 1997

--------------------------------------------------------------------------------

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

--------------------------------------------------------------------------------

                                CFX CORPORATION
                                102 MAIN STREET
                           KEENE, NEW HAMPSHIRE 03431
                                 (603) 352-2502
                               December 31, 1997

Dear Shareholder,

     You are cordially invited to attend a Special Meeting of Shareholders of CFX Corporation ("CFX") at 10:00 a.m., Eastern Time, on Monday, February 9, 1998 at the Keene Country Club, Base Hill Road, Keene, New Hampshire 03431 (the "Special Meeting"). This is a very important meeting regarding your investment in CFX.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of October 27, 1997 (the "Agreement"), between Peoples Heritage Financial Group, Inc. ("PHFG"), a Maine corporation, and CFX, pursuant to which, among other things, CFX will be merged with and into PHFG (the "Merger"). If the Agreement is approved and the Merger is consummated, each outstanding share of CFX common stock (except as otherwise provided in the Agreement) will be converted into the right to receive
0.667 of a share of PHFG common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest. In connection with the Merger, CFX's subsidiary banks, CFX Bank, Safety Fund National Bank and Orange Savings Bank, will be merged with and into PHFG's subsidiary banks, Bank of New Hampshire and Family Bank, FSB. On December 29, 1997, the closing per share price of the PHFG common stock on the Nasdaq Stock Market's National Market was $47.00.

     Your Board of Directors has determined the Merger to be fair to and in the best interests of CFX and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

     Enclosed are a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Agreement is included as Annex I to the enclosed Prospectus/Joint Proxy Statement. You are urged to read these materials carefully.

     It is very important that your shares be represented at the Special Meeting. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Agreement. Accordingly, even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

     On behalf of the Board, I thank you for your attention to this important matter.

                                          Very truly yours,

                                          /s/ Peter J. Baxter
                                          Peter J. Baxter
                                          President and Chief Executive Officer

                                CFX CORPORATION
                                102 MAIN STREET
                           KEENE, NEW HAMPSHIRE 03431
                                 (603) 352-2502

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 9, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of CFX Corporation ("CFX") will be held at 10:00 a.m., Eastern Time, on Monday, February 9, 1998 at the Keene Country Club, Base Hill Road, Keene, New Hampshire 03431 for the following purpose:

          To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of October 27, 1997, between Peoples Heritage Financial Group, Inc. ("PHFG") and CFX, which provides, among other things, for (i) the merger of CFX with and into PHFG and (ii) the conversion of each share of common stock of CFX outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain other shares) into the right to receive 0.667 of a share of PHFG common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

     Pursuant to the Bylaws of CFX, the Board of Directors has fixed the close of business on December 29, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of CFX of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

     If the Merger is approved and consummated, holders of CFX's common stock will have the right to dissent from the Merger and to obtain payment of the fair value of their shares by complying with New Hampshire Revised Statutes Sections 293-A:13.01 et seq. A copy of Sections 293-A:13.01 et seq. is attached as Annex VI to the accompanying Prospectus/Joint Proxy Statement.

     THE BOARD OF DIRECTORS OF CFX HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF CFX AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.
                                          By Order of the Board of Directors and
                                          President

                                          /s/ Christopher V. Bean
                                          CHRISTOPHER V. BEAN
                                          Secretary
Keene, New Hampshire
December 31, 1997

-------------------------------------------------------------------------------
     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
-------------------------------------------------------------------------------

                    PROSPECTUS                                       PROXY STATEMENT
------------------------------------------------------------------------------------------------------
            PEOPLES HERITAGE FINANCIAL                         PEOPLES HERITAGE FINANCIAL
                    GROUP, INC.                                        GROUP, INC.
                ------------------                                         AND
                   COMMON STOCK                                      CFX CORPORATION
            (PAR VALUE $.01 PER SHARE)                             ------------------
                                                         SPECIAL MEETINGS OF SHAREHOLDERS TO BE
                                                                HELD ON FEBRUARY 9, 1998

                            ------------------------

     This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Heritage Financial Group, Inc. ("PHFG") and the Board of Directors of CFX Corporation ("CFX") to be used at a special meeting of shareholders of PHFG and CFX, respectively, to be held on Monday, February 9, 1998 (the "PHFG Special Meeting" and the "CFX Special Meeting," respectively, and together the "Special Meetings"). The purpose of the Special Meetings is to consider and vote upon an Agreement and Plan of Merger, dated as of October 27, 1997, between PHFG and CFX (the "Agreement"), which provides, among other things, for the merger of CFX with and into PHFG (the "Merger"). This Prospectus/Joint Proxy Statement and the applicable proxy card enclosed herewith are first being mailed to shareholders of PHFG and CFX on or about January 5, 1998.

     Upon consummation of the Merger, each share of common stock of CFX, $.66 2/3 par value per share (the "CFX Common Stock"), outstanding immediately prior to consummation of the Merger (other than (i) any dissenting shares under New Hampshire law and (ii) any shares held by PHFG or CFX other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.667 of a share of PHFG Common Stock (as hereinafter defined), subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest, as described in this Prospectus/ Joint Proxy Statement. See "Summary," "The Merger" and Annex I.

     This Prospectus/Joint Proxy Statement also constitutes a prospectus of PHFG relating to the shares of common stock of PHFG, par value $.01 per share (together with the PHFG Rights, as hereinafter defined, attached thereto, the "PHFG Common Stock") issuable to holders of CFX Common Stock upon consummation of the Merger. Based on an aggregate of 25,211,197 shares of CFX Common Stock outstanding on the date hereof and estimated to be issuable under CFX stock option and stock purchase plans as of the date hereof, an estimated maximum of 16,815,868 shares of PHFG Common Stock will be issuable upon consummation of the Merger.

                            ------------------------

   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SHARES OF PHFG COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT
 INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND,
    THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

    The date of this Prospectus/Joint Proxy Statement is December 31, 1997.

                             AVAILABLE INFORMATION

     Each of PHFG and CFX is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by PHFG and CFX can be inspected and copied at Room 1024 of the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices located at: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. If available, such reports, proxy statements and other information also may be obtained through the SEC's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the web site that the SEC maintains at http://www.sec.gov. Reports, proxy statements and other information filed by CFX also can be inspected at the offices of the American Stock Exchange, Inc. ("AMEX"), 86 Trinity Place, New York, New York 10006, on which exchange the CFX Common Stock is listed.

     This Prospectus/Joint Proxy Statement does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Prospectus/Joint Proxy Statement is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which has been filed by PHFG with the SEC under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the SEC and to which reference is hereby made for further information.

     THIS PROSPECTUS/JOINT PROXY STATEMENT INCORPORATES DOCUMENTS OF PHFG AND CFX BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ALL SUCH DOCUMENTS WITH RESPECT TO PHFG ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM: PEOPLES HERITAGE FINANCIAL GROUP, INC., P.O. BOX 9540, ONE PORTLAND SQUARE, PORTLAND, MAINE 04112-9540, ATTENTION: BRIAN ARSENAULT (TELEPHONE NUMBER (207) 761-8517). ALL SUCH DOCUMENTS WITH RESPECT TO CFX ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM: CFX CORPORATION, 102 MAIN STREET, KEENE, NEW HAMPSHIRE 03431, ATTENTION: GREGG R. TEWKSBURY (TELEPHONE NUMBER (603) 355-8607). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JANUARY 27, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PHFG OR CFX. NEITHER THE DELIVERY OF THIS PROSPECTUS/JOINT PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/JOINT PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PHFG OR CFX SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR SOLICITATION TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by PHFG (File No. 0-16947) and CFX (File No. 1-10633) with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus/Joint Proxy Statement:

          (1) PHFG's Annual Report on Form 10-K for the year ended December 31, 1996; and

          (2) PHFG's Quarterly Reports on Form 10-Q for the three months ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          (3) PHFG's Current Reports on Form 8-K filed on January 22, 1997, January 29, 1997, April 8, 1997, April 17, 1997, June 4, 1997, June 27,
     1997, October 1, 1997, October 10, 1997, October 27, 1997 and November 3, 1997; and

          (4) CFX's Annual Report on Form 10-K for the year ended December 31, 1996, as amended; and

          (5) CFX's Quarterly Reports on Form 10-Q for the three months ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          (6) CFX's Current Reports on Form 8-K, filed on February 21, 1997, September 15, 1997, November 4, 1997 and December 12, 1997.

     All documents and reports filed by PHFG and CFX pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meetings also are hereby incorporated herein by reference into this Prospectus/Joint Proxy Statement and shall be deemed a part hereof from the date of filing of such documents or reports. Any statement contained herein, in any supplement hereto or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus/Joint Proxy Statement to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus/Joint Proxy Statement or any supplement hereto.

                           FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS/JOINT PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF PHFG UPON CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO: (A) THE ESTIMATED COST SAVINGS AND ACCRETION TO REPORTED EARNINGS THAT WILL BE REALIZED FROM THE MERGER; (B) THE ESTIMATED IMPACT ON REVENUES OF THE MERGER; AND (C) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE MERGER. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. SEE "SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA," "MANAGEMENT AND OPERATIONS OF PHFG AFTER THE MERGER" AND "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION." FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) ESTIMATED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF PHFG AND CFX ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE MARKETS IN WHICH PHFG WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR CHANGES IN REGULATORY REQUIREMENTS ADVERSELY AFFECT THE BUSINESSES IN WHICH PHFG WOULD BE ENGAGED. PHFG'S FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH SUCH STATEMENTS ARE MADE, AND BY MAKING FORWARD-LOOKING STATEMENTS PHFG ASSUMES NO DUTY TO UPDATE THEM TO REFLECT NEW, CHANGING OR UNANTICIPATED EVENTS OR CIRCUMSTANCES.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    2
FORWARD-LOOKING STATEMENTS............................................................    3
SUMMARY...............................................................................    6
MARKET FOR COMMON STOCK AND DIVIDENDS.................................................   13
COMPARATIVE PER SHARE DATA............................................................   15
SELECTED CONSOLIDATED FINANCIAL DATA OF PHFG..........................................   17
SELECTED CONSOLIDATED FINANCIAL DATA OF CFX...........................................   19
SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA........................................   21
GENERAL INFORMATION...................................................................   23
THE SPECIAL MEETINGS..................................................................   23
  Time and Place......................................................................   23
  Matters to be Considered............................................................   23
  Shares Outstanding and Entitled to Vote; Record Date................................   23
  Votes Required......................................................................   23
  Voting and Revocation of Proxies....................................................   24
  Solicitation of Proxies.............................................................   24
THE MERGER............................................................................   25
  General.............................................................................   25
  Background of the Merger............................................................   25
  Reasons for the Merger; Recommendations of the Boards of Directors..................   27
  Opinions of Financial Advisors......................................................   29
  Exchange of CFX Common Stock Certificates...........................................   41
  Assumption of CFX Stock Options.....................................................   42
  Conditions to the Merger............................................................   42
  Regulatory Approvals................................................................   43
  Business Pending the Merger.........................................................   45
  No Solicitation.....................................................................   46
  Effective Time of the Merger........................................................   46
  Termination and Amendment...........................................................   47
  Interests of Certain Persons in the Merger..........................................   49
  Certain Employee Matters............................................................   51
  Resale of PHFG Common Stock.........................................................   52
  Certain Federal Income Tax Consequences.............................................   52
  Accounting Treatment of the Merger..................................................   54
  Expenses of the Merger..............................................................   54
  Amendment and Restatement of PHFG's Articles of Incorporation.......................   54
  Stock Option Agreements.............................................................   55
  Letter Agreements...................................................................   56
  Dissenters' Rights..................................................................   56
MANAGEMENT AND OPERATIONS OF PHFG AFTER THE MERGER....................................   59
  Board of Directors and Management following the Merger..............................   59
  Consolidation of Operations; Projected Cost Savings, Revenue Enhancements and
     Earnings.........................................................................   59
PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION.................................   62
DESCRIPTION OF PHFG CAPITAL STOCK.....................................................   69
  PHFG Common Stock...................................................................   69

                                                                                        PAGE
                                                                                        ----
  PHFG Preferred Stock................................................................   69
  PHFG Rights.........................................................................   70
  Other Provisions....................................................................   71
  Transfer Agent......................................................................   71
COMPARISON OF THE RIGHTS OF SHAREHOLDERS..............................................   71
  Authorized Capital Stock............................................................   72
  Issuance of Capital Stock...........................................................   72
  Voting Rights.......................................................................   72
  Classification and Size of Board of Directors.......................................   72
  Director Vacancies and Removal of Directors.........................................   73
  Director Duties.....................................................................   73
  Director Conflict of Interest Transactions..........................................   74
  Exculpation of Directors and Officers...............................................   74
  Special Meetings of Shareholders....................................................   74
  Shareholder Nominations.............................................................   75
  Shareholder Proposals...............................................................   75
  Shareholder Action without a Meeting................................................   76
  Shareholder's Right to Examine Books and Records....................................   76
  Amendment of Governing Instruments..................................................   76
  Mergers, Consolidations and Sales of Assets.........................................   77
  State Anti-takeover Statutes........................................................   77
  Dissenters' Rights of Appraisal.....................................................   78
  Shareholder Rights Plans............................................................   78
CERTAIN BENEFICIAL OWNERS OF PHFG COMMON STOCK........................................   79
  Security Ownership of Management....................................................   79
  Security Ownership of Certain Beneficial Owners.....................................   80
CERTAIN BENEFICIAL OWNERS OF CFX COMMON STOCK.........................................   81
  Security Ownership of Management....................................................   81
  Security Ownership of Certain Beneficial Owners.....................................   82
LEGAL OPINION.........................................................................   82
EXPERTS...............................................................................   82
PROPOSALS FOR THE 1998 ANNUAL MEETINGS................................................   83

ANNEXES:

Annex I       --  Agreement and Plan of Merger, dated as of October 27, 1997, between PHFG and
                  CFX

Annex II      --  Stock Option Agreement, dated as of October 27, 1997, between CFX (as issuer) and PHFG (as grantee)

Annex III     --  Stock Option Agreement, dated as of October 27, 1997, between PHFG (as issuer) and CFX (as grantee)

Annex IV      --  Opinion of Keefe, Bruyette & Woods, Inc.

Annex V       --  Opinion of McConnell, Budd & Downes, Inc.

Annex VI      --  Sections 293-A:13.01 et seq. of the New Hampshire Business Corporation Act

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                                    SUMMARY

     The following summary of certain information contained elsewhere in this Prospectus/Joint Proxy Statement and in the documents incorporated herein by reference is not intended to be a complete statement of the matters described herein or therein. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus/Joint Proxy Statement and in the Annexes attached hereto, including the Agreement, a copy of which is attached hereto as Annex I and incorporated herein by reference, and the other information incorporated herein by reference. Shareholders are urged to carefully read all such information.

THE SPECIAL MEETINGS

     The PHFG Special Meeting will be held at 10:00 a.m., Eastern Time, on Monday, February 9, 1998 at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, and the CFX Special Meeting will be held at the same time and on the same date at the Keene Country Club, Base Hill Road, Keene, New Hampshire 03431. Only the holders of record of outstanding shares of PHFG Common Stock and CFX Common Stock at the close of business on December 29, 1997 (the "Record Date") are entitled to notice of and to vote at the PHFG Special Meeting and the CFX Special Meeting, respectively. On the Record Date, there were 27,739,090 shares of PHFG Common Stock and 24,058,307 shares of CFX Common Stock outstanding and entitled to be voted at the PHFG Special Meeting and the CFX Special Meeting, respectively.

     At the Special Meetings, stockholders of PHFG and CFX will consider and vote upon a proposal to approve the Agreement. The affirmative vote of the holders of a majority of the outstanding shares of PHFG Common Stock and CFX Common Stock, voting in person or by proxy, is necessary to approve the Agreement on behalf of PHFG and CFX, respectively. Because approval of the Agreement on behalf of each of PHFG and CFX will be based on the number of shares outstanding, rather than the number of shares voting, the failure to vote, either in person or by proxy, or the abstention from voting, by a shareholder of PHFG and CFX will have the same effect as a vote against the Agreement. Under applicable stock exchange rules, brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such customers' shares with respect to approval of the Agreement in the absence of specific instructions from such customers. Broker non-votes resulting from the absence of such instructions also will have the same effect as votes against approval of the Agreement.

     In connection with the execution of the Agreement, PHFG and the directors of CFX entered into an agreement pursuant to which, among other things, such persons agreed to vote their shares of CFX Common Stock (which amount to 5.3% of the shares of such stock outstanding, excluding shares subject to options) in favor of the Agreement, and CFX and the directors of PHFG entered into an agreement pursuant to which, among other things, such persons agreed to vote their shares of PHFG Common Stock (which amount to 2.7% of the shares of such stock outstanding, excluding shares subject to options) in favor of the Agreement. See "The Special Meetings -- Votes Required" and "Certain Beneficial Owners of PHFG Common Stock," "Certain Beneficial Owners of CFX Common Stock" and "The Merger -- Letter Agreements."

PARTIES TO THE MERGER

     PHFG. PHFG is a Maine-chartered, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As used in this Prospectus/Joint Proxy Statement, the term "PHFG" refers to such corporation and, where the context requires, its subsidiaries.

     PHFG conducts business from its headquarters in Portland, Maine and 142 offices located throughout the States of Maine and New Hampshire and northern Massachusetts. At September 30, 1997, PHFG had consolidated assets of $6.1 billion, consolidated deposits of $4.3 billion and consolidated shareholders' equity of $451.1 million. Based on total assets at September 30, 1997, PHFG is the largest independent bank holding company headquartered in the State of Maine.
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                                         6

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     PHFG offers a broad range of commercial and consumer banking services and products and trust and investment advisory services through three wholly-owned banking subsidiaries: Peoples Heritage Bank ("PHB"), Bank of New Hampshire ("BNH") and Family Bank, FSB ("Family Bank"). PHB is a Maine-chartered universal bank which operates 74 offices throughout Maine and, through subsidiaries, engages in insurance brokerage, financial planning and equipment leasing activities. At September 30, 1997, PHB had consolidated assets of $3.0 billion, consolidated deposits of $2.1 billion and consolidated shareholder's equity of $193.6 million. BNH is a New Hampshire-chartered commercial bank which operates 46 offices throughout the State of New Hampshire. At September 30, 1997, BNH had consolidated assets of $2.0 billion, consolidated deposits of $1.5 billion and consolidated shareholder's equity of $141.2 million. Family Bank is a federally-chartered savings bank which operates 18 offices in northern Massachusetts and four offices in southern New Hampshire. At September 30, 1997, Family Bank had consolidated assets of $1.1 billion, consolidated deposits of $774.0 million and consolidated shareholder's equity of $103.3 million.

     Acquisitions have been and are expected to continue to be an important component of PHFG's business strategy. See "-- Recent Acquisitions by PHFG and CFX" below.

     The principal executive offices of PHFG are located at One Portland Square, Portland, Maine 04112-9540, and its telephone number is (207) 761-8500.

     CFX. CFX is a New Hampshire-chartered multi-bank holding company registered under the BHCA. As used in this Prospectus/Joint Proxy Statement, the term "CFX" refers to such corporation and, where the context requires, its subsidiaries.

     CFX conducts business from its headquarters in Keene, New Hampshire and 56 offices located throughout the State of New Hampshire and north-central Massachusetts. At September 30, 1997, CFX had total assets of $2.8 billion, deposits of $1.9 billion and shareholders' equity of $245.7 million.

     CFX conducts its banking business through three wholly-owned subsidiaries:
CFX Bank, Safety Fund National Bank ("Safety Fund") and Orange Savings Bank. CFX Bank is a New Hampshire-chartered savings bank which operates 43 offices in New Hampshire. At September 30, 1997, CFX Bank had consolidated assets of $2.4 billion, consolidated deposits of $1.6 billion and consolidated shareholder's equity of $173.4 million. Safety Fund is a national bank which operates 11 offices in north-central Massachusetts. At September 30, 1997, Safety Fund had consolidated assets of $349.4 million, consolidated deposits of $271.2 million and consolidated shareholder's equity of $23.7 million. Orange Savings Bank is a Massachusetts-chartered savings bank which operates two offices in Orange and Athol, Massachusetts. At September 30, 1997, Orange Savings Bank had consolidated assets of $89.1 million, consolidated deposits of $77.7 million and consolidated shareholder's equity of $9.7 million.

     Acquisitions have been an important component of CFX's business strategy. See "-- Recent Acquisitions by PHFG and CFX" below and "The Merger -- Background of the Merger."

     The principal executive offices of CFX are located at 102 Main Street, Keene, New Hampshire, and its telephone number is (603) 352-2502.

THE MERGER AND THE BANK MERGERS

     In accordance with the terms of and subject to the conditions set forth in the Agreement, CFX will be merged with and into PHFG, with PHFG as the surviving corporation of the Merger. The Agreement provides that, at the effective time of the Merger, each outstanding share of CFX Common Stock (other than (i) any dissenting shares under New Hampshire law and (ii) any shares held by PHFG or CFX other than in a fiduciary capacity that are beneficially owned by third parties or in satisfaction of a debt previously contracted) will be converted into the right to receive 0.667 of a share of PHFG Common Stock (the "Exchange Ratio"), subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest. See "The Merger."

     Pursuant to the Agreement, the three banking subsidiaries of CFX have entered into merger agreements with two of PHFG's banking subsidiaries, which set forth the terms and conditions, including consummation
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
of the Merger, pursuant to which the banking subsidiaries of CFX would merge with banking subsidiaries of PHFG. Specifically, CFX Bank and BNH have entered into an Agreement and Plan of Merger pursuant to which CFX Bank will merge with and into BNH, Safety Fund and Family Bank have entered into an Agreement and Plan of Merger pursuant to which Safety Fund will merge with and into Family Bank and Orange Savings Bank and Family Bank have entered into an Agreement and Plan of Merger pursuant to which Orange Savings Bank will merge with and into Family Bank (each such agreement a "Bank Merger Agreement" and collectively the "Bank Merger Agreements", and each such merger a "Bank Merger" and collectively the "Bank Mergers"). It is anticipated that the Bank Mergers will be consummated substantially concurrently with the Merger.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF PHFG AND CFX

     PHFG. The Board of Directors of PHFG (the "PHFG Board") has determined the Merger to be fair to and in the best interests of PHFG and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE PHFG BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF PHFG VOTE "FOR" APPROVAL OF THE AGREEMENT.

     CFX. The Board of Directors of CFX (the "CFX Board") has determined the Merger to be fair to and in the best interests of CFX and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE CFX BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

     See "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS

     Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette"), CFX's financial advisor, has delivered to the CFX Board its written opinion, dated October 26, 1997, and its written opinion dated the date of this Prospectus/Joint Proxy Statement, each to the effect that, as of the date of such opinions, the Exchange Ratio was fair, from a financial point of view, to the holders of CFX Common Stock. McConnell, Budd & Downes, Inc. ("MB&D"), PHFG's financial advisor, has delivered to the PHFG Board its written opinion, dated October 27, 1997, and its written opinion dated the date of this Prospectus/Joint Proxy Statement, each to the effect that, as of the date of such opinions, the Exchange Ratio was fair, from a financial point of view, to the holders of PHFG Common Stock.

     For information on the assumptions made, matters considered and limits of the reviews by Keefe Bruyette and MB&D, see "The Merger -- Opinions of Financial Advisors." Shareholders are urged to read in their entirety the opinions of Keefe Bruyette and MB&D, which are attached as Annexes IV and V to this Prospectus/Joint Proxy Statement, respectively.

REGULATORY APPROVALS

     Consummation of the Merger is subject to the prior receipt of all required approvals and consents of the Merger and the Bank Mergers or waivers thereof by all applicable federal and state regulatory authorities, including the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the Superintendent of the Bureau of Banking of the State of Maine (the "Maine Superintendent"), the Bank Commissioner of the State of New Hampshire (the "New Hampshire Bank Commissioner"), the Massachusetts Board of Bank Incorporation (the "Massachusetts Board") and the Massachusetts Housing Partnership Fund ("MHPF"). Applications have been, or in the case of the FRB will be, filed with such regulatory authorities for the required approval or consent of the Merger and the Bank Mergers or waiver thereof. There can be no assurance that the necessary regulatory approvals, consents or waivers will be obtained or as to the timing or conditions of such approvals, consents or waivers. See "The
Merger -- Regulatory Approvals."
--------------------------------------------------------------------------------

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CONDITIONS TO THE MERGER

     The obligations of PHFG and CFX to consummate the Merger are subject to satisfaction of a number of conditions, including approval of the Agreement by the shareholders of PHFG and CFX and the receipt of all required approvals or consents required of the Merger and the Bank Mergers or waivers thereof by all applicable federal and state regulatory authorities. See "The
Merger -- Conditions to the Merger." Pursuant to the terms of the Agreement, except for shareholder and regulatory approvals, and certain conditions to consummation of the Merger and the Bank Mergers that cannot be waived as a matter of law, including the existence of an effective registration statement or an exemption therefrom, the absence of a government order enjoining or prohibiting consummation of the Merger or the Bank Mergers and the receipt of all required "blue sky" permits or other authorizations, all of the conditions to consummation of the Merger and the Bank Mergers may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended at any time by written agreement of the parties, except that no waiver or amendment occurring after approval of the Agreement by the shareholders of PHFG or CFX shall change the amount or form of the consideration which CFX's shareholders are entitled to receive in the Merger. If the Merger is not consummated on or before October 27, 1998, PHFG and CFX may terminate the Agreement.

EFFECTIVE TIME OF THE MERGER

     The Merger shall become effective upon the filing of (i) articles of merger with the Secretary of State of the State of Maine pursuant to the Maine Business Corporation Act ("MBCA") and (ii) articles of merger with the Secretary of State of the State of New Hampshire pursuant to the New Hampshire Business Corporation Act ("NHBCA"), unless a different date and time is specified as the effective time (the "Effective Time") in such articles of merger (collectively, the "Articles of Merger"). Articles of Merger will be filed only after the receipt of all requisite regulatory approvals of the Merger and the Bank Mergers, approval of the Agreement by the requisite votes of the shareholders of PHFG and CFX and the satisfaction or waiver of all other conditions to the Merger and the Bank Mergers set forth in the Agreement. See "The Merger -- Effective Time of the Merger."

PRICE-BASED TERMINATION; POSSIBLE ADJUSTMENT OF EXCHANGE RATIO

     CFX will have the option to terminate the Agreement if the price of the PHFG Common Stock has declined by more than 20% since October 27, 1997, the date the Agreement was entered into and publicly announced, and the percentage decline in the PHFG Common Stock exceeds the percentage decline in the weighted average common stock price of a peer group of 22 bank holding companies by more than 15%, unless PHFG elects to increase the Exchange Ratio in the manner provided in the Agreement. See "The Merger -- Termination and Amendment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Arnold & Porter, special tax counsel to CFX, has delivered its opinion to CFX that, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), provided the Merger is consummated in accordance with the terms of the Agreement and certain related documentation. Arnold & Porter further opined that, for federal income tax purposes: (i) except for cash received in lieu of fractional share interests, holders of CFX Common Stock who receive PHFG Common Stock pursuant to the Merger will not recognize gain or loss, (ii) the basis of such PHFG stock received will equal the basis of the CFX Common Stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest for which cash is received, and (iii) provided that the surrendered CFX Common Stock was held as a capital asset on the date of the Merger, the holding period of the PHFG Common Stock received will include the holding period of the CFX Common Stock surrendered. Arnold & Porter's opinion is based on facts, representations and assumptions that were provided by CFX and PHFG and that are consistent with the state of facts that CFX and PHFG believe will be existing as of the Effective Time. In addition, (i) it is a condition precedent to the obligation of CFX to effect the Merger that it receive an opinion from Arnold & Porter, dated as of the Effective Time, as to certain federal income tax consequences of the Merger, and (ii) it is a condition precedent to the obligation of PHFG
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
to effect the Merger that it receive an opinion of Elias, Matz, Tiernan & Herrick L.L.P., dated as of the Effective Time, as to certain federal income tax consequences of the Merger and the Bank Mergers. See "The Merger -- Certain Federal Income Tax Consequences."

     EACH CFX SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL AND ANY FOREIGN, STATE AND LOCAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THE MERGER APPLICABLE TO SUCH SHAREHOLDER.

ACCOUNTING TREATMENT OF THE MERGER

     It is intended that the Merger qualify as a pooling of interests for accounting and financial reporting purposes. It is a condition to the obligations of PHFG and CFX to consummate the Merger that the independent public accountants of PHFG issue a letter to the parties dated as of the closing date of the Merger to the effect that the Merger qualifies as a pooling of interests under generally accepted accounting principles. See "The Merger -- Accounting Treatment of the Merger."

ASSUMPTION OF CFX STOCK OPTIONS

     Options to purchase CFX Common Stock outstanding on the date of the Agreement ("CFX Options") which are not exercised and do not expire in accordance with their terms prior to the Effective Time will be converted into options to purchase shares of PHFG Common Stock in accordance with the provisions of the Agreement. See "The Merger -- Assumption of CFX Stock Options."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Pursuant to the Agreement, PHFG agreed (i) that at the Effective Time (x) the directors of PHFG shall include five persons serving as directors of CFX immediately prior to the Effective Time (including Peter J. Baxter, President and Chief Executive Officer of CFX) designated by CFX and who both meet the director qualification requirements set forth in the Bylaws of PHFG and are otherwise acceptable to PHFG and (y) Mr. Baxter shall be Vice Chairman of the PHFG Board and an Executive Vice President and Chief Operating Officer of PHFG;
(ii) to honor, and to cause its appropriate subsidiaries to honor, various employment agreements and change-in-control agreements which have been entered into by CFX and its subsidiaries, including (A) the three-year employment agreements between CFX and each of Mr. Baxter, Mark A. Gavin, Douglas Crichfield and Christopher W. Bramley, each of whom would be entitled to receive a lump sum cash payment in an amount equal to 299% of the executive's base annual salary plus the amount of any discretionary bonuses paid to the executive within the preceding 12 months in the event of termination of the executive's employment without cause or by the executive for specified reasons, which amounts (exclusive of certain gross-up tax payments) are estimated to amount to $1.2 million, $633,880, $678,141 and $913,041 as of December 31, 1997 in the case of Messrs. Baxter, Gavin, Crichfield and Bramley, respectively, (B) the change of control agreements between CFX and each of Edwin L. Herbert, David Rasmussen and Gregg R. Tewksbury, each of whom generally would be entitled to receive a lump sum cash payment equal to 150%, 100% and 200%, respectively, of the executive's annual base salary plus the gross amount of the incentive payment paid to the executive under the CFX 1997 Incentive Compensation Plan in the event the executive's employment is terminated without cause or by the executive for specified reasons within 12 months of the occurrence of a change in control of CFX, which amounts are estimated to amount to $165,000, $167,000 and $238,500, respectively, and (C) the employment and change of control agreement between CFX and Stephen R. Shirley, which generally requires that CFX or its successor continue to pay Mr. Shirley his annual base salary, which currently amounts to $152,000, for a period of one year following the occurrence of a change of control of CFX in the event of the termination of his employment without cause or by the executive for specified reasons; and (iii) to continue rights to indemnification and liability insurance for directors and officers of CFX and its subsidiaries for specified periods. Other than as set forth above, no director or executive officer of CFX has any direct or indirect material interest in the Merger, except insofar as ownership of CFX Common Stock and CFX Options might be deemed such an interest. See "The Merger -- Interests of Certain Persons in the Merger."
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                                       10
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AMENDMENT AND RESTATEMENT OF PHFG'S ARTICLES OF INCORPORATION

     By virtue of adopting the Agreement, shareholders of PHFG will be adopting the Amended and Restated Articles of Incorporation of PHFG (the "PHFG Restated Articles") included as Exhibit A to the Agreement, which is included as Annex I to this Prospectus/Joint Proxy Statement. The PHFG Restated Articles reflect two amendments being adopted in connection with the Merger, as well as an amendment to PHFG's Articles of Incorporation to increase the authorized capitalization of PHFG which was previously adopted by PHFG and its shareholders. Specifically, the PHFG Restated Articles reflect an amendment to Article 7 of the PHFG Articles of Incorporation to increase the maximum number of directors of PHFG from 15 to 25, which will enable PHFG to fulfill its agreement to add five persons from the CFX Board to the PHFG Board upon consummation of the Merger. In addition, the PHFG Restated Articles reflect an amendment to Article 10 of the PHFG Articles of Incorporation to provide that the supermajority (75%) voting requirement set forth therein for amendment to certain provisions of the PHFG Articles, including Articles 7 and 10, shall not be applicable if the amendment is approved by the affirmative vote of at least two thirds of the Whole Board of Directors and a majority of the Continuing Directors (in each case as defined in Article 9 of the PHFG Articles of Incorporation). PHFG believes that Article 10 of its Articles of Incorporation does not restrict its ability to amend certain provisions of its Articles of Incorporation by a plan of merger in accordance with the MBCA, and has obtained an opinion of Maine counsel to the effect that the PHFG Restated Articles, which are identical to the current Articles of Incorporation of PHFG except for the two above-described amendments adopted in connection with the Agreement, will be duly and validly adopted by the shareholders of PHFG in the event that they approve the Agreement by the requisite majority vote.

DESCRIPTION OF PHFG COMMON STOCK

     Subject to the rights of the holders of any class of preferred stock of PHFG if and when outstanding, the holders of PHFG Common Stock possess exclusive voting rights in PHFG, are entitled to such dividends as may be declared from time to time by the Board of Directors of PHFG and would be entitled to receive all assets of PHFG available for distribution in the event of any liquidation, dissolution or winding up of PHFG. Holders of PHFG Common Stock do not have any preemptive rights with respect to any shares which may be issued by PHFG in the future. Upon receipt by PHFG of certificates evidencing the shares of CFX Common Stock surrendered in exchange for PHFG Common Stock pursuant to the Merger, each share of PHFG Common Stock offered hereby will be fully paid and non-assessable. See "Description of PHFG Capital Stock."

DIFFERENCES IN SHAREHOLDERS' RIGHTS

     PHFG is a Maine corporation subject to the provisions of the MBCA, and CFX is a New Hampshire corporation subject to the provisions of the NHBCA. Upon consummation of the Merger, shareholders of CFX will become shareholders of PHFG and their rights as shareholders of PHFG will be governed by PHFG's Articles of Incorporation and Bylaws and the MBCA. The rights of shareholders of PHFG differ in certain respects from the rights of shareholders of CFX. See "Comparison of the Rights of Shareholders."

RESALE OF PHFG COMMON STOCK

     The shares of PHFG Common Stock to be issued in connection with the Merger will be freely tradeable by the holders of such shares, except for those shares held by persons who may be deemed to be "affiliates" of PHFG or CFX under applicable federal securities laws. In addition, "affiliates" of PHFG and CFX will be subject to certain restrictions on resale of PHFG Common Stock in order to ensure that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. See "The Merger -- Resale of PHFG Common Stock."

STOCK OPTION AGREEMENTS

     As an inducement and a condition to PHFG's entering into the Agreement,
PHFG and CFX also entered into a Stock Option Agreement, dated as of October 27, 1997 (the "CFX Option Agreement"), pursuant to
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                                       11
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--------------------------------------------------------------------------------
which CFX granted PHFG an option (the "CFX Option"), upon the occurrence of certain events (none of which has occurred as of the date hereof to the knowledge of PHFG and CFX), to purchase up to 4,793,062 shares of CFX Common Stock, representing 19.9% of the outstanding shares of CFX Common Stock, at a price of $22.69 per share, subject to adjustment in certain circumstances and termination within certain periods. As an inducement and a condition to CFX's entering into the Agreement, PHFG and CFX also entered into a Stock Option Agreement, dated as of October 27, 1997 (the "PHFG Option Agreement," and together with the CFX Option Agreement, the "Stock Option Agreements"), pursuant to which PHFG granted CFX an option (the "PHFG Option"), upon the occurrence of certain events (none of which has occurred as of the date hereof to the knowledge of PHFG and CFX), to purchase up to 2,769,736 shares of PHFG Common Stock, representing 10.0% of the outstanding shares of PHFG Common Stock at the date of execution of the PHFG Option Agreement, at a price of $43.13 per share, subject to adjustment in certain circumstances and termination within certain periods. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger. Copies of the CFX Option Agreement and the PHFG Option Agreement are included as Annexes II and III to this Prospectus/Joint Proxy Statement, respectively, and reference is made thereto for the complete terms thereof. See "The Merger -- Stock Option Agreements."

DISSENTERS' RIGHTS

     Pursuant to Sections 293-A:13.01 et seq. of the NHBCA, holders of CFX Common Stock who (i) file with CFX prior to the vote on the Agreement at the CFX Special Meeting a written notice of intention to demand payment for their shares if the Merger is effected and (ii) do not vote in favor of the Agreement will be entitled to be paid the fair value of their shares as agreed upon with CFX, or if the fair value remains unsettled, as determined by a New Hampshire court, provided that the Merger is consummated and such shareholders properly comply with certain statutory procedures. Fair value of dissenting shares means the value immediately before the Effective Time, excluding any change in value in anticipation of the Merger if such exclusion is not inequitable (which amount may be more, less or the same as the consideration to be provided pursuant to the Agreement). The written notice required to be delivered to CFX by a dissenting shareholder is in addition to and separate from any proxy or vote against the Merger. The further procedures which must be followed in connection with the exercise of dissenters' rights by dissenting shareholders are described herein under "The Merger -- Dissenters' Rights" and in Sections 293-A:13.01 et seq. of the NHBCA, a copy of which is attached as Annex VI to this Prospectus/Joint Proxy Statement. Failure to take any step in connection with the exercise of such rights may result in termination or waiver thereof.

     Holders of PHFG Common Stock do not have rights under the MBCA or otherwise to dissent from the Merger and obtain the fair value of their shares of PHFG Common Stock.

RECENT ACQUISITIONS OF PHFG AND CFX

     Since September 30, 1997, PHFG has completed two acquisitions. On October 1, 1997, PHFG completed the acquisition of Atlantic Bancorp ("Atlantic"), a bank holding company headquartered in Portland, Maine, and immediately thereafter merged its banking subsidiary, Atlantic Bank, N.A., into PHB. At the date of acquisition, Atlantic had consolidated assets of approximately $462.9 million and consolidated shareholders' equity of $37.7 million. On October 10, 1997, PHFG, through PHB, completed the acquisition of MPN Holdings ("MPN"), which engages in insurance brokerage activities through Morse, Payson & Noyes Insurance, Maine's largest insurance agency with approximately $125 million in policy premiums, and other subsidiaries. PHFG's acquisitions of Atlantic and MPN (collectively, the "PHFG Acquisitions") were accounted for under the purchase method for accounting and financial reporting purposes and, as a result, the financial information of PHFG contained in this Prospectus/Joint Proxy Statement has not been restated to reflect the historical financial condition or results of operations of the acquired entities. PHFG recorded $46.2 million and $10.2 million of goodwill in connection with acquisitions of Atlantic and MPN, respectively.

     On August 29, 1997, CFX completed the acquisition of (i) Portsmouth Bank Shares, Inc. ("Portsmouth") through the merger of Portsmouth with and into CFX and immediately thereafter merged
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
Portsmouth Savings Bank, Portsmouth's wholly-owned banking subsidiary, with and into CFX Bank (collectively, the "Portsmouth Acquisition") and (ii) Community Bankshares, Inc. ("Community") through the merger of Community with and into CFX and immediately thereafter merged Concord Savings Bank and Centerpoint Bank, Community's wholly-owned banking subsidiaries, with and into CFX Bank (collectively, the "Community Acquisition," and together with the Portsmouth Acquisition, the "CFX Acquisitions"). An aggregate of 5,502,000 shares and 5,259,000 shares of CFX Common Stock were issued to former holders of Portsmouth common stock and Community common stock, respectively, in connection with the Portsmouth Acquisition and the Community Acquisition, respectively. At June 30, 1997, Portsmouth had consolidated assets of $259.5 million and consolidated shareholders' equity of $67.3 million and Community had consolidated assets of $615.8 million and consolidated shareholder's equity of $43.1 million.

     Each of the CFX Acquisitions was accounted for as a pooling of interests for accounting and financial reporting purposes and, as a result, all financial information relating to CFX contained herein reflects the combined financial position and results of operations of CFX, Portsmouth and Community as if each of the CFX Acquisitions had taken place prior to the periods covered by such information. For additional information in this regard, reference is made to the supplemental consolidated financial statements and related financial information of CFX contained in the Current Report on Form 8-K filed by CFX on December 12, 1997. The supplemental audited consolidated financial statements of CFX at December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 included in such Current Report on Form 8-K have been prepared to give retroactive effect to the CFX Acquisitions on August 29, 1997. Although these audited financial statements do not extend through the date of consummation of the Acquisitions, they effectively constitute the historical consolidated financial statements of CFX.

                     MARKET FOR COMMON STOCK AND DIVIDENDS

     The PHFG Common Stock is listed on the Nasdaq Stock Market's National Market under the symbol "PHBK," and the CFX Common Stock is listed on the AMEX under the symbol "CFX." As of the Record Date, there were 27,739,090 shares of PHFG Common Stock outstanding, which were held by approximately 5,800 shareholders of record, and there were 24,058,307 shares of CFX Common Stock outstanding, which were held by approximately 6,100 shareholders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     The following table sets forth during the periods indicated the high and low prices of the PHFG Common Stock and the CFX Common Stock as reported on the Nasdaq Stock Market's National Market and the AMEX, respectively, and the dividends declared per share of PHFG Common Stock and CFX Common Stock.

                                                          PHFG                          CFX
                                              ----------------------------  ---------------------------
                                                MARKET PRICE    DIVIDENDS     MARKET PRICE    DIVIDENDS
                                              ----------------   DECLARED   ----------------  DECLARED
1997                                           HIGH      LOW    PER SHARE    HIGH      LOW    PER SHARE
----                                           -------  -------  ----------  -------  -------  ---------
First Quarter................................ $ 32.50  $25.875     $.18     $18.625  $15.125   $   .22
Second Quarter...............................   38.00    26.00      .18       21.00    15.50       .22
Third Quarter................................  43.125    36.00      .19       21.75   18.625       .22
Fourth Quarter (through December 29, 1997)...  47.625   37.875      .21      31.125   20.625        --

1996
----
First Quarter................................   22.75    19.00      .17      15.375   12.875     .1714
Second Quarter...............................   22.25   19.375      .17      14.375    12.25        --(1)
Third Quarter................................  23.625    19.00      .17       15.25   11.625     .1905
Fourth Quarter...............................  28.625    22.50      .18      16.625   13.625     .2095

1995
----
First Quarter................................   14.00    11.75      .11       11.75     9.50     .1391
Second Quarter...............................   16.75   12.375      .13      15.375    11.00     .1451
Third Quarter................................   20.50    15.25      .13       16.50    13.50     .1451
Fourth Quarter...............................  22.875    18.25      .15      16.625    13.25     .3266

---------------
(1) The dividend for the second quarter of 1996 was omitted in order for CFX's acquisitions of The Safety Fund Corporation and Milford Cooperative Bank to be accounted for as a pooling-of-interests under generally accepted accounting principles.

     Set forth below is information regarding the closing price per share of PHFG Common Stock and CFX Common Stock on (i) October 24, 1997, the last trading day preceding public announcement of the Agreement, and (ii) December 29, 1997, the last practicable trading day prior to the printing of this Prospectus/Joint Proxy Statement. The historical prices are as reported on the Nasdaq Stock Market's National Market in the case of PHFG and on the AMEX in the case of CFX.

                                                      HISTORICAL MARKET
                                                       VALUE PER SHARE
                                                      ------------------     EQUIVALENT MARKET VALUE
DATE                                                   PHFG        CFX         PER SHARE OF CFX(1)
----                                                  -------     ------     -----------------------
October 24, 1997....................................  $43.125     $22.69             $ 28.76
December 29, 1997...................................  $ 47.00     $30.63             $ 31.35

---------------
(1) Equivalent market value per share of CFX Common Stock represents the historical market value per share of PHFG Common Stock multiplied by the Exchange Ratio.

     Shareholders are advised to obtain current market quotations for the PHFG Common Stock and the CFX Common Stock. Because the consideration to be provided to shareholders of CFX in connection with the Merger is based on a fixed number of shares of PHFG Common Stock, shareholders of CFX are not assured of receiving a specific market value of PHFG Common Stock (and thus a specific market value for their shares of CFX Common Stock) at the Effective Time. The market price of the PHFG Common Stock at the Effective Time may be higher or lower than the market price at the time the Agreement was executed, at the date of mailing of this Prospectus/Joint Proxy Statement or at the time of the Special Meetings.

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share, pro forma combined per share and pro forma equivalent per share information with respect to the PHFG Common Stock and the CFX Common Stock at the dates and for the periods indicated, giving effect to the Merger using the pooling of interests method of accounting, assuming that the Merger was consummated as of the beginning of each of the periods indicated. See "The Merger -- Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information."

     The selected per share data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of PHFG and CFX, including the related notes, incorporated herein by reference, the supplemental consolidated financial statements, including the related notes, of CFX incorporated herein by reference and the unaudited pro forma combined consolidated financial information appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Pro Forma Combined Consolidated Financial Information." The data set forth below is not necessarily indicative of the results of the future operations of PHFG upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

                                                      PHFG COMMON STOCK             CFX COMMON STOCK
                                                   ------------------------     ------------------------
                                                                  PRO FORMA                    PRO FORMA
                                                   HISTORICAL     COMBINED      HISTORICAL     EQUIVALENT
                                                   ----------     ---------     ----------     ---------
Income per share(1):
  Nine months ended September 30, 1997...........    $ 1.92        $  1.56        $ 0.63(5)     $  1.04
  Year ended December 31, 1996...................      2.10           1.87          1.01           1.25
  Year ended December 31, 1995...................      1.80           1.64          0.93           1.09
  Year ended December 31, 1994...................      1.37           1.27          0.73           0.85
Dividends declared per share(2):
  Nine months ended September 30, 1997...........      0.55           0.55          0.66           0.37
  Year ended December 31, 1996...................      0.65           0.65          0.58           0.43
  Year ended December 31, 1995...................      0.46           0.46          0.53           0.31
  Year ended December 31, 1994...................      0.23           0.23          0.39           0.15
Book value per share(3):
  September 30, 1997.............................     16.42          15.74         10.25          10.50
  December 31, 1996..............................     15.48          15.40         10.17          10.27
Tangible book value per share(4):
  September 30, 1997.............................     14.01          14.01          9.88           9.34
  December 31, 1996..............................     12.95          13.56          9.78           9.04

---------------
(1) The pro forma combined income per share of PHFG Common Stock is based upon the combined historical income for PHFG and CFX, divided by the pro forma combined average number of shares of PHFG Common Stock outstanding. The pro forma equivalent income per share of CFX Common Stock represents the pro forma combined income per share of PHFG Common Stock multiplied by the Exchange Ratio.

(2) The pro forma combined dividends declared per share of PHFG Common Stock assumes no change in the historical cash dividends paid on the PHFG Common Stock. The pro forma equivalent dividends declared per share of CFX Common Stock represents the PHFG pro forma combined dividend rates multiplied by the Exchange Ratio. The current annualized dividend rate per share of PHFG Common Stock, based upon the most recent quarterly dividend rate of $.21 per share payable on November 10, 1997, would be $.84. On a pro forma equivalent basis per share of CFX Common Stock, such current annualized PHFG dividend per share of CFX Common Stock would be $.56, based on the Exchange Ratio.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(3) The pro forma combined book value per share of PHFG Common Stock is based upon the historical total shareholder's equity for PHFG and CFX, divided by the pro forma combined period-end shares of PHFG Common Stock outstanding. The pro forma equivalent book value per share of CFX Common Stock represents the pro forma combined book value per share of PHFG Common Stock multiplied by the Exchange Ratio.

(4) The pro forma combined tangible book value per share of PHFG Common Stock is based upon the historical total shareholder's equity for PHFG and CFX, less goodwill and other intangibles (which do not include mortgage servicing rights), divided by the pro forma combined period-end shares of PHFG Common Stock outstanding. The pro forma equivalent tangible book value per share of CFX Common Stock represents the pro forma combined tangible book value per share of PHFG Common Stock multiplied by the Exchange Ratio.

(5) Includes $11.0 million of one-time pre-tax reorganization and restructuring costs related to the CFX Acquisitions. On an after-tax basis, such costs amounted to $.35 per share of CFX Common Stock during the indicated period.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                  SELECTED CONSOLIDATED FINANCIAL DATA OF PHFG
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following selected historical consolidated financial data for the five years ended December 31, 1996 is derived in part from the audited consolidated financial statements of PHFG. The historical consolidated financial data for the nine months ended September 30, 1997 and 1996 is derived from unaudited consolidated financial statements and does not include financial information relating to the PHFG Acquisitions, which were consummated subsequent to September 30, 1997. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which PHFG considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1997. The consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of PHFG, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                                             DECEMBER 31,
                                    SEPTEMBER 30,   --------------------------------------------------------------
                                        1997           1996         1995         1994         1993         1992
                                    -------------   ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
Total assets......................   $ 6,056,083    $5,398,398   $4,058,126   $3,737,906   $3,624,641   $3,523,094
Debt and equity securities,
  net(1)..........................     1,174,210     1,045,069      766,648      719,194      717,467      557,787
Total loans, net(2)...............     3,855,488     3,587,112    2,717,608    2,575,902    2,638,348    2,425,020
Goodwill and other intangibles....        66,052        71,649       22,792       20,713       22,758       22,310
Deposits..........................     4,268,555     4,185,289    3,197,138    2,885,845    2,939,826    2,948,549
Borrowings........................     1,171,841       690,969      456,932      505,347      359,935      288,024
Shareholders' equity..............       451,071       437,010      354,925      304,439      287,438      249,862
Nonperforming assets(3)...........        45,692        46,229       52,340       71,985      113,910      177,282
Book value per share..............         16.42         15.48        14.16        12.26        11.61        10.73
Tangible book value per share.....         14.01         12.95        13.25        11.42        10.69         9.77

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                   -------------------   ------------------------------------------------------
                                     1997       1996       1996       1995       1994       1993         1992
                                   --------   --------   --------   --------   --------   --------     --------
OPERATIONS DATA:
Interest and dividend income.....  $317,751   $250,345   $341,172   $305,849   $256,597   $243,452     $272,596
Interest expense.................   138,150    110,431    150,599    134,895    108,002    112,305      150,458
                                   --------   --------   --------   --------   --------   --------     --------
Net interest income..............   179,601    139,914    190,573    170,954    148,595    131,147      122,138
Provision for loan losses........        --        900        900      4,230      3,374     14,047       32,025
                                   --------   --------   --------   --------   --------   --------     --------
Net interest income after
  provision for loan losses......   179,601    139,014    189,673    166,724    145,221    117,100       90,113
                                   --------   --------   --------   --------   --------   --------     --------
Net securities gains (losses)....        51        503        507        116       (254)     1,183        2,859
Net gains on sales of consumer
  loans..........................        --         --         --         --         33      2,576           --
Other noninterest income.........    38,895     27,966     37,941     31,301     27,847     24,842       26,747
Noninterest expense..............   135,051    110,424    148,073    130,280    125,137    122,391      125,091
                                   --------   --------   --------   --------   --------   --------     --------
Income (loss) before income tax
  expense and cumulative effect
  of a change in accounting
  principle......................    83,496     57,059     80,048     67,861     47,710     23,310       (5,372)
Cumulative effect on years prior
  to 1992 of a change in
  accounting principle...........        --         --         --         --         --         --        1,100
Income tax expense...............    30,092     20,118     27,568     23,375     13,662        799(4)     1,510
                                   --------   --------   --------   --------   --------   --------     --------
Net income (loss)................  $ 53,404   $ 36,941   $ 52,480   $ 44,486   $ 34,048   $ 22,511     $ (5,782)
                                   ========   ========   ========   ========   ========   ========     ========
Net income (loss) per share......  $   1.92   $   1.47   $   2.10   $   1.80   $   1.37   $   0.95     $  (0.36)
Dividends per share..............  $   0.55   $   0.48   $   0.65   $   0.46   $   0.23   $   0.01     $     --

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                               AT OR FOR THE
                                                NINE MONTHS
                                                   ENDED
                                               SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                              ---------------     ---------------------------------------------
                                              1997      1996      1996      1995      1994      1993      1992
                                              -----     -----     -----     -----     -----     -----     -----
OTHER DATA(5):
Return on average assets....................   1.29%     1.16%     1.21%     1.16%     0.94%     0.64%    (0.16)%
Return on average equity(6).................  16.20     13.52     14.41     13.53     11.42      8.57     (2.69)
Average equity to average assets(6).........   8.01      8.61      8.37      8.55      8.21      7.50      5.98
Interest rate spread(6)(7)..................   4.11      4.16      4.12      4.20      4.01      3.76      3.41
Net interest margin(6)(7)...................   4.74      4.74      4.71      4.79      4.44      4.11      3.71
Tier I leverage capital ratio at end of
  period....................................   8.62      7.84      7.96      8.33      7.96      7.63      7.00
Dividend payout ratio.......................  28.49     32.75     30.36     25.42     16.45      1.44        --
Nonperforming assets as a percent of total
  assets at end of period(3)................   0.75      1.03      1.01      1.40      2.10      3.31      5.29

---------------
(1) All securities were classified as available for sale at September 30, 1997 and December 31, 1996, 1995, 1994 and 1993.

(2) Does not include loans held for sale.

(3) Nonperforming assets consist of nonperforming loans, other real estate owned and repossessed assets, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans and troubled debt restructurings.

(4) PHFG's results of operations for 1993 reflect the elimination of the valuation allowance relating to deferred income tax assets of $6.5 million.

(5) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(6) Excludes the effect of unrealized gains or losses on securities available for sale.

(7) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities (which do not include non-interest bearing demand accounts), and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

-------------------------------------------------------------------------------

------------------------------------------------------------------------------
                  SELECTED CONSOLIDATED FINANCIAL DATA OF CFX
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following selected supplemental historical consolidated financial data for the five years ended December 31, 1996 is derived in part from the audited supplemental consolidated financial statements of CFX, which give retroactive effect to the CFX Acquisitions. The historical consolidated financial data for the nine months ended September 30, 1997 and 1996 is derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which CFX considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1997. The consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of CFX, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                                             DECEMBER 31,
                                    SEPTEMBER 30,   --------------------------------------------------------------
                                        1997           1996         1995         1994         1993         1992
                                    -------------   ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
Total assets......................   $ 2,821,182    $2,369,257   $2,110,155   $1,935,530   $1,870,169   $1,801,247
Debt and equity securities,
  net(1)..........................       622,848       519,578      541,119      586,075      638,901      566,933
Total loans, net(2)...............     1,891,969     1,574,067    1,311,779    1,164,122    1,052,069    1,066,396
Goodwill and other intangibles....         8,856         9,235        9,884       10,476       11,121        9,781
Deposits..........................     1,935,614     1,751,141    1,637,831    1,541,002    1,517,393    1,546,135
Borrowings........................       613,246       351,343      217,762      165,482       90,702       32,518
Shareholders' equity..............       245,691       239,837      231,575      210,984      208,084      199,815
Nonperforming assets(3)...........        15,528        14,132       15,054       17,310       31,741       53,782
Book value per share..............         10.25         10.17        10.00         9.29         9.33         8.95
Tangible book value per share.....          9.88          9.78         9.58         8.83         8.83         8.51

                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                   ---------------------   ----------------------------------------------------
                                     1997         1996       1996       1995       1994       1993       1992
                                   --------     --------   --------   --------   --------   --------   --------
OPERATIONS DATA:
Interest and dividend income.....  $146,496     $124,122   $168,305   $148,808   $126,796   $125,936   $139,612
Interest expense.................    73,232       58,394     79,583     67,865     51,654     53,001     72,110
                                   --------     --------   --------   --------   --------   --------   --------
Net interest income..............    73,264       65,728     88,722     80,943     75,142     72,935     67,502
Provision for loan losses........     3,385        3,210      4,285      3,814      3,622     14,030      9,950
                                   --------     --------   --------   --------   --------   --------   --------
Net interest income after
  provision for loan losses......    69,879       62,518     84,437     77,129     71,520     58,905     57,552
                                   --------     --------   --------   --------   --------   --------   --------
Net securities gains (losses)....     1,421        1,823      2,780      2,383        655          *          *
Other noninterest income.........    16,122       14,280     19,482     15,355     13,745     15,453     10,907
Noninterest expense..............    65,419(4)    54,012     71,270     63,251     61,709     58,980     53,611
                                   --------     --------   --------   --------   --------   --------   --------
Income before income tax
  expense........................    22,003       24,609     35,429     31,616     24,211     15,378     14,848
Income tax expense...............     7,013        8,575     11,876     10,062      7,474      2,573      4,875
                                   --------     --------   --------   --------   --------   --------   --------
Net income.......................  $ 14,990(4)  $ 16,034   $ 23,553   $ 21,554   $ 16,737   $ 12,805   $  9,973
                                   ========     ========   ========   ========   ========   ========   ========
Net income per share.............  $   0.63(4)  $   0.68   $   1.01   $   0.93   $   0.73   $   0.57   $   0.49
Dividends per share..............  $   0.66     $   0.36   $   0.58   $   0.53   $   0.39   $   0.37   $   0.32

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                                              AT OR FOR THE
                                               NINE MONTHS
                                                  ENDED
                                              SEPTEMBER 30,           AT OR FOR THE YEAR ENDED DECEMBER 31,
                                             ----------------     ---------------------------------------------
                                              1997      1996      1996      1995      1994      1993      1992
                                             ------     -----     -----     -----     -----     -----     -----
OTHER DATA(5):
Return on average assets...................    0.76%     0.96%     1.04%     1.06%     0.86%     0.70%     0.54%
Return on average equity...................    8.09      9.20     10.03      9.77      7.80      6.12      4.83
Average equity to average assets...........    9.42     10.44     10.36     10.88     11.02     11.42     11.25
Interest rate spread(6)....................    3.50      3.68      3.68      3.76      3.85         *         *
Net interest margin(6).....................    4.06      4.27      4.25      4.33      4.30      4.38      4.07
Tier I leverage capital ratio at end of
  period...................................    8.38     10.23      9.74     10.83     10.72     10.98     10.69
Dividend payout ratio......................  104.85     53.08     57.43     56.89     53.42     64.91     65.31
Nonperforming assets as a percent of total
  assets at end of period(3)...............    0.55      0.60      0.60      0.71      0.89      1.70      2.99

---------------
(1) All securities were classified as available for sale at September 30, 1997 and December 31, 1996 and 1995, except for $37.4 million, $104.7 million and $164.7 million of securities which were classified as held for investment at such dates, respectively.

(2) Does not include loans held for sale.

(3) Nonperforming assets consist of nonperforming loans, other real estate owned and repossessed assets, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans and troubled debt restructurings.

(4) Includes $11.0 million of one-time pre-tax reorganization and restructuring costs related to the CFX Acquisitions. On an after-tax basis, such costs amounted to $.35 per share of CFX Common Stock during the indicated period.

(5) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(6) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities (which do not include non-interest bearing demand accounts), and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

 *  Information is not available.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                 SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table sets forth selected unaudited consolidated pro forma financial data of PHFG and CFX at the dates and for the periods indicated, giving effect to the Merger using the pooling of interests method of accounting, assuming that the Merger was consummated as of the beginning of each of the periods indicated. See "The Merger -- Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information." The selected consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of PHFG and CFX, including the related notes, incorporated by reference herein, the supplemental consolidated financial statements of CFX, including the related notes, incorporated by reference herein, and the other unaudited pro forma combined condensed consolidated financial information appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Pro Forma Combined Consolidated Financial Information." The data set forth below does not reflect information relating to the PHFG Acquisitions or cost savings, operating synergies and revenue enhancements which are expected to be realized subsequent to consummation of the Merger and the Bank Mergers. See "Management and Operations of PHFG after the Merger." The data set forth below is not necessarily indicative of the results of the future operations of PHFG upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

                                                                             DECEMBER 31,
                                    SEPTEMBER 30,   --------------------------------------------------------------
                                       1997(1)         1996         1995         1994         1993         1992
                                    -------------   ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
Total assets......................   $ 8,877,265    $7,767,655   $6,168,281   $5,673,436   $5,494,810   $5,324,341
Debt and equity securities, net...     1,797,088     1,564,647    1,307,767    1,305,269    1,356,368    1,124,720
Total loans, net(2)...............     5,747,457     5,161,179    4,029,387    3,740,024    3,690,417    3,491,416
Goodwill and other intangibles....        74,908        80,884       32,676       31,189       33,879       32,091
Deposits..........................     6,204,169     5,936,430    4,834,969    4,397,647    4,457,219    4,494,684
Borrowings........................     1,785,087     1,042,312      674,694      670,829      450,637      320,542
Shareholders' equity..............       683,992       676,847      586,500      515,423      495,522      449,677
Nonperforming assets(3)...........        61,220        60,361       67,394       89,215      145,651      231,064
Book value per share..............         15.74         15.40        14.48        12.89        12.50         9.32
Tangible book value per share.....         14.01         13.56        13.67        12.11        11.65        10.75

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                                  -------------------   -------------------------------------------------------
                                    1997       1996       1996       1995         1994       1993        1992
                                  --------   --------   --------   --------     --------   --------    --------
OPERATIONS DATA:
Interest and dividend income....  $464,247   $374,467   $509,477   $454,657     $383,393   $369,388    $412,208
Interest expense................   211,382    168,825    230,182    202,760      159,656    165,306     222,568
                                  --------   --------   --------   --------     --------   --------    --------
Net interest income.............   252,865    205,642    279,295    251,897      223,737    204,082     189,640
Provision for loan losses.......     3,385      4,110      5,185      8,044        6,996     28,077      41,975
                                  --------   --------   --------   --------     --------   --------    --------
Net interest income (loss) after
  provision for loan losses.....   249,480    201,532    274,110    243,853      216,741    176,005     147,665
Net securities gains (losses)...     1,472      2,326      3,287      2,499          401      1,183       2,859
Net gains on sales of consumer
  loans.........................        --         --         --         --           33      2,576          --
Other noninterest income........    55,017     42,246     57,423     46,656       41,592     40,295      37,654
Noninterest expense.............   200,470    164,436    219,343    193,531      186,846    181,371     178,702
                                  --------   --------   --------   --------     --------   --------    --------
Income before income tax expense
  and cumulative effect of a
  change in accounting
  principle.....................   105,499     81,668    115,477     99,477       71,921     38,688       9,476
Cumulative effect on years prior
  to 1992 of a change in
  accounting principle..........        --         --         --         --           --         --       1,100
Income tax expense..............    37,105     28,693     39,444     33,437       21,136      3,372(4)    6,385
                                  --------   --------   --------   --------     --------   --------    --------
Net income......................  $ 68,394   $ 52,975   $ 76,033   $ 66,040     $ 50,785   $ 35,316    $  4,191
                                  ========   ========   ========   ========     ========   ========    ========
Income per share(5).............  $   1.56   $   1.30   $   1.87   $   1.64     $   1.27   $   0.92    $   0.13
Dividends per share.............  $   0.55   $   0.48   $   0.65   $   0.46     $   0.23   $   0.01    $     --

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                                              AT OR FOR THE
                                               NINE MONTHS
                                                  ENDED
                                              SEPTEMBER 30,          AT OR FOR THE YEAR ENDED DECEMBER 31,
                                             ---------------     ----------------------------------------------
                                             1997      1996      1996      1995      1994      1993       1992
                                             -----     -----     -----     -----     -----     -----     ------
OTHER DATA(5):
Return on average assets...................   1.12%     1.09%     1.15%     1.12%     0.91%     0.66%      0.07%
Return on average equity(6)................  13.27     11.83     12.69     12.03      9.92      7.50       0.94
Average equity to average assets(6)........   8.46      9.24      9.05      9.35      9.18      8.83       7.73
Interest rate spread(7)....................   3.92      4.00      3.97      4.05      3.96         *       *
Net interest margin(7).....................   4.52      4.58      4.55      4.63      4.40      4.21       3.83
Tier I leverage capital ratio at end of
  period...................................   8.54      8.65      8.56      9.17      8.90      8.77       8.22
Dividend payout ratio......................  45.23     38.90     38.75     35.69     28.49     24.14     161.62
Nonperforming assets as a percent of total
  assets at end of period(3)...............   0.69      0.88      0.78      1.09      1.57      2.65       4.34

---------------
(1) The consolidated balance sheet data at September 30, 1997 reflects an estimated $12.8 million, net of taxes, of one-time reorganization and restructuring costs related to the Merger and the Bank Mergers. The effect of the one time charges has been reflected in the consolidated balance sheet data but not in the consolidated operations and other financial data because it is nonrecurring. See "Management and Operations of PHFG after the Merger."

(2) Does not include loans held for sale.

(3) Nonperforming assets consist of nonperforming loans, other real estate owned and repossessed assets, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans and troubled debt restructurings.

(4) Reflects PHFG's elimination of the valuation allowance relating to deferred income tax assets of $6.5 million.

(5) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(6) Average equity excludes the effect of unrealized gains or losses on securities available for sale.

(7) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities (which do not include non-interest bearing demand accounts), and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

 *  Information is not available.
------------------------------------------------------------------------------

                              GENERAL INFORMATION

     This Prospectus/Joint Proxy Statement is being furnished to the holders of PHFG Common Stock and CFX Common Stock in connection with the solicitation of proxies by the Boards of Directors of PHFG and CFX for use at the PHFG Special Meeting and the CFX Special Meeting, respectively, and at any adjournment or adjournments thereof. This Prospectus/Joint Proxy Statement also serves as a prospectus of PHFG in connection with the issuance of PHFG Common Stock to holders of CFX Common Stock upon consummation of the Merger.

     All information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to PHFG has been supplied by PHFG, and all information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to CFX has been supplied by CFX.

     This Prospectus/Joint Proxy Statement and the applicable proxy card enclosed herewith are first being mailed to shareholders of PHFG and CFX on or about January 5, 1998.

                              THE SPECIAL MEETINGS

TIME AND PLACE

     The PHFG Special Meeting will be held at 10:00 a.m., Eastern Time, on Monday, February 9, 1998 at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106. The CFX Special Meeting will be held at 10:00 a.m., Eastern Time, on Monday, February 9, 1998, at the Keene Country Club, Base Hill Road, Keene, New Hampshire 03431.

MATTERS TO BE CONSIDERED

     At the Special Meetings, shareholders of PHFG and CFX will consider and vote upon a proposal to approve the Agreement. Pursuant to applicable law and the articles of incorporation and bylaws of PHFG and CFX, respectively, no other business may properly come before the PHFG Special Meeting and the CFX Special Meeting and any adjournment or adjournments thereof.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on December 29, 1997 has been fixed by the PHFG Board as the Record Date for the determination of holders of PHFG Common Stock entitled to notice of and to vote at the PHFG Special Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were 27,739,090 shares of PHFG Common Stock outstanding and entitled to vote. Each share of PHFG Common Stock entitles the holder thereof to one vote at the PHFG Special Meeting on all matters properly presented thereat.

     The close of business on December 29, 1997 has been fixed by the CFX Board as the Record Date for the determination of holders of CFX Common Stock entitled to notice of and to vote at the CFX Special Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were 24,058,307 shares of CFX Common Stock outstanding and entitled to vote. Each share of CFX Common Stock entitles the holder thereof to one vote at the CFX Special Meeting on all matters properly presented thereat.

VOTES REQUIRED

     A quorum, consisting of the holders of a majority of the issued and outstanding shares of PHFG Common Stock or CFX Common Stock, as the case may be, must be present in person or by proxy before any action may be taken at the PHFG Special Meeting or the CFX Special Meeting, as the case may be. The affirmative vote of the holders of a majority of the outstanding shares of PHFG Common Stock and CFX Common Stock, voting in person or by proxy, is necessary to approve the Agreement on behalf of PHFG and CFX, respectively.

     The proposal to adopt the Agreement is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" at the PHFG Special Meeting and the CFX Special Meeting will be considered in determining the presence of a quorum at the PHFG Special Meeting and the CFX Special Meeting, respectively, but will not be counted as a vote cast for the Agreement. Because the proposal to adopt the Agreement is required to be approved by the holders of a majority of the outstanding shares of each of the PHFG Common Stock and the CFX Common Stock, abstentions and broker "non-votes" will have the same effect as a vote against this proposal at the Special Meetings.

     In connection with the execution of the Agreement, PHFG and the directors of CFX entered into an agreement pursuant to which, among other things, such persons agreed to vote their shares of CFX Common Stock (which amount to 5.3% of the shares of such stock outstanding, excluding shares subject to options) in favor of the Agreement, and CFX and the directors of PHFG entered into an agreement pursuant to which, among other things, such persons agreed to vote their shares of PHFG Common Stock (which amount to 2.7% of the shares of such stock outstanding, excluding shares subject to options) in favor of the Agreement. See "Certain Beneficial Owners of PHFG Common Stock," "Certain Beneficial Owners of CFX Common Stock" and "The Merger -- Letter Agreements."

VOTING AND REVOCATION OF PROXIES

     Each copy of this Prospectus/Joint Proxy Statement mailed to holders of PHFG Common Stock and CFX Common Stock is accompanied by a form of proxy for use at the PHFG Special Meeting or the CFX Special Meeting, as the case may be. Any shareholder executing a proxy may revoke it at any time before it is voted by
(i) filing with the Secretary of PHFG (in the case of a PHFG shareholder) or the Secretary of CFX (in the case of a CFX shareholder) at the address of PHFG or CFX set forth on its respective Notice of Special Meeting of Shareholders, written notice of such revocation; (ii) executing a later-dated proxy; or (iii) attending the PHFG Special Meeting or the CFX Special Meeting, as applicable, and giving notice of such revocation in person. Attendance at the applicable Special Meeting will not, in and of itself, constitute revocation of a proxy.

     Each proxy returned to PHFG or CFX (and not revoked) by a holder of PHFG Common Stock and CFX Common Stock, respectively, will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted for approval of the Agreement. Proxies marked "FOR" approval of the Agreement and executed but unmarked proxies will be voted in the discretion of the persons named in the accompanying proxies as to any proposed adjournment of the PHFG Special Meeting or the CFX Special Meeting. Proxies which are voted against approval of the Agreement will not be voted in favor of any motion to adjourn the PHFG Special Meeting or the CFX Special Meeting, as applicable, to solicit more votes in favor of approval of the Agreement.

     It is not expected that any matter other than those referred to herein will be brought before either of the Special Meetings. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

SOLICITATION OF PROXIES

     Each of PHFG and CFX will bear its costs of mailing this Prospectus/Joint Proxy Statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors, except that PHFG and CFX will share equally the cost of printing this Prospectus/Joint Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of each company and its subsidiaries may solicit proxies from shareholders of such company by telephone, telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and PHFG or CFX, as the case may be, will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     Each of PHFG and CFX has retained Morrow & Co., a professional proxy solicitation firm, to assist it in the solicitation of proxies. The fee payable to such firm in connection with the Merger is $6,000 for each of PHFG and CFX, plus in each case reimbursement for reasonable out-of-pocket expenses.

                                   THE MERGER

     The following information relating to the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Prospectus/Joint Proxy Statement as Annex I. All shareholders are urged to read the Agreement carefully.

GENERAL

     In accordance with the terms of and subject to the conditions set forth in the Agreement, CFX will be merged with and into PHFG, with PHFG as the surviving corporation of the Merger. The Agreement provides that at the Effective Time each outstanding share of CFX Common Stock (other than (i) any dissenting shares under the NHBCA and (ii) any shares held by PHFG or CFX other than in a fiduciary capacity that are beneficially owned by third parties or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.667 of a share of PHFG Common Stock, subject to possible adjustment under certain circumstances, as discussed below, plus cash in lieu of any fractional share interest.

     No fractional shares of PHFG Common Stock shall be issued in the Merger to holders of shares of CFX Common Stock. Each holder of shares of CFX Common Stock who otherwise would have been entitled to a fraction of a share of PHFG Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of CFX Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing per share price of the PHFG Common Stock on the Nasdaq Stock Market's National Market on the business day preceding the Effective Time.

     Subsequent to execution of the Agreement, the three banking subsidiaries of CFX entered into Bank Merger Agreements with two of PHFG's banking subsidiaries. Pursuant to the Bank Merger Agreements, and subject to consummation of the Merger and the other conditions set forth therein, CFX Bank will merge with and into BNH and each of Orange Savings Bank and Safety Fund will merge with and into Family Bank. It is anticipated that the Bank Mergers will be consummated substantially concurrently with the Merger.

     Each of the PHFG Board and the CFX Board has unanimously approved the Agreement and the transactions contemplated thereby and believes that the Merger is fair to and in the best interests of PHFG and CFX, respectively, and its respective shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS OF EACH OF PHFG AND CFX UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF PHFG AND CFX, RESPECTIVELY, VOTE "FOR" APPROVAL OF THE AGREEMENT.

BACKGROUND OF THE MERGER

     For a number of years, CFX has pursued a business strategy that emphasizes a number of complementary objectives which include (1) continuing the company's long history of providing community banking services in its market areas, (2) diversifying and enlarging its customer and asset bases, expanding its market share in existing markets, and expanding its market areas in southern New Hampshire, north central Massachusetts and surrounding areas, (3) offering new and existing customers a broader array of financial products and services on a more cost-effective basis, (4) increasing the company's capitalization to attract more institutional investors and to improve liquidity in CFX common stock and (5) building a profitable banking franchise and creating more value for its shareholders.

     To a large extent, the board of directors and management of CFX have sought to implement this business strategy by growth through acquisitions and mergers. Accordingly, CFX has undertaken a comprehensive review of attractive acquisition and merger candidates, based on size, market areas, asset quality, deposit base, funding costs, earnings, product and service mix, opportunities for cost savings, and other relevant considerations. This review has resulted in several bank acquisitions by CFX in recent years.

     In early 1995, CFX acquired Orange Savings Bank, a Massachusetts state-chartered savings bank based in Orange, Massachusetts. In mid-1996, CFX completed two acquisitions. In the first transaction, CFX merged with The Safety Fund Corporation, a bank holding company, and therein acquired Safety Fund Corporation's wholly owned subsidiary, Safety Fund, a national banking association based in Fitchburg, Massachusetts. In the second transaction, CFX acquired Milford Co-operative Bank, a New Hampshire state-chartered co-operative bank based in Milford, New Hampshire, through a merger of Milford Co-operative Bank with and into CFX Bank. During the third quarter of 1997, CFX merged with two other bank holding companies, Community and Portsmouth, and therein acquired their respective bank subsidiaries, Concord Savings Bank, a New Hampshire state-chartered savings bank based in Concord, New Hampshire, Centerpoint Bank, a New Hampshire state-chartered commercial bank based in Bedford, New Hampshire, and Portsmouth Savings Bank, a New Hampshire state-chartered savings bank based in Portsmouth, New Hampshire, each of which was merged with and into CFX Bank.

     CFX believes that these acquisitions, both individually and in the aggregate, have advanced the Company's overall business plan. In this respect, from the end of 1994 through September 30, 1997, on a consolidated basis, CFX's total assets have grown from $756 million to $2.8 billion, its total market capitalization has increased from $37 million to $515 million, and its common stock price has more than doubled from $9.52 to $21.44 per share (adjusted to reflect stock splits and stock dividends).

     During this period, CFX also engaged in discussions from time to time with a number of other potential merger or acquisition partners. One of these other parties was PHFG. The respective managements of CFX and PHFG first discussed the possibility of a business combination involving the two companies in the Fall of 1994. Those discussions were exploratory in nature and did not result in any firm merger proposals or other similar understandings. A year later, in the Fall of 1995, CFX and PHFG revisited the idea of merging with one another. Those discussions ended when PHFG announced its agreement to acquire Bank of New Hampshire Corporation, a New Hampshire-chartered bank holding company based in Manchester, New Hampshire.

     The current merger proposal is the product of a series of preliminary and informal meetings between CFX and PHFG that began in the Fall of 1997. During those meetings, the parties discussed, among other things, the increasingly competitive environment for banking and other financial services in the New England area and throughout the country; the anticipated challenges facing independent community banks such as CFX and PHFG; the likely effects of continued consolidations in the banking industry; the rising cost structures, including the high costs of technology, required to compete with much larger competitors; the general economic conditions in CFX's and PHFG's respective and nearby market areas; the increased efficiencies and cost savings that could be obtained from a consolidation of CFX and PHFG; and the other advantages, including the increases to shareholder value, that were likely to result from a combination of the two companies and the subsequent combination of their respective subsidiaries. The two companies also discussed a number of alternative structures for any potential business combination.

     Following these discussions, and subsequent discussions that included CFX's financial and legal advisors (Keefe Bruyette and Arnold & Porter, respectively), the management of CFX concluded that the merger of CFX and PHFG could be accretive to shareholder value for both companies. On October 20, 1997, the management of CFX met with CFX's Executive Committee to inform the members of the committee of the merger discussions between CFX and PHFG, to review with them the anticipated financial and other effects of the proposed merger, and to obtain the committee's consent to continue to explore the possibility of a business combination with PHFG.

     Thereafter, the parties commenced negotiations regarding the structure of the proposed merger of CFX and PHFG and the proposed consolidation of their respective subsidiaries. In addition, CFX and PHFG, together with their respective advisors, began to conduct due diligence on one another.

     The management of CFX met with the entire CFX Board on two consecutive days, October 25 and 26, 1997, to discuss the proposed merger. During the meeting on the first day, CFX management described the discussions and negotiations between CFX and PHFG regarding the possible business combination of the two companies. The CFX Board discussed the proposed merger, considered whether the merger was compatible with CFX's business strategy, and deliberated whether remaining independent or consummating other alternative proposals, such as an acquisition or merger transaction with another company or the sale of CFX to another company, would be as or more beneficial to CFX and its shareholders. The consensus of the CFX Board at the end of the meeting was that the management of CFX should continue exploring the possibility of a merger with PHFG, reach an understanding regarding the structure of the merger and complete its due diligence investigation of PHFG.

     At the second CFX Board meeting, the management of CFX, CFX's independent auditors, Wolf & Company, P.C., and certain of CFX's other advisors reported the findings of CFX's due diligence investigations of PHFG. CFX's financial advisor, Keefe Bruyette, reviewed certain historical financial information relating to CFX and PHFG and certain projected financial information with respect to the combined company. Keefe Bruyette also gave its opinion that the Exchange Ratio was fair to CFX's shareholders from a financial point of view. CFX's legal advisor, Arnold & Porter, discussed with the CFX Board the proposed structure of the merger, the terms of the Agreement, the CFX Option Agreement, the PHFG Option Agreement and the proposed letter agreements to be executed by the respective directors and executive officers of CFX and PHFG with respect to the proposed merger, and the CFX Board's fiduciary obligations with respect to CFX and its shareholders in evaluating the merger proposal.

     After consideration and discussion of the proposed transaction and consultation with CFX management and the company's financial and legal advisors, the CFX Board concluded that, by merging with PHFG, CFX could continue to pursue its business strategy. Accordingly, the CFX Board approved the Merger, the Agreement and the CFX Option Agreement as being in the best interests of CFX and its shareholders and other constituencies, and directed that the Merger and each of the foregoing agreements be submitted for approval by the holders of CFX Common Stock at a special meeting of the shareholders of CFX.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     CFX. In reaching its decision to approve the Agreement and the transactions contemplated thereby, the CFX Board considered a number of factors, including:

          (i) the respective business, operations, asset quality, financial condition, earnings, strategic business plans, histories of successful acquisitions, competitive positions and stock price performance of CFX and PHFG (see "Summary -- Recent Acquisitions of PHFG and CFX," "-- Background of the Merger," "Selected Consolidated Financial Data of PHFG" and "Selected Consolidated Financial Data of CFX");

          (ii) the similar community banking cultures and business philosophies of the two companies, particularly with respect to customer satisfaction, efficiency and credit quality and serving the banking needs of small towns and semi-rural communities, and the companies' compatible management teams;

          (iii) the projected market capitalization and market position of the combined entity, the diversification of the companies' asset and deposit bases, and the ability of the combined company to compete more effectively in New England and elsewhere (see "Selected Pro Forma Consolidated Financial Data" and "Pro Forma Combined Consolidated Financial Information");

          (iv) the pro forma financial effects of the proposed transactions, including the cost savings (resulting from back office efficiencies, branch closures, layoffs, consolidations and other cost savings) and enhanced revenue anticipated to result from the Merger and the Bank Mergers, and the effects of the Merger and the Bank Mergers on the risk-based and leverage capital ratios of the combined company and its subsidiary New Hampshire and Massachusetts banks (see "Selected Pro Forma Consolidated Financial Data," "Pro Forma Combined Consolidated Financial Information" and "Management and Operations of PHFG after the Merger -- Consolidation of Operations; Projected Cost Savings, Revenue Enhancements and Earnings");

          (v) the likely impact of the proposed Merger on the employees and customers of CFX and its subsidiaries, on the communities in which CFX presently conducts its business, and on CFX's other constituencies;

          (vi) the current and prospective economic, regulatory and competitive climate facing independent community banking organizations, including the consolidation currently underway in the banking industry and competition from larger institutions and from nonbank providers of financial services;

          (vii) the exchange ratio in the Merger from a number of valuation perspectives, as presented by Keefe Bruyette, and the current market value of the Merger to CFX's shareholders (see "-- Opinions of Financial Advisors");

          (viii) the October 26, 1997 opinion of Keefe Bruyette that the exchange ratio is fair to CFX's shareholders from a financial point of view (see "-- Opinions of Financial Advisors");

          (ix) the terms of the Agreement, including the proposed board representation and management structure of the combined company, and the termination provisions applicable in the event of a significant decline in the price of PHFG Common Stock relative to a market index prior to the consummation of the Merger (see "-- Termination and Amendment" and "Management and Operations of PHFG after the Merger -- Board of Directors and Management following the Merger");

          (x) the terms of the CFX Option Agreement and the PHFG Option Agreement (see "-- Stock Option Agreements");

          (xi) the regulatory and shareholder approvals required for the consummation of the Merger and the Bank Mergers (see "-- Regulatory Approvals");

          (xii) the treatment of the Merger as a pooling of interests for financial accounting purposes and as a tax-free reorganization for federal income tax purposes (see "-- Certain Federal Income Tax Consequences" and "-- Accounting Treatment of the Merger");

          (xiii) the restructuring charges of approximately $12.8 million on an after tax basis that the combined company is expected to take in connection with the Merger and the impact of these charges on the combined company's earnings (see "Management and Operations of PHFG after the Merger -- Consolidation of Operations; Projected Cost Savings, Revenue Enhancements and Earnings"); and

          (xiv) the fact that the Merger is expected to be accretive to the combined company's earnings during the first full year of operations (see "Management and Operations of PHFG after the Merger -- Consolidation of Operations; Projected Cost Savings, Revenue Enhancements and Earnings").

     The foregoing discussion of the information and factors considered by the CFX Board is not intended to be exhaustive but includes all material factors considered by the CFX Board. In reaching its determination to approve and recommend the Merger, the CFX Board did not assign relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

     FOR THE REASONS DESCRIBED ABOVE, THE CFX BOARD HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF CFX AND ITS SHAREHOLDERS, CUSTOMERS AND COMMUNITIES SERVED. ACCORDINGLY, THE CFX BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

     PHFG. PHFG's acquisition strategy consists of identifying financial institutions which have business philosophies which are similar to those of PHFG, operate in strong markets that are geographically compatible with the markets in which PHFG operates, are financially sound and can be acquired with reasonable cost. Acquisitions also are evaluated in terms of asset quality, interest rate risk, potential operating efficiencies and revenue enhancements and management capabilities.

     In reaching its determination to approve the Agreement and the transactions contemplated thereby, the PHFG Board considered a number of factors, including:

          (i) the PHFG Board's review, with the assistance of management and of MB&D, of the financial condition, results of operations, business and overall prospects of CFX;

          (ii) the fact that CFX's strong banking franchise is contiguous to PHFG's existing banking franchise in New Hampshire and Massachusetts with little overlap in each case;

          (iii) the enhanced ability of the combined entity to compete against larger competitors;

          (iv) the financial presentations of senior management and MB&D and the opinion of MB&D as to the fairness of the Exchange Ratio from a financial point of view to the PHFG shareholders (see "The Merger -- Opinions of Financial Advisors -- PHFG");

          (v) the anticipated cost savings, operating synergies and revenue enhancements available to the combined institution subsequent to consummation of the Merger and the Bank Mergers (see "Management and Operations of PHFG after the Merger");

          (vi) the expectation that the Merger and each Bank Merger will be a tax-free transaction to PHFG and its subsidiaries (see "The
     Merger -- Certain Federal Income Tax Consequences");

          (vii) the expectation that the Merger will qualify for pooling of interests accounting treatment (see "The Merger -- Accounting Treatment of the Merger"); and

          (viii) the nature of, and likelihood of obtaining, the regulatory approvals that would be required in order to consummate the Merger and the Bank Mergers (see "The Merger -- Regulatory Approvals").

     The foregoing discussion of the information and factors discussed by the PHFG Board is not meant to be exhaustive but includes all material factors considered by the PHFG Board. In reaching its determination to approve and recommend the Merger, the PHFG Board did not assign relative or specific weights to the foregoing factors and individual directors may have given differing weights to different factors.

     FOR THE REASONS DESCRIBED ABOVE, THE PHFG BOARD HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF PHFG AND ITS SHAREHOLDERS. THE PHFG BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

     CFX. On October 20, 1997 CFX engaged Keefe Bruyette to act as its exclusive financial advisor in connection with the Merger. Pursuant to the terms of its engagement, Keefe Bruyette agreed to assist CFX in analyzing, structuring, negotiating and effecting a transaction with PHFG. CFX selected Keefe Bruyette because Keefe Bruyette is a nationally-recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with CFX and its business. As part of its investment banking business, Keefe Bruyette is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     Keefe Bruyette was retained by the CFX Board as an independent contractor to act as financial adviser to CFX with respect to the Merger. Keefe Bruyette, as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe Bruyette has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe Bruyette may, from time to time, purchase securities from, and sell securities to, CFX and PHFG and as a market maker in securities Keefe Bruyette may from time to time have a long or short position in, and buy or sell, debt or equity securities of CFX and PHFG for Keefe Bruyette's own account and for the accounts of its customers. In addition, in the ordinary course of business Keefe Bruyette provides financial advisory and investment banking services to PHFG. In recent years these services have included acting as a financial advisor in connection with certain acquisitions by PHFG and as a financial advisor and a standby underwriter in connection with a public offering of PHFG Common Stock.

     On October 26, 1997, at the meeting at which the CFX Board approved and adopted the Agreement and the transactions contemplated thereby, Keefe Bruyette rendered its oral opinion to the CFX Board (which was subsequently confirmed in writing) that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of CFX Common Stock. That opinion was updated as of the date of this Prospectus/Joint Proxy Statement.

     THE FULL TEXT OF THE OPINION OF KEEFE BRUYETTE, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROSPECTUS/ JOINT PROXY STATEMENT AS ANNEX IV AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. KEEFE BRUYETTE'S OPINION WAS NECESSARILY BASED UPON CONDITIONS AS THEY EXISTED AT THE TIME OF THE OPINION AND SHOULD BE EVALUATED AS OF THE DATE OF THE OPINION AND THE INFORMATION MADE AVAILABLE TO KEEFE BRUYETTE THROUGH SUCH DATE.

     KEEFE BRUYETTE'S OPINION IS DIRECTED TO THE CFX BOARD AND ADDRESSES ONLY THE EXCHANGE RATIO. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CFX SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE CFX SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

     Keefe Bruyette has informed CFX that, in arriving at its written opinion, Keefe Bruyette, among other things: (1) reviewed CFX's Annual Reports on Form 10-K and related audited financial information for the three fiscal years ended December 31, 1996 and CFX's quarterly reports on Form 10-Q and related unaudited financial information for the quarterly periods ended September 30, 1997, June 30, 1997 and March 31, 1997; (2) reviewed PHFG's Annual Reports on Form 10-K and related audited financial information for the three fiscal years ended December 31, 1996 and PHFG's quarterly reports on Form 10-Q and related unaudited financial information for the quarterly periods ended September 30, 1997, June 30, 1997 and March 31, 1997 (3) reviewed certain limited financial information, including financial forecasts, relating to the respective businesses, earnings, assets and prospects of CFX and PHFG furnished to Keefe Bruyette by senior management of CFX and PHFG as well as projected cost savings and related expenses expected to result from the Merger (the "Expected Savings") furnished to it by senior management of PHFG; (4) conducted certain limited discussions with members of senior management of CFX and PHFG concerning the respective businesses, financial condition, earnings, assets, liabilities, operations, regulatory condition, financial forecasts, contingencies and prospects of CFX and PHFG and their respective views as to the future financial performance of CFX, PHFG, and the combined entity, as the case may be, following the Merger;
(5) reviewed the historical market prices and trading activity for CFX Common Stock and PHFG Common Stock and compared them with that of certain publicly traded companies which Keefe Bruyette deemed to be relevant; (6) compared the respective results of operations of CFX and PHFG with those of certain companies which Keefe Bruyette deemed to be relevant; (7) compared the proposed financial terms of the Merger contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which Keefe Bruyette deemed to be relevant; (8) reviewed the amount and timing of the Expected Savings following the Merger as prepared, and discussed with it, by senior management of PHFG; (9) considered, based upon information provided by PHFG's senior management, the pro forma impact of the Merger on the earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios of PHFG; (10) reviewed the Merger Agreement; and (11) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Keefe Bruyette deemed necessary.

     In preparing its opinion, Keefe Bruyette, with CFX's consent, assumed and relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to it by CFX and PHFG, including that contemplated in the numbered items above, and Keefe Bruyette has not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of CFX or PHFG or any of their subsidiaries, nor has it been furnished any such evaluation or appraisal. Keefe Bruyette is not an expert in the evaluation of allowances for loan losses, and, with CFX's consent, it has not made an independent evaluation of the adequacy of the allowance for loan losses of CFX or PHFG, nor has it reviewed any individual credit files relating to CFX or PHFG, and, with CFX's consent, it assumed that the respective aggregate allowances for loan losses for both CFX and PHFG are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, it has not conducted any physical inspection of the properties or facilities of CFX or PHFG. With CFX's consent, Keefe Bruyette also assumed and relied upon the senior management of CFX and PHFG as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefore) provided to, and discussed with, Keefe Bruyette. In that regard, Keefe Bruyette has assumed with CFX's consent that such forecasts, including without limitation, financial forecasts, evaluations of contingencies, Expected Savings and operating synergies resulting from the Merger and projections regarding underperforming and non-performing assets, net charge-offs, adequacy of reserves, future economic conditions and results of operations reflect the best currently available estimates and judgments of the senior management of CFX and PHFG and/or the combined entity, as the case may be. Keefe Bruyette's opinion is predicated on the Merger receiving the tax and accounting treatment contemplated in the Merger Agreement. Keefe Bruyette's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     Keefe Bruyette's opinion was rendered without regard to the necessity for, or level of, any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining any regulatory approval for the Merger.

     In connection with rendering its opinion dated October 26, 1997, Keefe Bruyette performed a variety of financial analyses, consisting of those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Keefe Bruyette in this regard, although it describes all material analyses performed by Keefe Bruyette. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, Keefe Bruyette believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying Keefe Bruyette's opinion.

     In performing its analyses, Keefe Bruyette made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PHFG, CFX and Keefe Bruyette. The analyses performed by Keefe Bruyette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Keefe Bruyette's analysis of the fairness to the stockholders of CFX of the Exchange Ratio and were provided to the CFX Board in connection with the delivery of Keefe Bruyette's opinion. Keefe Bruyette gave the various analyses described below approximately similar weight and did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the comparison of selected companies analysis and the analysis of selected merger transactions summarized below, no company utilized as a comparison is identical to CFX or PHFG. Accordingly, an analysis of comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgements concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of the companies concerned. The analyses do not purport to be appraisals or to reflect the process at which CFX and PHFG might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Keefe Bruyette's opinion is just one of many factors taken into consideration by the CFX Board.

     The projections furnished to Keefe Bruyette and used by it in certain of its analyses were prepared by the senior management of CFX and PHFG. CFX and PHFG do not publicly disclose internal management projections of the type provided to Keefe Bruyette in connection with its review of the Merger, and as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such projections.

     The following is a summary of the material analyses presented by Keefe Bruyette to the CFX Board on October 26, 1997 in connection with its October 26, 1997 opinion.

     Summary of Proposal. Keefe Bruyette calculated multiples which were based on the assumed per share purchase price of $28.76 (derived by multiplying the Exchange Ratio of 0.667 by $43.125, the last reported sale price for the PHFG Common Stock before the public announcement of the execution of the Merger Agreement). CFX's September 30, 1997 stated book value was $10.25, tangible book value was $9.88, 1997 and 1998 earnings per share estimates (provided by Keefe Bruyette's Research Department) were $1.40 and $1.60, respectively, and its trailing 12 months (September 30, 1996 to September 30, 1997) earnings per share was $1.08. Based on this data, the price to stated book value multiple was 2.81 times, the price to fully diluted tangible book value multiple was 2.91 times, the price to the 1997 and 1998 earnings estimates per share was 20.54 and 17.97 times, respectively, and the multiple of price to the trailing 12 months earnings was 26.63 times.

     Analysis of Selected Merger Transactions. Keefe Bruyette reviewed certain financial data related to comparable nationwide acquisitions of bank and thrift holding companies with assets between $500 million and $5 billion in 1996 and 1997 year to date, nationwide acquisitions of high performing (ROA greater than 1.00%) bank and thrift holding companies with assets between $500 million and $5 billion in 1996 and 1997 year to date, and acquisitions of high performing New England bank and thrift holding companies in 1994, 1995, 1996 and 1997 year to date.

     Keefe Bruyette calculated averages of the 1996 and 1997 nationwide thrift groups' multiples of price to the targets' earnings (trailing 12 months) as
21.45 in 1997 and 16.72 in 1996 compared to a multiple of 26.63 for the Merger; an average premium to the targets' stated book value of 215% in 1997 and 156% in 1996 compared to a premium of 281% associated with the Merger; an average premium to the targets' tangible book value of 220% in 1997 and 165% in 1996 compared to a premium of 291% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 16.93% in 1997 and 8.17% in 1996 compared to 24.80% associated with the Merger and average price to assets of 18.47% in 1997 and 13.08% in 1996 compared to 25.40% associated with the Merger.

     Keefe Bruyette calculated averages of the 1996 and 1997 nationwide bank groups' multiples of price to the targets' earnings (trailing 12 months) as
22.10 in 1997 and 17.46 in 1996 compared to a multiple of 26.63 for the Merger; an average premium to the targets' stated book value of 270% in 1997 and 220% in 1996 compared to a premium of 281% associated with the Merger; an average premium to the targets' tangible book value of 292% in 1997 and 234% in 1996 compared to a premium of 291% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 21.84% in 1997 and 15.57% in 1996 compared to 24.80% associated with the Merger and an average price to assets of 24.40% in 1997 and 20.20% in 1996 compared to 25.40% associated with the Merger.

     Keefe Bruyette calculated averages of the 1996 and 1997 nationwide high performing thrift groups' multiples of price to the targets' earnings (trailing 12 months) as 18.46 in 1997 and 13.19 in 1996 compared to a multiple of 26.63 for the Merger; an average premium to the targets' stated book value of 244% in 1997 and 161% in 1996 compared to a premium of 281% associated with the Merger; an average premium to the targets' tangible book value of 251% in 1997 and 167% in 1996 compared to a premium of 291% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 20.96% in 1997 and

12.35% in 1996 compared to 24.80% associated with the Merger and average price to assets of 20.29% in 1997 and 17.56% in 1996 compared to 25.40% associated with the Merger.

     Keefe Bruyette calculated averages of the 1996 and 1997 nationwide high performing bank groups' multiples of price to the targets' earnings (trailing 12 months) as 21.50 in 1997 and 15.71 in 1996 compared to a multiple of 26.63 for the Merger; an average premium to the targets' stated book value of 287% in 1997 and 230% in 1996 compared to a premium of 281% associated with the Merger; an average premium to the targets' tangible book value of 312% in 1997 and 245% in 1996 compared to a premium of 291% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 23.92% in 1997 and 16.71% in 1996 compared to 24.80% associated with the Merger and average price to assets of 25.69% in 1997 and 21.37% in 1996 compared to 25.40% associated with the Merger.

     Keefe Bruyette calculated averages of the 1994, 1995, 1996 and 1997 New England high performing thrift groups' multiples of price to the targets' earnings (trailing 12 months) as 18.55 in 1997, 16.16 in 1996, 10.62 in 1995 and
14.46 in 1994 compared to a multiple of 26.63 for the Merger; an average premium to the targets' stated book value of 181% in 1997, 169% in 1996, 149% in 1995 and 169% in 1994 compared to a premium of 281% associated with the Merger; an average premium to the targets' tangible book value of 188% in 1997, 196% in 1996, 149% in 1995 and 171% in 1994 compared to a premium of 291% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 17.13% in 1997, 11.38% in 1996, 7.62% in 1995 and 8.18% in
1994 compared to 24.80% associated with the Merger and average price to assets of 27.99% in 1997, 15.77% in 1996, 15.98% in 1995 and 17.81% in 1994 compared to
25.40% associated with the Merger.

     Keefe Bruyette calculated averages of the 1994, 1995, 1996 and 1997 New England high performing bank groups' multiples of price to the targets' earnings (trailing 12 months) as 13.17 in 1997, 12.08 in 1996, 13.67 in 1995 and 10.67 in
1994 compared to a multiple of 26.63 for the Merger; an average premium to the targets' stated book value of 209% in 1997, 203% in 1996, 208% in 1995 and 165% in 1994 compared to a premium of 281% associated with the Merger; an average premium to the targets' tangible book value of 210% in 1997, 203% in 1996, 212% in 1995 and 165% in 1994 compared to a premium of 291% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 12.49% in 1997, 11.53% in 1996, 10.34% in 1995 and 5.38% in 1994
compared to 24.80% associated with the Merger and average price to assets of 19.30% in 1997, 18.03% in 1996, 16.51% in 1995 and 12.06% in 1994 compared to
25.40% associated with the Merger.

     No company or transaction used as a comparison in the above analysis is identical to CFX, PHFG or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

     Selected Peer Groups Analyses. Keefe Bruyette compared the financial performance and market performance of CFX based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of groups of comparable thrift and bank holding companies. For purposes of such analysis, the financial information used by Keefe Bruyette was as of and for the quarter ended September 30, 1997 for CFX and PHFG and June 30, 1997 for the comparable institutions. Market price information was as of October 24, 1997. The companies in the thrift peer group were People's Mutual Holding Company, Webster Financial Corporation, SIS Bancorp, Inc., and Affiliated Community Bancorp, Inc. The companies in the bank peer group were North Fork Bancorporation, Inc., ONBANCorp, Inc., UST Corporation, HUBCO, Inc., Banknorth Group, Inc., Vermont Financial Services Corp., Chittenden Corporation, Community Bank System, Inc., BSB Bancorp, Inc., NBT Bancorp, Inc., Evergreen Bancorp, Inc. and Arrow Financial Corporation.

     Keefe Bruyette's analysis showed the following concerning CFX and PHFG's financial performance: that its return on equity on an annualized basis was 12.82% and 16.78%, respectively, compared with an average of 13.34% and 15.76% for the thrift and bank peer groups, respectively; that its return on assets on an annualized basis was 1.15% and 1.30%, respectively, compared with an average of 0.98% and 1.28% for the thrift and bank peer groups, respectively; that its net interest margin on an annualized basis was 3.86% and 4.70%, respectively, compared with an average of 3.45% and 4.61% for the thrift and bank peer groups, respectively; that its efficiency ratio on an annualized basis was 59.93% and 61.81%, respectively, compared with an average of 59.14% and 53.98% for the thrift and bank peer groups, respectively; that its equity to assets ratio was 8.71% and 6.88%, respectively, compared to an average of 7.62% and 8.04% for the thrift and bank peer groups, respectively; that its ratio of nonperforming assets to total loans and other real estate owned was 0.81% and 1.16% respectively, compared to an average of 1.11% and 0.98% for the thrift and bank peer groups, respectively; that its ratio of loan loss reserve to nonperforming loans was 180% and 163%, respectively, compared to an average of 184% and 233% for the thrift and bank peer groups, respectively.

     Keefe Bruyette's analysis further showed the following concerning CFX and PHFG's market performance: that CFX and PHFG's price to earnings multiple based on 1997 estimated earnings was 16.21 and 16.69 times, respectively, compared to an average of 21.53 and 16.85 times for the thrift and bank peer groups, respectively; that their price to book value multiples were 2.21 and 2.63 times, respectively, compared to an average of 2.43 and 2.52 times for the thrift and bank peer groups, respectively; their dividend yields were 3.88% and 1.72%, respectively, compared to an average of 1.49 and 2.18 times for the thrift and bank peer groups, respectively. For purposes of the above calculations, all earnings estimates are based upon the published estimates of Keefe Bruyette's Research Department.

     Contribution Analysis. Keefe Bruyette analyzed the relative contribution of each of CFX and PHFG to the pro forma balance sheet and income statement items of the combined entity, including assets, common equity, market capitalization, deposits and estimated 1998 net income. Keefe Bruyette compared the relative contribution of such balance sheet and income statement items with the estimated pro forma ownership of 37% for CFX Corporation based on an Exchange Ratio of 0.667. The contribution showed that CFX would contribute approximately 30% of the combined assets, 35% of the combined common equity, 29% of the combined deposits, and 32% of the combined estimated 1998 net income.

     Financial Impact Analysis. Keefe Bruyette performed pro forma merger analysis that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, acquisition adjustments, cost savings, and revenue enhancements were used to calculate the financial impact that the Merger would have on certain projected financial results of PHFG. This analysis indicated that the Merger is expected to decrease estimated earnings per share in 1998 and be accretive thereafter; increase estimated return on equity, fully diluted tangible book value and the leverage ratio, and decrease fully diluted book value. This analysis was based on analyst and the respective managements' estimates of CFX and PHFG's 1998 earnings per share and on PHFG managements' estimates of expected cost savings, revenue enhancements and a non-recurring merger and restructuring charge to be realized or incurred by PHFG in connection with the Merger. These projections were discussed with the management of each of PHFG and CFX. The actual results achieved by PHFG following the Merger will vary from the projected results, and the variations may be material.

     Pro Forma Dividend Analysis. Based on the Exchange Ratio of 0.667, Keefe Bruyette performed an analysis showing the implied pro forma dividend to shareholders of CFX Common Stock. Given PHFG's announced annualized dividend of $0.84 per share, CFX's 1997 dividend per share equivalent would be $0.56, a 36% decrease from its stand-alone 1997 dividend of $0.88. Keefe Bruyette calculated a dividend payout ratio of 29% for PHFG. Keefe Bruyette compared this dividend payout ratio to an average industry ratio of 35% for 210 banking companies followed by Keefe Bruyette's Research Department. Keefe Bruyette further compared this average ratio to the 67% dividend payout ratio for CFX based on estimated 1997 earnings.

     Discounted Cash Flow Analysis. Keefe Bruyette estimated the present value of the future cash flows that would accrue to a holder of a share of CFX Common Stock assuming the stockholder held the stock through the year 2002 and then sold it at the end of year 2002. The analysis was based on several assumptions, including an earnings per share of $1.56 in 1998 and a 10% earnings per share growth rate. A 60% dividend payout ratio was assumed for CFX through the year 2002. A terminal value was calculated for 2002 by multiplying CFX's projected 2002 earnings by a price-to-earnings multiple of 16 times trailing earnings. The terminal valuation and the estimated dividends were discounted at a rate of 12%, producing a present value of $25.49. Keefe Bruyette also presented a table showing the foregoing analysis with a range of discount rates from 10% to 18% and a range of price-to-earnings multiples of 14 times to 19 times, resulting in a range of present values for a share of CFX Common Stock of $17.94 to $32.12. These values were determined by adding (i) the present value of the estimated future dividend stream that CFX could generate over the period beginning January 1998 and ending in December 2002, and (ii) the present value of the "terminal value" of the CFX Common Stock.

     Keefe Bruyette repeated this analysis for CFX with a scenario of completed acquisitions in 1999 and 2000 that each would be 2.00% accretive to earnings and break even to book value. Maintaining a 10% earnings per share growth rate and other assumptions produced a present value of $26.36. The table showed a range of present values from $18.54 to $33.22.

     Keefe Bruyette repeated the stand-alone analysis using an earnings growth rate of 8.4% for CFX. The result of this analysis was a present value of $22.91 at a 16 times trailing earnings terminal multiple and a 12% discount rate. Keefe Bruyette also presented a table showing the foregoing analysis with a range of discount rates from 10% to 18% and a range of price-to-earnings multiples of 14 times to 19 times, resulting in a range of present values for a share of CFX Common Stock of $16.16 to $28.83.

     Keefe Bruyette repeated this analysis for CFX with a scenario of completed acquisitions in 1999 and 2000 that each would be 2.00% accretive to earnings and break even to book value. Maintaining a 8.4% earnings per share growth rate and other assumptions produced a present value of $24.21. The table showed a range of present values from $17.05 to $30.48.

     Keefe Bruyette also estimated the present value of future cash flows that would accrue to a holder of a share of PHFG pro forma for the Merger, assuming the stockholder held the stock through the year 2002 and then sold it at the end of 2002. This analysis was based on several assumptions, including a pro forma 1998 earnings per share of $2.90. A 35% dividend payout ratio was assumed for PHFG pro forma through the year 2002. A terminal value was calculated for 2002 by multiplying PHFG's pro forma projected 2002 earnings by a price-to-earnings multiple of 16.5 times trailing earnings. The terminal valuation and the estimated dividends were discounted at a rate of 12%. This analysis was also applied to a current CFX shareholder who receives shares of PHFG in the merger. using the 0.667 Exchange Ratio. The result of this analysis was a present value of $44.12 and $29.43, respectively at a 16.5 times trailing earnings terminal multiple and a 12% discount rate. Keefe Bruyette also presented a table showing the CFX equivalent analysis with a range of discount rates from 12% to 14% and a range of price-to-earnings multiples of 16.5 times to 20 times, resulting in a range of present values for the CFX equivalent of $27.04 to $35.06.

     Keefe Bruyette stated that the discounted cash flow analysis is a widely-used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of CFX Common Stock or PHFG Common Stock.

     In connection with its opinion dated as of the date of this Prospectus/Joint Proxy Statement, Keefe Bruyette performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses described above were based and the factors considered in connection therewith. No limitations were imposed by the CFX Board upon Keefe Bruyette with respect to the investigations made or procedures followed by Keefe Bruyette in rendering its opinions.

     CFX and Keefe Bruyette have entered into a letter agreement, dated October 20, 1997 (the "Keefe Bruyette Engagement Letter"), relating to the services to be provided by Keefe Bruyette in connection with the Merger. Pursuant to the Keefe Bruyette Engagement Letter, CFX agreed to pay Keefe Bruyette $200,000 upon execution of the Agreement, an additional $200,000 upon mailing of this Prospectus/Joint Proxy Statement, and a fee equal to 0.65% of the market value at the date of closing of the Merger of the PHFG Common Stock to be issued in connection therewith, net of amounts previously paid by CFX to Keefe Bruyette pursuant to the Keefe Bruyette Engagement Letter. Based on the per share closing price of the PHFG Common Stock on December 29, 1997, the last practicable trading day prior to the printing of this

Prospectus/Joint Proxy Statement, CFX estimates that the total fee payable by CFX to Keefe Bruyette upon consummation of the Merger under the Keefe Bruyette Engagement Letter will be approximately $5.1 million. In the Keefe Bruyette Engagement Letter, CFX also agreed to reimburse Keefe Bruyette for its reasonable and out-of-pocket expenses and to indemnify against certain liabilities, including liabilities under the federal securities laws.

     PHFG. In October 1997, PHFG retained MB&D to provide certain financial advisory and investment banking services to PHFG in connection with the Merger, including the rendering of an opinion with respect to the fairness of the Exchange Ratio from a financial point of view to PHFG shareholders. MB&D was retained based on its qualifications and experience in the financial analysis of banking and thrift institutions, knowledge of the Maine, Massachusetts and New Hampshire banking markets in particular and New England banking markets in general, and its extensive experience with merger and acquisition transactions involving banking institutions. MB&D was retained by PHFG after the basic terms of the Agreement had been established by the parties and, as a result, MB&D did not participate in any negotiations leading to the Exchange Ratio.

     MB&D was retained by the PHFG Board as an independent contractor to act as financial advisor to PHFG with respect to the Merger. In the ordinary course of its business, MB&D may from time to time have long or short positions in, and buy or sell, equity securities or options on securities of PHFG and CFX. In addition, as part of its ongoing financial advisory business, MB&D had previously entered into, and maintained, a non-exclusive financial advisory relationship with CFX in 1995. This contractual relationship was terminated by mutual agreement in 1996 as MB&D represented The Safety Fund Corporation in connection with its merger with and into CFX. Subsequently, in March 1997, MB&D represented Community in connection with its merger with and into CFX. In the context of the Merger, MB&D rendered financial advisory services exclusively to PHFG.

     On October 27, 1997, at the meeting at which the PHFG Board approved and adopted the Agreement and the transactions contemplated thereby, MB&D rendered its oral opinion to the PHFG Board (which was subsequently confirmed in writing) that, as of such date, the Exchange Ratio was fair to PHFG shareholders from a financial point of view. That opinion was updated as of the date of this Prospectus/Joint Proxy Statement.

     THE FULL TEXT OF THE OPINION OF MB&D WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROSPECTUS/JOINT PROXY STATEMENT AS ANNEX V AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MB&D'S OPINION WAS NECESSARILY BASED UPON CONDITIONS AS THEY EXISTED AT THE TIME OF THE OPINION AND SHOULD BE EVALUATED AS OF THE DATE OF THE OPINION AND THE INFORMATION MADE AVAILABLE TO MB&D THROUGH SUCH DATE.

     MB&D'S OPINION IS DIRECTED TO THE PHFG BOARD AND ADDRESSES ONLY THE EXCHANGE RATIO. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PHFG SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE PHFG SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

     In arriving at its opinion, MB&D (i) reviewed the Agreement and this Prospectus/Joint Proxy Statement in substantially the form to be sent to PHFG shareholders; (ii) reviewed publicly available business and financial information with respect to both PHFG and CFX and certain internal financial information and financial projections prepared by the managements of PHFG and CFX; (iii) held discussions with members of the senior management of PHFG and the PHFG Board concerning the past and current results of operations of PHFG, its current financial condition and management's opinion of its future prospects; (iv) reviewed the historical reported price and record of trading volume for both the PHFG Common Stock and the CFX Common Stock; (v) held discussions with executive management of CFX concerning the current and past results of operations of CFX, its current financial condition and management's opinion of its future prospects; (vi) considered the current state of and future prospects for the economies of Maine, Massachusetts and New Hampshire generally and the relevant market areas for PHFG and CFX in particular; (vii) reviewed the specific acquisition analysis models employed by MB&D to evaluate the potential business combination with CFX; (viii) reviewed the reported financial terms of certain recent business combinations in the banking industry; and (ix) performed such other studies and analyses as MB&D considered appropriate under the circumstances associated with this particular transaction.

     MB&D's opinion takes into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in bank securities valuation and its knowledge of the banking industry generally. For purposes of reaching its opinion, MB&D has assumed and relied upon the accuracy and completeness of the information provided to it by PHFG and CFX, including the adequacy of the reserve for loan losses established by each company, and does not assume any responsibility for the independent verification of such information. In the course of rendering its opinion, MB&D has not completed any independent valuation or appraisal of any of the assets or liabilities of PHFG or CFX and has not been provided with any such valuations or appraisals from any other source. With respect to the financial projections reviewed by MB&D in the course of rendering its opinion, MB&D has assumed that such projections have been reasonably prepared to reflect the best currently available estimates and judgment of the management of each of CFX and PHFG as to the most likely future performance of their respective companies.

     The following is a summary of material analyses presented by MB&D to the PHFG Board in connection with its October 27, 1997 opinion. Given that it is a summary, it does not purport to be a complete and comprehensive description of all the analyses performed, or an enumeration of all matters considered by MB&D in arriving at its opinion, although it describes all material analyses performed by MB&D. The preparation of a fairness opinion is a complicated process, involving a determination as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Consequently, such an opinion is not readily susceptible to a summary description. In arriving at its fairness opinion, MB&D did not attribute any particular weight to any one specific analysis or factor considered by it and made qualitative as well as quantitative judgments as to the significance of each analysis and factor. Therefore, MB&D believes that its analyses must be considered as a whole and feels that attributing undue weight to any single analysis or factor considered could create a misleading or incomplete view of the process leading to the formation of its opinion. In its analyses, MB&D has made certain assumptions with respect to banking industry performance, general business and economic conditions and other factors, many of which are beyond the control of management of either PHFG or CFX. Estimates which are referred to in MB&D's analyses are not necessarily indicative of actual values or predictive of future results or values, which may vary significantly from those set forth.

     Analysis of the Anticipated Merger and the Exchange Ratio in Relation to CFX. The anticipated consideration to be paid in the Merger for each outstanding share of CFX Common Stock is 0.667 of a share of PHFG Common Stock. As provided in the Agreement, the Agreement may be terminated by CFX under certain circumstances and, in such event, the Exchange Ratio may be adjusted in the discretion of PHFG according to a formula described therein, in which case CFX's right to terminate under the specified circumstances shall no longer be applicable. See " -- Termination and Amendment."

     When valued at $42.56, the closing bid price of the PHFG Common Stock on October 24, 1997, the last business day preceding announcement of the Merger, as well as at $41.90, the 20-day average closing bid price of the PHFG Common Stock computed through October 24, 1997, the consideration represents the following transaction multiples:

     - Transaction Value: $28.39 per share of CFX Common Stock based upon the single-day PHFG closing bid price on October 24, 1997. Based upon the 20-day average closing bid price for the PHFG Common Stock for the period ended October 24, 1997, the transaction value is $27.95 per share of CFX Common Stock.

     - Multiple of Earnings based upon the October 24, 1997 PHFG single-day closing bid price: 21.7 times CFX's annualized earnings per share, adjusted to remove one-time merger expenses, for the nine months ended September 30, 1997.

     - Multiple of Earnings based upon the 20-day average closing bid price for PHFG for the period ended October 24, 1997: 21.3 times CFX's annualized earnings per share, adjusted to remove one-time merger expenses, for the nine months ended September 30, 1997.

     - Multiple of Tangible Book Value based upon the October 24, 1997 PHFG single-day closing bid price: 2.87 times CFX's tangible book value per share as of September 30, 1997.

     - Multiple of Tangible Book Value based upon the 20-day average closing bid price for PHFG for the period ended October 24, 1997: 2.83 times CFX's tangible book value per share as of September 30, 1997.

     - Multiple of Accounting Book Value based upon the October 24, 1997 PHFG single day closing bid price: 2.77 times CFX's book value per share as of September 30, 1997.

     - Multiple of Accounting Book Value based upon the 20-day average closing price for PHFG for the period ended October 24, 1997: 2.73 times CFX's book value per share as of June 30, 1997.

     - Multiples of CFX's Market Value based upon the October 24, 1997 PHFG single-day closing bid price: The approximate $28.39 in market value of the consideration for each share of CFX Common Stock, based upon the PHFG closing bid price on October 24, 1997, represents a 25.1% premium over the closing trade price of the CFX Common Stock reported on the AMEX on October 24, 1997.

     - Multiples of CFX's Market Value based upon the 20-day average closing price for PHFG for the period ended October 24, 1997: The approximate $27.95 in market value of the consideration for each share of CFX Common Stock, based upon the PHFG 20-day average closing bid price for the period ended on October 24, 1997, represents a 23.2% premium over the closing trade price of the CFX Common Stock reported on the AMEX on October 24, 1997.

     Stock Trading Analysis. MB&D examined the historical trading prices, volumes, price/book values and price/earnings multiples of the PHFG Common Stock and the CFX Common Stock to the stocks of other select publicly-traded banking institutions.

     Acquisition Price/Exchange Ratio Analysis. MB&D reviewed a range of possible acquisition prices, with resulting exchange ratios, and the possible pro forma financial impact of those varying exchange ratios on PHFG using performance assumptions provided by the managements of PHFG and CFX.

     Specific Acquisition Analysis. MB&D employs proprietary analytic models to examine hypothetical transactions involving banking and/or thrift companies. The models involve the use of forecast earnings data, selected current period balance sheet, fully diluted common share information and income statement data, current and historic market and trading information and a number of assumptions as to interest rates for borrowed funds, opportunity costs of funds, discount rates, dividend streams, effective tax rates and transaction structures (the alternative or combined uses of common equity, cash, debt or other securities, to fund a transaction) to evaluate a hypothetical transaction. The models distinguish between purchase and pooling accounting treatments and inquire into the likely economic feasibility of a given hypothetical transaction at a given price level or specified exchange rate while employing a specified transaction structure. The models also permit evaluation of various levels of potential non-interest expense savings which might be achieved and potential implementation timetables for such savings as well as the possibility of revenue enhancement opportunities which may arise in a hypothetical transaction. The models also permit an examination of pro forma capital adequacy.

     In this transaction, MB&D evaluated an exchange ratio of 0.667 of a share of PHFG Common Stock for each share of CFX Common Stock in a common stock merger transaction which is to be accounted for as a pooling of interests. MB&D believes that the proposed transaction is financially feasible from an earnings per share dilution perspective, generating prospective earnings per share dilution which can be eliminated by a reduction of slightly less than 25% of the annualized non-interest expense of CFX. PHFG management believes that this reduction of expenses is an achievable objective for the combined PHFG and CFX and that the transaction can become accretive to the prospective earnings per share of PHFG during the first twelve months of combined operations following consummation of the Merger. See "Management and Operations of PHFG after the Merger."

     Based on its financial analysis of the Merger, MB&D concluded that the pro forma capitalization of PHFG will be adequate after consummation of the Merger.

     Impact Analysis. MB&D analyzed the Merger in terms of its pro forma effect on PHFG's internally-projected earnings per share, book value, tangible book value and capital ratios. MB&D based its analysis and review on PHFG's and CFX's projected 1997 and 1998 earnings and cost savings, revenue enhancements and leveraging opportunities projected by PHFG management. Based upon the projected earnings provided by PHFG and CFX and an exchange ratio of 0.667, the analysis showed that the acquisition, excluding one-time transaction related expenses, and including certain consolidation economies, would be accretive to PHFG's projected earnings per share for the first four combined fiscal quarters after the transaction's consummation. Based upon PHFG's and CFX's balance sheets at September 30, 1997 and including adjustments for PHFG's acquisition of Atlantic on October 1, 1997, the Merger would be accretive to PHFG's tangible book value by 7.0% and would increase PHFG's leverage ratio by 98 basis points on a pro forma basis. Actual results may vary materially from pro forma model results and projections.

     Analysis of Comparable Transactions. MB&D is reluctant to place undue emphasis on "comparables analysis" as a valuation methodology due to what it considers to be inherent limitations of the process, which renders application of the results to specific cases questionable. It has observed that such analyses as performed by some industry observers and financial advisors often fail to adequately take into consideration such factors as material differences in the underlying capitalization of the comparable institutions which are being acquired; differences in the historic earnings (or loss) patterns recorded by the compared institutions, which can depict a very different trend than might be implied by examining only recent financial results; failure to exclude non-recurring profit or loss items from the last twelve months earnings streams of target companies, which can distort apparent earnings multiples; differences in the form or forms of consideration used to complete the transaction; differences between the planned method of accounting for the completed transaction; and such less accessible factors as the relative population, business and economic demographics of the acquired entities' markets, as compared or contrasted to such factors for the markets in which comparables are doing business. Comparables analysis also rarely seems to take into consideration the degree or absence of facilities overlap between the acquiror's market and that of the target or the absence of such overlap and the resulting cost savings differentials between otherwise apparently comparable transactions. MB&D consequently believes that comparables analysis has serious limitations and should not be relied upon to any material extent by members of management, a board of directors or shareholders in considering the merits of a proposed transaction.

     Nevertheless, in the course of its analysis of the proposed Merger, MB&D reviewed two universes of publicly-announced transactions in the financial institutions industry in which either a savings bank or thrift (or their respective holding companies) were acquired by another financial institution. These transactions were announced after January 1, 1997 and prior to October 24, 1997. In the first universe, all of the examined transactions involved entities doing business in New England. In the second universe, select transactions involving companies doing business in the eastern and central states were used.

     The first universe was comprised of the following 14 New England transactions announced in 1997: Eastern Bank Corp.'s acquisition of Emerald Isle Bancorp, New England Community's acquisition of Community Savings Bank, People's Bank's acquisition of Norwich Financial Corp., Hubco, Inc.'s acquisition of The Bank of Southington, SIS Bancorp's acquisition of Glastonbury Bank & Trust Co., North Fork Bancorp.'s acquisition of Branford Savings Bank, PHFG's acquisition of Atlantic, Granite State Bankshares, Inc.'s acquisition of Primary Bank, Citizens Financial's acquisition of BNH Bancshares, CFX's acquisition of Community, MASSBANK Corp.'s acquisition of Glendale Co-op Bank, New England Community's acquisition of First Bank of West Hartford, CFX's acquisition of Portsmouth and Eagle Financial Corp.'s acquisition of MidConn Bank.

     Within the group of 14 New England transactions announced in 1997, for the six transactions announced after June 30, 1997, the median multiple of tangible book value paid by the acquiror was 223.5%, the maximum multiple paid was 239.5% and the minimum multiple was 111.0%. These statistics can be compared to multiples derived using the indicated value as of October 24, 1997 of 287% based upon the nominal present value of the fixed Exchange Ratio of approximately $28.39 based upon the closing bid price of the PHFG Common Stock on October 24, 1997. Based upon the trailing 20-day average closing bid price of the PHFG Common Stock through October 24, 1997, the same ratio was 282.5% using the nominal present value of the fixed Exchange Ratio of approximately $27.95.

     Within the group of 14 New England transactions announced in 1997, for the eight transactions announced before June 30, 1997, the median multiple of tangible book value paid by the acquiror was 200.0%, the maximum multiple paid was 227.8% and the minimum multiple was 115.5%. These statistics can be compared to multiples derived using the indicated value as of October 24, 1997 of 287% based upon the nominal present value of the fixed Exchange Ratio of approximately $28.39 based upon the closing bid price of PHFG on October 24, 1997. Based upon the trailing 20-day average closing bid price of the PHFG Common Stock through October 24, 1997, the same ratio was 283% using the nominal present value of the fixed Exchange Ratio of approximately $27.95.

     With respect to trailing 12-months earnings multiples for this same data sample of 14 New England transactions announced in 1997, for the six transactions announced after June 30, 1997, the median price/earnings multiple paid was 19.2, the maximum multiple was 27.3 and the minimum multiple was 13.9. These statistics can be compared to multiples derived using the indicated value on October 24, 1997, which can be derived for the proposed acquisition of CFX by PHFG as 21.5 based upon the nominal present value of the fixed Exchange Ratio of approximately $28.39 based upon the closing price of PHFG on October 24, 1997 and 21.2 based upon the nominal present value of the fixed Exchange Ratio of approximately $27.95 based upon the trailing 20-day average closing price of the PHFG Common Stock through October 24, 1997.

     With respect to trailing 12-months earnings multiples for this same data sample of 14 New England transactions announced in 1997, for the eight transactions announced before June 30, 1997, the median price/earnings multiple paid was 20.1, the maximum multiple was 35.2 and the minimum multiple was 13.9. These statistics can be compared to multiples derived using the indicated value on October 24, 1997, which can be derived for the proposed acquisition of CFX by PHFG as 21.5 based upon the nominal present value of the fixed Exchange Ratio of approximately $28.39 based upon the closing bid price of the PHFG Common Stock on October 24, 1997 and 21.2 based upon the nominal present value of the fixed Exchange Ratio of approximately $27.95 based upon the trailing 20-day average closing bid price of the PHFG Common Stock through October 24, 1997.

     The second universe was comprised of the following 14 eastern and central state transactions announced in 1997: North Fork Bancorp's acquisition of New York Bancorp, Sovereign Bancorp's acquisition of ML Bancorp, NationsBank Corp.'s acquisition of Barnett Banks Inc., Fulton Financial's acquisition of Keystone Heritage Group, Union Planters Corp.'s acquisition of Capital Bancorp, First Union Corp.'s acquisition of Signet Banking Corp., Charter One Financial's acquisition of RCSB Financial, Huntington Bancshares' acquisition of First Michigan Bank Corp., Astoria Financial Corp.'s acquisition of Greater NY Savings Bank, Marshall & Ilsley's acquisition of Security Capital Corp., Sovereign Bancorp's acquisition of Banker's Corp., Summit Bancorp's acquisition of Collective Bancorp, CCB Financial Corp.'s acquisition of American Federal Bank FSB and Allied Irish Banks' acquisition of Dauphin Deposit Corp.

     Within the group of 14 eastern and central state transactions announced in 1997, the median multiple of tangible book value paid by the acquiror was 235%, the maximum multiple paid was 481% and the minimum multiple was 161%. These statistics can be compared to multiples derived using the indicated value as of October 24, 1997, which can be derived for the proposed acquisition of CFX by PHFG as 287% based upon the nominal present value of the fixed Exchange Ratio of approximately $28.39 based upon the closing bid price of the PHFG Common Stock on October 24, 1997. Based upon the trailing 20-day average closing bid price of the PHFG Common Stock through October 24, 1997, the same ratio was 282.5% using the nominal present value of the fixed Exchange Ratio of approximately $27.95.

     With respect to trailing 12-months earnings multiples for this same data sample of 14 eastern and central state transactions announced in 1997, the median price/earnings multiple paid was 20.7 and the maximum multiple was 34.6, while the minimum multiple was 15.3. These statistics can be compared to multiples derived using the indicated values on October 24, 1997, which can be derived for the proposed acquisition of CFX by PHFG as 21.5 based upon the nominal present value of the fixed Exchange Ratio of approximately $28.39 based upon the closing bid price of the PHFG Common Stock on October 24, 1997 and 21.2 based upon the nominal present value of the fixed Exchange Ratio of approximately $27.95 based upon the 20-day average closing bid price of the PHFG Common Stock through October 24, 1997.

     For the reasons detailed above, MB&D does not believe that the comparables analysis set forth above should be viewed as the most meaningful analytic tool with respect to the fairness of the Exchange Ratio to the shareholders of PHFG from a financial point of view.

     In connection with its opinion dated the date of this Prospectus/Joint Proxy Statement, MB&D confirmed the appropriateness of its reliance on the analysis used to render its October 27, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith. No limitations were imposed by the PHFG Board upon MB&D with respect to the investigations made or procedures followed by MB&D in rendering its opinions.

     PHFG and MB&D have entered into a letter agreement, dated October 27, 1997 (the "MB&D Engagement Letter"), relating to the services to be provided by MB&D in connection with the Merger. Pursuant to the MB&D Engagement Letter, PHFG agreed to pay MB&D $60,000 upon execution of the Agreement and an additional $90,000 upon mailing of this Prospectus/Joint Proxy Statement and the accompanying MB&D fairness opinion. In the MB&D Engagement Letter, PHFG also agreed to reimburse MB&D for its reasonable out-of-pocket expenses and to indemnify against certain liabilities, including liabilities under the federal securities laws.

EXCHANGE OF CFX COMMON STOCK CERTIFICATES

     At the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of CFX Common Stock, upon surrender of the same to an agent, duly appointed by PHFG ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of PHFG Common Stock into which the shares of CFX Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted by virtue of the Merger. As promptly as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of CFX Common Stock, and which is to be exchanged for PHFG Common Stock by virtue of the Merger, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing PHFG Common Stock. Upon surrender to the Exchange Agent of one or more certificates evidencing shares of CFX Common Stock, together with a properly completed and executed letter of transmittal, the Exchange Agent will mail to the holder thereof after the Effective Time a certificate or certificates representing the number of full shares of PHFG Common Stock into which the aggregate number of shares of CFX Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Agreement, provided that certificates evidencing CFX Common Stock surrendered for exchange by any affiliate of CFX (as defined in the Agreement) shall not be exchanged for certificates representing shares of PHFG Common Stock in accordance with the terms of the Agreement until PHFG has received a letter agreement from such person contemplated by the Agreement and which generally is intended to ensure compliance with applicable securities laws and that the Merger will qualify as a pooling of interests under generally accepted accounting principles. PHFG shall be entitled, after the Effective Time, to treat certificates representing shares of CFX Common Stock as evidencing ownership of the number of full shares of PHFG Common Stock into which the shares of CFX Common Stock represented by such certificates shall have been converted pursuant to the Agreement, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     After the Effective Time, there shall be no further transfer on the records of CFX of certificates representing shares of CFX Common Stock. If any such certificates are presented to CFX or the transfer agent for the CFX Common Stock for transfer after the Effective Time, they shall be cancelled against delivery of certificates for PHFG Common Stock in accordance with the Agreement.

     No dividends which have been declared on the PHFG Common Stock will be remitted to any person entitled to receive shares of PHFG Common Stock under the Agreement until such person surrenders his or her certificate or certificates representing shares of CFX Common Stock in exchange for a certificate or certificates evidencing shares of PHFG Common Stock, at which time such dividends shall be remitted to such person, without interest.

     No fractional shares of PHFG Common Stock shall be issued in the Merger to holders of shares of CFX Common Stock. Each holder of shares of CFX Common Stock who otherwise would have been entitled to a fraction of a share of PHFG Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of CFX Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing per share price of the PHFG Common Stock on the Nasdaq Stock Market's National Market on the business day preceding the Effective Time.

ASSUMPTION OF CFX STOCK OPTIONS

     At the Effective Time, each CFX Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of CFX Common Stock and shall be converted automatically into an option to purchase shares of PHFG Common Stock, and PHFG shall assume each CFX Option, in accordance with the terms of the applicable CFX stock option plan (inclusive of certain plans of acquired companies) and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) PHFG and the PHFG Board or a duly authorized committee thereof shall be substituted for CFX and the CFX Board or duly authorized committee thereof administering such CFX stock option plan, (ii) each CFX Option assumed by PHFG may be exercised solely for shares of PHFG Common Stock, (iii) the number of shares of PHFG Common Stock subject to such CFX Option shall be equal to the number of shares of CFX Common Stock subject to such CFX Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of PHFG Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such CFX Option shall be adjusted by dividing the per share exercise price under each such CFX Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each CFX Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code. PHFG also has agreed to register the shares of PHFG Common Stock issuable upon exercise of the foregoing PHFG stock options under the Securities Act.

CONDITIONS TO THE MERGER

     The Agreement provides that consummation of the Merger is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Agreement is subject to the following conditions:
(i) all corporate action (including without limitation approval by the requisite votes of the shareholders of PHFG and CFX) necessary to authorize the execution and delivery of the Agreement and the Bank Agreements and consummation of the transactions contemplated thereby shall have been duly and validly taken; (ii) the receipt of all necessary regulatory approvals and consents required to consummate the Merger and the Bank Mergers by any governmental authority, and the expiration of all notice periods and waiting periods with respect thereto, provided, however, that no required approval or consent shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to PHFG that had such condition or requirement been known PHFG, in its reasonable judgment, would not have entered into the Agreement; (iii) none of PHFG or CFX or their respective subsidiaries shall be subject to any statute, rule, regulation, order or decree which prohibits, restricts or makes illegal the consummation of the Merger or the Bank Mergers and there shall be no pending proceeding initiated by a governmental or regulatory authority to seek an order, injunction or decree which prevents consummation of the Merger or a Bank Merger;
(iv) the Registration Statement shall have become effective under the Securities Act, and PHFG shall have received all permits, authorizations or exemptions necessary under all state securities laws to issue PHFG Common Stock in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by any governmental authority; (v) the shares of PHFG Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market; (vi) the independent public accountants of PHFG shall have issued a letter dated as of the Effective Time to the effect that the Merger shall be accounted for as a pooling of interests under generally accepted accounting principles; and (vii) each of PHFG and CFX shall have received an opinion of its respective counsel to the effect that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and with respect to certain other related federal income tax considerations (see "The Merger -- Certain Federal Income Tax Consequences").

     In addition to the foregoing conditions, the obligations of PHFG under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of CFX set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by CFX; (iii) the receipt of a certificate from specified officers of CFX with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Agreement; (iv) the receipt of certain legal opinions from CFX's legal counsel; and (v) the receipt by PHFG of such certificates of CFX's officers or others and such other documents to evidence fulfillment of the conditions relating to CFX as PHFG may reasonably request. Any of the foregoing conditions may be waived by PHFG.

     In addition to the other conditions set forth above, CFX's obligations under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of PHFG set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by PHFG; (iii) the receipt of a certificate from specified officers of PHFG with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Agreement; (iv) the receipt of certain legal opinions from legal counsel to PHFG; and (v) the receipt by CFX of such certificates of PHFG's officers or others and such other documents to evidence fulfillment of the conditions relating to them as CFX may reasonably request. Any of the foregoing conditions may be waived by CFX.

REGULATORY APPROVALS

     Consummation of the Merger is subject to prior receipt of all required approvals and consents of the Merger and the Bank Mergers or waivers thereof by all applicable federal and state regulatory authorities. In order to consummate the Merger and the Bank Mergers, PHFG or one of its banking subsidiaries, as applicable, must obtain the prior approval, consent or waiver, as applicable, of the FRB, the FDIC, the OTS, the Maine Superintendent, the New Hampshire Bank Commissioner and the Massachusetts Board, the approval of which may not be granted until it has received notice from the MHPF that PHFG and the MHPF have made the arrangements required by Massachusetts law.

     The Merger is subject to the prior approval of the FRB under the BHCA, unless waived by the FRB in accordance with Regulation Y under the BHCA, and the Bank Mergers are subject to the prior approval of the FDIC or the OTS, as applicable, under the Bank Merger Act ("BMA") provisions of the Federal Deposit Insurance Act. Pursuant to the applicable provisions of the BHCA and the BMA, the FRB may not approve the Merger and the FDIC or OTS may not approve a Bank Merger if (i) such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (ii) the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any other manner to restrain trade, in each case unless the FRB, the FDIC or the OTS, as applicable, finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interests by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting its review of any application for approval, each of the FRB, the FDIC and the OTS is required to consider whether the financial and managerial resources of the acquiring bank holding company and acquiring bank are adequate (including consideration by a variety of means of the competence, experience and integrity of the applicant's directors, officers and principal stockholders and compliance with, among other things, fair lending laws). Each of the FRB, the FDIC and the OTS has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977, as amended.

     Each of the BHCA and the BMA provides that a transaction approved by the applicable federal banking agency generally may not be consummated until 30 days after approval by such agency. If the U.S. Department of Justice and the relevant agency otherwise agree, this 30-day period may be reduced to as few as 15 days. During such period, the U.S. Department of Justice may commence a legal action challenging the transaction under the antitrust laws. The commencement of an action would stay the effectiveness of the approval of the federal banking agency unless a court specifically orders otherwise. If, however, the U.S. Department of Justice does not commence a legal action during such waiting period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act.

     The approval of the Maine Superintendent is required for consummation of the Merger under Part 10 of Title 9-B of the Maine Revised Statutes Annotated. The Maine Superintendent shall not approve an application for such a transaction unless he determines, after a consideration of all relevant evidence, that it would contribute to the financial strength and success of the applicant and promote the convenience and advantage of the public. The factors to be considered by the Maine Superintendent in this regard are substantially similar to those to be considered by federal banking agencies, as discussed above.

     The New Hampshire Bank Commissioner must approve the merger of CFX Bank with and into BNH under Section 388:9 of the New Hampshire Revised Statutes Annotated ("NHRSA"). The New Hampshire Bank Commissioner may conduct such investigation as he deems necessary to find whether such Bank Merger will promote the public convenience and advantage and the interest of the merging institutions and their shareholders and depositors, and whether such Bank Merger can be effected without reducing the amount standing to the credit of any depositor upon consummation thereof and without the imposition of restrictions on the withdrawal of funds by depositors. In connection with such transaction, the New Hampshire Bank Commissioner must approve BNH's operation of the offices of CFX Bank after the merger of CFX Bank with and into BNH pursuant to NHRSA
Section 384-B:2,II, which generally cannot be granted if it would violate the 20% deposit limitation contained in this section and described below. In making a determination under NHRSA Section 384-B:2,II, the New Hampshire Bank Commissioner shall take into consideration (i) the convenience, needs and welfare of the communities and area concerned, (ii) the financial history of the banks concerned, including the adequacy of their capital funds, (iii) the prospects of the resulting bank, (iv) the character of the management of the resulting bank and (v) whether or not the effect of granting approval would be to expand the size of the bank and the extent of its business beyond limits consistent with adequate and sound banking, the public interest and the preservation of competition in the field of banking.

     NHRSA Section 384:58,II generally provides that an acquisition of a New Hampshire bank by an out-of-state bank holding company such as PHFG shall not be permitted if it would result in violation of the deposit limitation contained in NHRSA Section 384-B:3(2), unless waived by the New Hampshire Board of Trust Company Incorporation ("NHBTCI") because it determines that it is in the best interests of the State of New Hampshire. NHRSA Section 384-B:3(2) provides that no bank holding company which controls two or more New Hampshire-chartered banks or national banks authorized to conduct business in New Hampshire shall directly or indirectly acquire ownership or control of any voting stock of any other such bank or national bank if upon such acquisition the dollar volume of the total deposits in New Hampshire of the bank holding company and all its affiliates would exceed 20% of the dollar volume of total deposits in New Hampshire of all banks, national banks and federal savings and loan associations in New Hampshire, as determined by the NHBTCI on the basis of the most recent reports made by such institutions to their supervisory authorities and available at the time of acquisition. In addition, NHRSA Section 384-B:2,II provides that a bank resulting from the merger of two New Hampshire banks, such as the proposed merger of CFX Bank with and into BNH, may operate as a branch office or offices the business of the other bank acquired in the merger, provided, however, that the dollar volume of the total deposits of the remaining bank at the time of the filing of its application for such branch office or offices does not exceed 20% of the dollar volume of the total deposits of all banks, national banks and federal savings and loan associations in New Hampshire, as determined by the NHBTCI in the same manner set forth above. PHFG believes that the specific language of Section 384-B:3(2) is not applicable to the Merger and that the requirements of Section 384-B:2,II will be met in connection with the merger of CFX Bank with and into BNH. There can be no assurance, however, that New Hampshire authorities will agree with PHFG's views in this regard and not require PHFG to divest deposits in New Hampshire in connection with such transactions.

     The Merger is subject to approval of the Massachusetts Board under Sections 2 and 4 of Chapter 167A of the Massachusetts General Laws Annotated. Massachusetts law requires that the Massachusetts Board find that the Merger would not unreasonably affect competition among banking institutions and that it would promote public convenience and advantage. In making such a determination, the Massachusetts Board must consider, among other things, a showing of net new benefits, including initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within the statutorily delineated local community of PHFG in Massachusetts, and such other matters as the Massachusetts Board may deem necessary or advisable.

     In addition, Massachusetts law provides that the Massachusetts Board cannot approve the Merger until it has received notice from the MHPF that arrangements satisfactory to the MHPF have been made for the proposed acquiror to make 0.9 percent of its assets located in Massachusetts available for call by the MHPF for a period of ten years for purposes of funding various affordable housing programs. Massachusetts law provides that such funds shall bear interest at rates approved by the Massachusetts Commissioner of Banks (the "Massachusetts Commissioner"), which shall be based upon the cost (not to include lost opportunity costs) incurred in making funds available to the MHPF.

     Applications have been, or in the case of the FRB will be, filed with applicable regulatory authorities for the required approval, consent or waiver of approval of the Merger and the Bank Mergers. Although neither PHFG nor CFX is aware of any basis for disapproving the Merger and the Bank Mergers, there can be no assurance that all requisite approvals, consents or waivers will be obtained, that such approvals, consents or waivers will be received on a timely basis or that such approvals, consents or waivers will not impose conditions or requirements which, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to PHFG that had such condition or requirement been known PHFG, in its reasonable judgment, would not have entered into the Agreement. If any such condition or requirement is imposed, the Agreement permits PHFG to terminate the Agreement.

BUSINESS PENDING THE MERGER

     The Agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the Merger. Pending consummation of the Merger, CFX and its subsidiaries generally are required to conduct their respective businesses in the ordinary course consistent with past practice and to use all reasonable efforts to preserve their respective business organizations intact. In addition, CFX shall not, and shall cause each CFX subsidiary not to, among other things, declare any dividend on the CFX Common Stock, except for regular quarterly cash dividends which are not in excess of $.22 per share of CFX Common Stock (which, if consistent with pooling of interests accounting treatment for the

Merger, generally shall have the same record and payment dates as the record and payment dates for quarterly dividends on the PHFG Common Stock); issue any shares of its capital stock, other than upon exercise of outstanding options to purchase CFX Common Stock, pursuant to the CFX Employee Stock Purchase Plan for any offering period pursuant thereto ended on or before December 31, 1997 and pursuant to the CFX Option Agreement; effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; take specified actions with respect to its business, including without limitation increase the rate of compensation of its directors, officers or employees, enter into or modify any employee benefit plan, change its methods of accounting or tax reporting, purchase or sell assets, make capital expenditures, enter into contracts with respect to branch offices, acquire any business or entity, enter into any new line of business and enter into futures, options and similar contracts, except in the case of each of the foregoing as permitted by the Agreement; amend its articles and bylaws; take any action that would impede the Agreement from qualifying for pooling of interests accounting or as a reorganization under the Code; take any action that would result in any of the representations and warranties of CFX not being true and correct in any material respect at or prior to the Effective Time or in any of the conditions to the Merger set forth in the Agreement not being satisfied; or agree to do any of the foregoing.

     The Agreement also provides that pending consummation of the Merger PHFG and its subsidiaries shall conduct their respective businesses in substantially the same manner as theretofore conducted, provided that nothing contained therein shall be deemed to prevent PHFG from effecting other acquisitions or entering into new lines of business. In addition, PHFG shall not, and shall cause each subsidiary which is a Significant Subsidiary (as defined in the Agreement) not to, declare any dividend on the PHFG Common Stock, except for regular quarterly cash dividends which are not in excess of $.25 per share of PHFG Common Stock; amend its articles and bylaws in a manner which would adversely affect the PHFG Common Stock or its ability to consummate the transactions contemplated by the Agreement; take any action that would impede the Merger from qualifying for pooling of interests accounting or as a reorganization under the Code; take any action that would result in any of the representations and warranties of not being true and correct in any material respect at or prior to the Effective Time or in any of the conditions to the Merger set forth in the Agreement not being satisfied; or agree to do any of the foregoing.

NO SOLICITATION

     The Agreement provides that CFX shall not solicit or encourage any inquiries relating to, or the making of any proposal which constitutes, an Acquisition Transaction (as defined in the Agreement) or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of CFX, as advised by counsel, (i) recommend or endorse an Acquisition Transaction, (ii) participate in any discussions or negotiations regarding an Acquisition Transaction or (iii) provide any third party with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction (other than in each case with or to PHFG or an affiliate of PHFG). The term "Acquisition Transaction" generally is defined in the Agreement to mean any merger or consolidation involving CFX or a subsidiary of CFX, a purchase, lease or other acquisition of all or a substantial portion of the assets and liabilities of CFX or a subsidiary of CFX (other than CFX Funding L.L.C.) or a purchase or other acquisition of an interest in any class or series of equity securities of CFX (except as otherwise expressly permitted by the Agreement) or a subsidiary of CFX.

EFFECTIVE TIME OF THE MERGER

     The Effective Time of the Merger shall be the date and time of the filing of (i) articles of merger with the Secretary of State of the State of Maine pursuant to the MBCA and (ii) articles of merger with the Secretary of State of the State of New Hampshire pursuant to the NHBCA, unless a different date and time is specified as the effective time in such Articles of Merger. Articles of Merger will be filed only after the receipt of all requisite regulatory approvals of the Merger and the Bank Mergers, approval of the Agreement by the requisite votes of the shareholders of PHFG and CFX and the satisfaction or waiver of all other conditions to the Merger and the Bank Mergers set forth in the Agreement.

     A closing (the "Closing") shall take place immediately prior to the Effective Time on the fifth business day following the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Merger specified in the Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or on such other date as the parties may mutually agree upon.

TERMINATION AND AMENDMENT

     The Agreement may be terminated (i) by mutual consent of the parties; (ii) by a non-breaching party if the other party (a) breaches any material covenants or undertakings contained in the Agreement or (b) materially breaches any representations or warranties contained in the Agreement, in each case if such breach has not been cured within thirty days after notice thereof from the terminating party; (iii) by either party if certain required regulatory approvals or consents are not obtained; (iv) by either party if either PHFG's or CFX's shareholders do not approve the Agreement, unless such failure to approve is caused by the failure of the party seeking such termination to materially perform its obligations under the Agreement; (v) by either PHFG or CFX if the Merger is not consummated by October 27, 1998, unless the failure to consummate the Merger is due to a breach by the party seeking such termination of its obligations under the Agreement; and (vi) by either party if the Board of Directors of the other party has withdrawn, modified or changed in a manner adverse to the terminating party its recommendation to its stockholders to approve the Agreement.

     CFX also may terminate the Agreement if during the three-day period commencing on the date on which the last required governmental approval of the Merger and the Bank Mergers is received (without regard to any waiting period in respect thereof) (the "Determination Date") it so notifies PHFG and both of the following conditions are applicable:

          (i) the number (the "PHFG Ratio") obtained by dividing the average daily per share closing prices of the PHFG Common Stock during the 20 trading days preceding the Determination Date (the "Average Closing Price") by $43.13, the per share closing price of the PHFG Common Stock on October 24, 1997, the last trading day immediately preceding the date of the first public announcement of the Agreement (the "Starting Price"), is less than .80; and

          (ii) the PHFG Ratio is less than (x) the number obtained by dividing the weighted average daily per share closing prices of the common stocks of 22 publicly-traded bank holding companies (the "Index Group") during the 20 trading days preceding the Determination Date (the "Final Index Price") by $43.23, the weighted average daily per share closing prices of the common stocks of each company comprising the Index Group on October 24, 1997, the last trading day immediately preceding the date of the first public announcement of the Agreement (the "Initial Index Price"), less (y) 0.15 (the "Index Ratio").

     If both of the foregoing conditions are applicable, CFX has the right to terminate the Agreement. The CFX Board has made no decision as to whether it would exercise its right to terminate the Agreement under such circumstances. Any such decision will be made by the CFX Board in light of the circumstances existing at the time that the CFX Board has the opportunity to make such an election, if any. Prior to making any determination to terminate the Agreement, the CFX Board would consult with its financial and other advisers and would consider all financial and other information it deemed relevant to its decision. The matter would not, however, be resubmitted to shareholders. If CFX elected not to exercise its right to terminate the Agreement, the Exchange Ratio would remain 0.667 and the dollar value of the consideration which the shareholders of CFX would receive for each share of CFX Common Stock would be the value of 0.667 of a share of PHFG Common Stock at the Effective Time.

     If CFX elects to exercise its right to terminate the Agreement, it must give notice to PHFG during the three-day period commencing with the Determination Date. During the three-day period after receipt of such notice, PHFG has the option to increase the consideration payable to CFX shareholders by adjusting the Exchange Ratio in the manner described below. PHFG is under no obligation to adjust the Exchange Ratio and there can be no assurance that PHFG would elect to adjust the Exchange Ratio if CFX were to exercise its option to terminate the Agreement. Any such decision would be made by PHFG in light of the circumstances existing at the time PHFG has the opportunity to make such an election. If PHFG elects to adjust the Exchange Ratio, it must give CFX prompt notice of that election and the adjusted Exchange Ratio, in which case CFX will not have any right to terminate the Agreement as a result of the above-described circumstances.

     The operation of the conditions permitting CFX to terminate the Agreement based on a decrease in the market price of the PHFG Common Stock reflects the parties' agreement that shareholders of CFX would assume the risk of a modest decline in value of the PHFG Common Stock (equal to up to a 20% decline from the PHFG Starting Price) under any circumstances and that such shareholders would assume the risk of a more significant decline in value of the PHFG Common Stock unless the percentage decline in the value of the PHFG Common Stock from the Starting Date to the Determination Date represents a more than 15% decrease in the weighted average price of the common stocks of the Index Group during such period. The premise of this agreement is that declines in value of the PHFG Common Stock which are in accordance with an index of comparable publicly-traded stocks is indicative of a broad-based change in market and economic conditions affecting PHFG (as well as CFX) rather than factors which are specifically attributable to the value of the PHFG Common Stock.

     The operation and effect of the provisions of the Agreement dealing with a decline in the market price of the PHFG Common Stock may be illustrated by the following three scenarios:

          (1) One scenario is that the Average Closing Price is below the Starting Price of $43.13 but is not less than $34.50. Under such circumstances the decline in the Starting Price would be 20% or less and the PHFG Ratio would not be less than .80. As a result, there would be no adjustment to the 0.667 Exchange Ratio and CFX would be obligated to consummate the Merger regardless of the change in the weighted average price of the common stocks of the Index Group (assuming all other conditions to CFX's obligations were satisfied or waived).

          (2) A second scenario is that the Average Closing Price declines to less than $34.50 but does not decline by more than 15% of the weighted average price of the common stocks of the Index Group. Under such circumstances there would be no adjustment to the 0.667 Exchange Ratio and CFX would be obligated to consummate the Merger (assuming all other conditions to CFX's obligations were satisfied or waived).

          For example, if the Average Closing Price was $32.00 and the Final Index Price was $37.00, the PHFG Ratio ($32.00 / $43.13, or .74) would be less than .80 but would not be less than the Index Ratio ($37.00 / $43.23, less .15, or .71). The Exchange Ratio would remain 0.667 and CFX would be obligated to consummate the Merger (assuming all other conditions to CFX's obligations were satisfied or waived).

          (3) A third scenario is that the Average Closing Price declines to less than $34.50 and by more than 15% of the weighted average price of the common stocks of the Index Group. Under such circumstances, CFX would have the right but not the obligation to terminate the Agreement unless PHFG elected to increase the Exchange Ratio to the lesser of (x) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Starting Price, .80 and the Exchange Ratio by (B) the Average Closing Price and (y) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio by (B) the PHFG Ratio.

          For example, if the Average Closing Price was $32.00 and the Final Index Price was $39.00, the PHFG Ratio ($32.00 / $43.13, or .74) would be less than .80 and would be less than the Index Ratio ($39.00 / $43.23, less .15, or .75). If CFX exercised its right to terminate the Agreement under such circumstances, PHFG would have the option to increase the Exchange Ratio to the lesser of (x) .7192 (the number determined by dividing $23.01 (the product of the $43.13 Starting Price, .80 and the 0.667 Exchange Ratio) by the $32.00 Average Closing Price) and (y) .6762 (the number determined by dividing .50 (the product of the .75 Index Ratio and the 0.667 Exchange Ratio) by .74 (the PHFG Ratio)). If PHFG exercised such option, the Exchange Ratio would be .6762 and CFX would be obligated to consummate the Merger (assuming all other conditions to CFX's obligations were satisfied or waived).

     The Index Group is comprised of 22 publicly-traded bank holding companies. These companies were selected by PHFG and CFX, with the assistance of their respective financial advisers, because they were deemed to comprise a peer group of institutions, although none of such companies are identical to PHFG in size, location, financial condition and operations. For information relating to the composition and weighting of the Index Group and other information relating to the operation of the foregoing provisions, see Section 7.1(h) of the Agreement, which is attached as Annex I to this Prospectus/Joint Proxy Statement.

     If, between the date of the Agreement and the Effective Time, the shares of PHFG Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon is declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

     In the event of termination, the Agreement shall become null and void, except that certain provisions thereof relating to expenses and confidentiality shall survive any such termination and any such termination shall not relieve any breaching party from liability for any willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

     To the extent permitted under applicable law, the Agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the approval of the shareholders of PHFG or CFX, provided that after any such approval the Agreement may not be amended or supplemented in a manner which modifies either the amount or form of the consideration to be received by CFX's shareholders or otherwise materially adversely affects CFX shareholders without further approval by those shareholders who are so affected.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors and executive officers of CFX may be deemed to have interests in the Merger in addition to their interests as shareholders generally. The CFX Board was aware of these factors and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

     Directors and Officers. Pursuant to the Agreement, PHFG agreed that at the Effective Time (i) the directors of PHFG shall include five persons serving as directors of CFX immediately prior to the Effective Time (including Peter J. Baxter, President and Chief Executive Officer of CFX) designated by CFX and who both meet the director qualification requirements set forth in the Bylaws of PHFG and are otherwise acceptable to PHFG and (ii) Mr. Baxter shall be Vice Chairman of the PHFG Board and an Executive Vice President and Chief Operating Officer of PHFG. See "Management and Operations of PHFG after the Merger -- Board of Directors and Management Following the Merger."

     Employment and Change of Control Agreements. Pursuant to the Agreement, PHFG agreed to honor, and to cause its appropriate subsidiaries to honor, various employment agreements and change-in-control agreements which have been entered into by CFX and its subsidiaries, including the three-year employment agreements, dated as of August 29, 1997, between CFX and each of Peter J. Baxter, President and Chief Executive Officer of CFX, Mark A. Gavin, Executive Vice President and Chief Operating Officer of CFX, Douglas Crichfield, Executive Vice President of CFX, and Christopher W. Bramley, Executive Vice President of CFX (collectively, the "Employment Agreements"). Pursuant to an Employment Agreement, an executive officer shall be employed in a specified capacity for a three-year period commencing on the effective date of the Employment Agreement, which shall be extended automatically for one additional year on each annual anniversary of such effective date unless either CFX or the executive gives contrary written notice to the other in the required manner. The Employment Agreements provide for the payment of specified benefits to an executive if during the term of the Employment Agreement the executive's employment by CFX is terminated (whether by CFX or the executive) upon the occurrence of or within 12 months after a Triggering Event, which is defined in the Employment Agreements generally to include (i) termination by CFX of the employment of the executive for any reason other than "cause," as defined, (ii) the assignment to the executive without his consent of any duties which are inconsistent in any material respect with the executive's position, authority, duties or responsibilities, (iii) a requirement by CFX that the executive be based at a location that is more than 75 miles from the main office of CFX in anticipation of or following a Change in Control (which is defined in a manner which would include the Merger), (iv) the failure of the Company without the executive's consent to continue specified employee benefits, (v) an election by CFX not to permit the automatic annual renewal of the employment term as discussed above,
(vi) a material breach by CFX of the Employment Agreement which is not cured after CFX receives written notice thereof and (vii) a reduction by CFX in the executive's base salary. In the event that the executive's employment is terminated upon the occurrence of or within 12 months after a Triggering Event,
(i) CFX shall make a lump sum cash payment to the executive in an amount equal to 299% of the executive's base annual salary at the time the Triggering Event occurs plus the amount of any discretionary bonuses paid by CFX to the executive within the 12 months immediately preceding the occurrence of the Triggering Event, (ii) CFX shall continue to provide to the executive for a three-year period the executive's then-existing coverage under CFX's health, dental and life insurance plans or, if continued coverage under such plans cannot be provided, substantially equivalent coverage under alternative arrangements, and
(iii) any stock options granted to the executive shall become immediately exercisable, and the executive may exercise any such option until the later of the expiration of its original term or one year after the effective date of the termination of the executive's employment (except in each case in this clause
(iii) as may adversely affect the application of the pooling of interests method to a business combination in which CFX intends to use such method). The Employment Agreements also provide that in the event the foregoing benefits are subject to the 20% excise tax under Section 4999 of the Code, the Company shall pay to the executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the executive from the Gross-Up Payment, after deduction of any federal, state and local income taxes, excise tax and FICA and Medicare withholdings taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the total benefits to be provided to the executive under his Employment Agreement. It is estimated by CFX that as of December 31, 1997 the payments payable to Messrs. Baxter, Gavin, Crichfield and Bramley in the event of a termination of employment upon or following the Merger (exclusive of the Gross-Up Payments) would amount to $1.2 million, $633,880, $678,141 and $913,041, respectively. Gross-Up Payments are not deductible by an employer corporation such as CFX or PHFG, as its successor, for federal income tax purposes. Pursuant to agreements among PHFG, CFX and each of Messrs. Gavin and Crichfield, $600,000 and $500,000, respectively, of the lump sum payments to be made to these persons pursuant to the Employment Agreements upon termination of their employment with CFX and PHFG following consummation of the Merger, less required withholdings, were paid in late December 1997 in order to ensure the deductibility by PHFG of payments to be made to these persons pursuant to the Employment Agreements for federal income tax purposes.

     CFX also entered into three-year change of control agreements with Edwin L. Herbert, General Counsel of CFX, David Rasmussen, Chief Information Officer of CFX, and Gregg R. Tewksbury, Chief Financial Officer of CFX. Pursuant to these agreements, each of which is extended automatically for one additional year on the annual anniversary thereof, CFX is required to make a lump sum cash payment to the named employee if, within 12 months of the occurrence of a change in control of CFX (which is defined in a manner that would include the Merger), the employee loses his position by reason of discharge or demotion, or the employee resigns following a substantial withholding, adverse alteration or reduction of responsibility or compensation as existed immediately prior to the change in control of CFX, in either case for reasons other than good cause. The amount of the cash payment is a percentage (150% in the case of Mr. Herbert, 100% in the case of Mr. Rasmussen and 200% in the case of Mr. Tewksbury) of the employee's annual base salary plus the gross amount of the incentive payment paid to the executive under CFX's 1997 Incentive Compensation Plan. The amounts payable to Messrs. Herbert, Rasmussen and Tewksbury under the change of control agreements would amount to $165,000, $167,000 and $238,500, respectively.

     CFX also assumed the obligations of Safety Fund under an employment and change of control agreement with Stephen Shirley that requires CFX to continue paying to Mr. Shirley his annual base salary, which currently amounts to $152,000, for a period of one year (subject to a 50% reduction in the event Mr. Shirley is re-employed during that period) following the occurrence of a change in control of CFX (which is defined in a manner that would include the Merger) and either CFX's termination of Mr. Shirley's employment for any reason other than death, disability or cause, or Mr. Shirley's resignation for reasons other than disability following a significant reduction in the nature or scope of his duties, responsibilities, authority or powers, or a reduction in his annual base salary (other than a generally applicable salary reduction similarly affecting all management personnel of CFX), as in effect on the date of the change in control.

     Indemnification and Insurance. Pursuant to the Agreement, PHFG agreed, from and after the Effective Time through the sixth anniversary of the Effective Time, to indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director, officer and employee of CFX or its subsidiaries determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of, or pertaining to
(i) the fact that he or she was a director, officer or employee of CFX or a subsidiary of CFX or any of their respective predecessors or (ii) the Agreement, the Stock Option Agreements or any of the transactions contemplated thereby, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Pursuant to the Agreement, PHFG also generally agreed to honor all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in the Articles of Incorporation, Bylaws or similar governing instruments of CFX and its subsidiaries as in effect as of the date of the Agreement with respect to matters occurring prior to the Effective Time.

     Pursuant to the Agreement, PHFG also agreed to maintain CFX's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by CFX for a period of three years following the Effective Time. Because the cost of such insurance materially decreases for periods which are farther away from the Effective Time, PHFG anticipates that it will maintain such insurance for a six-year period following the Effective Time.

     Other than as set forth above, no director or executive officer of CFX has any direct or indirect material interest in the Merger, except insofar as ownership of CFX Common Stock and CFX Options might be deemed such an interest.

CERTAIN EMPLOYEE MATTERS

     As soon as administratively practicable after the Effective Time, PHFG shall take all reasonable action so that employees of CFX and its subsidiaries shall be entitled to participate in the PHFG employee benefit plans of general applicability to the same extent as similarly situated employees of PHFG and its subsidiaries (it being understood that inclusion of the employees of CFX and its subsidiaries in the PHFG employee benefit plans may occur at different times with respect to different plans). For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the PHFG employee benefit plans, PHFG and the PHFG employee benefit plans shall recognize years of service with CFX, any CFX subsidiary or any predecessor thereof or entity acquired by CFX or a CFX subsidiary as such service is recognized by and reflected on the records of CFX and the CFX employee benefit plans. PHFG and the PHFG employee benefit plans shall provide employees of CFX and CFX subsidiaries with full credit for copayment, deductible amounts and out-of-pocket maximums under any CFX employee benefit plan paid by such employees prior to the Effective Time and shall not apply any preexisting condition, waiting period or other similar limitations to such employees, except to the extent that any of the same is applicable to employees of PHFG and its subsidiaries.

     All employees of CFX or a CFX subsidiary as of the Effective Time shall become employees of PHFG or a PHFG subsidiary as of the Effective Time, provided that PHFG or a PHFG subsidiary shall have no obligation to continue the employment of any such person and nothing contained in the Agreement shall give any employee of CFX or any CFX subsidiary a right to continuing employment with PHFG or a PHFG subsidiary after the Effective Time. An employee of CFX or a CFX subsidiary (other than an employee who is party to an employment agreement or a change-in-control agreement or who is entitled to severance benefits in accordance with the terms, including without limitation, termination dates, of a severance plan formerly maintained by Community or The Safety Fund Corporation) who is involuntarily terminated other than for cause following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, the PHFG employee severance plan applicable to the Merger, provided that no employee shall be entitled to such benefits unless CFX terminates its existing severance plan effective immediately prior to the Effective Time and provides evidence reasonably satisfactory to PHFG of such termination.

RESALE OF PHFG COMMON STOCK

     The PHFG Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any CFX shareholder who may be deemed to be an affiliate of PHFG for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of CFX for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with (i) PHFG or CFX at the time of the CFX Special Meeting or
(ii) PHFG at or after the Effective Time.

     Rules 144 and 145 will restrict the sale of PHFG Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the year following the Effective Time, those persons who are Affiliates of CFX at the time of the CFX Special Meeting, provided they are not Affiliates of PHFG at or following the Effective Time, may publicly resell any PHFG Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of PHFG Common Stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to PHFG as required by Rule 144. Persons who are Affiliates of PHFG after the Effective Time may publicly resell the PHFG Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

     The ability of Affiliates to resell shares of PHFG Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to PHFG's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell PHFG Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. The Registration Statement and this Prospectus/Joint Proxy Statement do not cover any resales of PHFG Common Stock received by persons who may be deemed to be Affiliates of PHFG or CFX in the Merger.

     SEC guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. SEC guidelines indicate further that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

     Each of PHFG and CFX has agreed in the Agreement to use its reasonable best efforts to cause each person who may be deemed to be an Affiliate (for purposes of Rule 145 and for purposes of qualifying the Merger for pooling of interests accounting treatment) of such party to deliver to PHFG a letter agreement intended to preserve the ability to treat the Merger as a pooling of interests and, in the case of Affiliates of CFX, to ensure compliance with the Securities Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     General. The following is a summary description of certain federal income tax consequences of the Merger to shareholders of CFX. The federal income tax laws are complex and the tax consequences of the Merger may vary depending upon each shareholder's individual circumstances or tax status. Accordingly, this summary is not a complete description of all of the consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the treatment of a shareholder which, at the Effective Time, already owns some PHFG Common Stock, is not a U.S. citizen, is a tax-exempt entity, is a financial institution or an insurance company, is an individual who acquired CFX Common Stock pursuant to an employee stock option or right or otherwise as compensation, or who or which exercises some form of control over CFX. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. This summary is based on laws, regulations, rulings and judicial decisions as in effect on the date of this Prospectus/Joint Proxy Statement, without consideration of the particular facts or circumstances of any holder of CFX Common Stock. These authorities are all subject to change and any such change may be made with retroactive effect. No assurance can be given that, after any such change, this summary would not be different.

     CONSEQUENTLY, EACH SHAREHOLDER OF CFX IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC FEDERAL AND ANY FOREIGN, STATE AND LOCAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THE MERGER APPLICABLE TO SUCH SHAREHOLDER.

     The Merger. CFX has received an opinion from Arnold & Porter, special tax counsel to CFX, which is based on facts, representations and assumptions that were provided by CFX and PHFG and that are consistent with the state of facts that CFX and PHFG believe will be existing as of the Effective Time. On the basis of such facts, representations and assumptions, Arnold & Porter has opined that for federal income tax purposes: (i) the Merger, when consummated in accordance with the terms of the Agreement and certain related documentation, will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by shareholders of CFX upon the exchange of their CFX Common Stock solely for shares of PHFG Common Stock pursuant to the Merger, except in respect of cash received in lieu of a fractional share interest in PHFG Common Stock; (iii) the basis of the PHFG Common Stock received by a CFX shareholder receiving solely PHFG Common Stock will be the same as his or her basis in the CFX Common Stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest for which cash is received (as described below); and (iv) the holding period of the shares of PHFG Common Stock received by a CFX shareholder receiving solely PHFG Common Stock will include the period during which such CFX shareholder held the CFX Common Stock surrendered in exchange therefor, provided the surrendered CFX Common Stock was held by such shareholder as a capital asset at the Effective Time.

     For federal income tax purposes, cash received by a holder of CFX Common Stock in lieu of a fractional share interest in PHFG Common Stock will be treated as received in exchange for such fractional share interest, and gain or loss will be recognized for federal income tax purposes measured by the difference between the amount of cash received and the portion of the basis of the share of CFX Common Stock allocable to such fractional share interest. Such gain or loss should be long-term capital gain or loss if such share of CFX Common Stock is held as a capital asset and has been held for more than one year at the Effective Time. Generally, any long-term capital gain resulting from the receipt of cash by a holder of CFX Common Stock in lieu of a fractional share of PHFG Common Stock will be taxed at a maximum rate of 28% if, at the Effective Time, such share of CFX Common Stock had been held for one year and not more than 18 months, and at a rate of 20% if, at the Effective Time, such share had been held for more than 18 months.

     A holder of CFX Common Stock who exercises dissenters' rights under applicable New Hampshire law and who receives a cash payment of the fair value of the holder's shares of CFX Common Stock will be treated as having received such payment in redemption of such shares. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318 of the Code. In general, if the shares of CFX Common Stock are held by the holder as a capital asset at the Effective Time, a dissenting holder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis for such shares. If, however, such holder owns, either actually or constructively, any other CFX Common Stock or PHFG Common Stock, the payment made to such holder could be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that such holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder of CFX Common Stock who contemplates exercising dissenters' rights should consult his or her own tax advisor as to the federal and other tax consequences of such actions, including the possibility that the payment will be treated as dividend income.

     Closing Opinions. It is a condition precedent to the obligation of CFX to effect the Merger that CFX receive an opinion from Arnold & Porter, dated as of the Effective Time, with respect to certain federal income tax consequences of the Merger, which opinion in general will address the consequences described in this summary in the first paragraph under the sub-heading "-- The Merger." It is also a condition precedent to the obligation of PHFG to effect the Merger that PHFG receive an opinion from Elias, Matz, Tiernan & Herrick L.L.P., special counsel to PHFG, dated as of the Effective Time, to the effect that the Merger and each of the Bank Mergers will constitute a reorganization within the meaning of Section 368 of the Code. Each of such opinions will be based upon facts existing at the Effective Time, and in rendering such opinions counsel will require and rely upon facts, representations and assumptions that will be provided by PHFG, CFX and others.

ACCOUNTING TREATMENT OF THE MERGER

     It is expected that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles, and it is a condition to the parties' consummation of the Merger that PHFG and CFX receive a letter, dated the Effective Time, from PHFG's independent public accountants to the effect that the Merger qualifies for such accounting treatment. See "The
Merger -- Conditions to the Merger." As required by generally accepted accounting principles, under pooling of interests accounting, as of the Effective Time, the assets and liabilities of CFX would be added to those of PHFG at their recorded book values and the shareholders' equity accounts of PHFG and CFX would be combined on PHFG's consolidated balance sheet. On a pooling of interests accounting basis, income and other financial statements of PHFG issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of PHFG and CFX as if the Merger had taken place prior to the periods covered by such financial statements. The unaudited pro forma financial information contained in this Prospectus/Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the Merger. See "Selected Pro Forma Consolidated Financial Data" and "Pro Forma Combined Consolidated Financial Data."

EXPENSES OF THE MERGER

     The Agreement provides that each party thereto shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Registration Statement and the registration fee to be paid to the SEC in connection therewith shall be shared equally between PHFG and CFX.

AMENDMENT AND RESTATEMENT OF PHFG'S ARTICLES OF INCORPORATION

     By virtue of adopting the Agreement, shareholders of PHFG will be adopting the PHFG Restated Articles included as Exhibit A to the Agreement, which is included as Annex I to this Prospectus/Joint Proxy Statement. The PHFG Restated Articles reflect two amendments being adopted in connection with the Merger, as well as an amendment to PHFG's Articles of Incorporation to increase the authorized capitalization of PHFG which was previously adopted by PHFG and its shareholders. Specifically, the PHFG Restated Articles reflect an amendment to
Article 7 of the PHFG Articles of Incorporation to increase the maximum number of directors of PHFG from 15 to 25, which will enable PHFG to fulfill its agreement to add five persons from the CFX Board to the PHFG Board upon consummation of the Merger. In addition, the PHFG Restated Articles reflect an amendment to Article 10 of the PHFG Articles of Incorporation to provide that the supermajority (75%) voting requirement set forth therein for amendment to certain provisions of the PHFG Articles, including Articles 7 and 10, shall not be applicable if the amendment is approved by the affirmative vote of at least two thirds of the Whole Board of Directors and a majority of the Continuing

Directors (in each case as defined in Article 9 of the PHFG Articles of Incorporation). PHFG believes that Article 10 of its Articles of Incorporation does not restrict its ability to amend certain provisions of its Articles of Incorporation by a plan of merger in accordance with the MBCA, and has obtained an opinion of Maine counsel to the effect that the PHFG Restated Articles, which are identical to the current Articles of Incorporation of PHFG except for the two above-described amendments adopted in connection with the Agreement, will be duly and validly adopted by the shareholders of PHFG in the event that they approve the Agreement by the requisite majority vote. See "The Special
Meetings -- Votes Required."

STOCK OPTION AGREEMENTS

     As an inducement and a condition to PHFG's entering into the Agreement, PHFG and CFX also entered into the CFX Option Agreement, pursuant to which CFX, as issuer, granted PHFG, as grantee, the CFX Option, upon the occurrence of certain events (none of which has occurred as of the date hereof to the knowledge of PHFG and CFX), to purchase up to 4,793,062 shares of CFX Common Stock, representing 19.9% of the outstanding shares of CFX Common Stock, at a price of $22.69 per share, subject to adjustment in certain circumstances and termination within certain periods. As an inducement and a condition to CFX's entering into the Agreement, PHFG and CFX also entered into the PHFG Option Agreement, pursuant to which PHFG, as issuer, granted CFX, as grantee, the PHFG Option, upon the occurrence of certain events (none of which has occurred as of the date hereof to the knowledge of PHFG and CFX), to purchase up to 2,769,736 shares of PHFG Common Stock, representing 10% of the outstanding shares of PHFG Common Stock at the date of execution of the PHFG Option Agreement, at a price of $43.13 per share, subject to adjustment in certain circumstances and termination within certain periods. With the exception of the number and percentage of shares of common stock of the Issuer ("Issuer Common Stock") subject to an Option ("Option Shares") and the per share price at which an Option may be exercised, the terms of the CFX Option Agreement and the PHFG Option Agreement are substantially identical.

     For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) "Issuer" means CFX with respect to the CFX Option Agreement and PHFG with respect to the PHFG Option Agreement, (ii) "Grantee" means PHFG with respect to the CFX Option Agreement and CFX with respect to the PHFG Option Agreement and (iii) "Option" means the CFX Option or the PHFG Option, as applicable.

     Provided Grantee is not in willful breach of any of its covenants or agreements contained in the Agreement under circumstances that would entitle Issuer to terminate the Agreement, Grantee may exercise the Option, in whole or in part, at any time and from time to time, if, but only if, both a Preliminary Purchase Event and a Purchase Event occur prior to the occurrence of an Exercise Termination Event (as defined in the Stock Option Agreements). The definitions referred to in this paragraph are incorporated herein by reference to the copies of the CFX Option Agreement and the PHFG Option Agreement included as Annexes II and III to this Prospectus/Joint Proxy Statement, respectively.

     Each Stock Option Agreement provides that, subject to limitations set forth therein, the holder of the Option may demand that Issuer promptly prepare, file and keep current a registration statement under the Securities Act covering the Option Shares and use its reasonable efforts to cause such registration statement to become effective and remain current in order to permit the disposition of the Option Shares by such holder.

     Under each Stock Option Agreement, at any time after the first occurrence of a Repurchase Event (as defined in each Stock Option Agreement) and prior to an Exercise Termination Event, Grantee may request Issuer to repurchase the Option and any Option Shares purchased pursuant thereto at an aggregate price specified in the Option Agreement, provided that the obligation of Issuer to repurchase the Option and any Option Shares under the Stock Option Agreement shall not terminate upon the occurrence of an Exercise Termination Event unless no Purchase Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     Each Stock Option Agreement provides that in no event shall Grantee's Total Profit (as defined in each Stock Option Agreement, which definitions are incorporated herein by reference) exceed $35,000,000 and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to the Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $35,000,000 after taking into account the foregoing actions. Each Stock Option Agreement also provides that the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined in each Stock Option Agreement, which definitions are incorporated herein by reference) of more than $35,000,000, provided that this provision shall not restrict any exercise of the Option permitted on any subsequent date.

     The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger.

     Copies of the CFX Option Agreement and the PHFG Option Agreement are included as Annexes II and III to this Prospectus/Joint Proxy Statement, respectively, and reference is made thereto for the complete terms thereof.

LETTER AGREEMENTS

     In connection with the execution of the Agreement, the directors of CFX entered into a letter agreement with PHFG pursuant to which such persons agreed to vote all shares of CFX Common Stock beneficially owned by them to approve the Agreement at the CFX Special Meeting, and the directors of PHFG entered into a letter agreement with CFX pursuant to which such persons agreed to do the same with respect to the shares of PHFG Common Stock beneficially owned by them at the PHFG Special Meeting. Pursuant to the foregoing letter agreements, directors of CFX and PHFG also agreed to certain restrictions on the transfer of shares of PHFG Common Stock and CFX Common Stock which are intended to ensure compliance with applicable federal securities laws and that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. See "The Merger -- Resale of PHFG Common Stock."

DISSENTERS' RIGHTS

     Pursuant to Sections 293-A:13.01 et seq. of the NHBCA, in the event that the Merger is consummated, any holder of shares of CFX Common Stock who objects to the Merger is entitled to dissent from the Merger and to have the fair value of such shares ("Dissenting Stock") as determined by CFX (or PHFG, as its successor upon consummation of the Merger), or if necessary, judicially determined, paid to him or her, by complying with the provisions of Sections 293-A:13.01 et seq. of the NHBCA. Failure to take any steps set forth in Sections 293-A:13.01 et seq. in connection with the exercise of such rights may result in termination or waiver thereof.

     The following is a summary of the statutory procedures required to be followed by a holder of Dissenting Stock (a "dissenting shareholder") in order to exercise his or her rights under the NHBCA. This summary is qualified in its entirety by reference to Sections 293-A:13.01 et seq. of the NHBCA, the text of which is attached as Annex VI to this Prospectus/Joint Proxy Statement.

     If a shareholder elects to exercise dissenters' rights with respect to the Merger, such shareholder must (i) deliver to CFX prior to the vote on the Merger at the CFX Special Meeting a written notice of intention to demand payment for his shares if the Merger is effected and (ii) not vote in favor of the Merger. The written notice required to be delivered to CFX by a dissenting shareholder is in addition to and separate from any proxy or vote against the Merger. Neither voting against nor failure to vote for the Merger will constitute the written notice required to be filed by a dissenting shareholder. Failure to vote against the Merger, however, will not constitute a waiver of rights under Sections 293-A:13.01 et seq. of the NHBCA provided that a written notice has been properly filed. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the Merger and will be deemed a waiver of dissenters' rights. See "The Special Meetings -- Voting and Revocation of Proxies."

     Subject to the foregoing, a beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if (i) he or she submits to CFX the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) he or she does so with respect to all shares of CFX Common Stock of which he or she is the beneficial owner or over which he or she has the power to direct the vote. A record holder of shares of CFX Common Stock may dissent on behalf of any beneficial owner with respect to all but not less than all the shares of such beneficial owner if the record holder notifies CFX in writing of the name and address of each such person on whose behalf he asserts dissenters' rights. All notices of intention to demand payment should be addressed to Edwin L. Herbert, General Counsel, CFX Corporation, 102 Main Street, Keene, New Hampshire 03431.

     If the Merger is approved, CFX is obligated to give written notice to each dissenting shareholder who timely filed a notice of intention to demand payment and who did not vote in favor of approval of the Merger no later than 10 days after the approval of the Merger by the shareholders of CFX. The notice must be accompanied by a copy of Sections 293-A:13.01 et seq. and must (i) state where a demand for payment must be sent and where and when certificates for Dissenting Stock must be deposited in order to obtain payment, (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed Merger (October 27, 1997) and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date and (iv) set a date by which CFX or PHFG, as its successor, shall receive the payment demand, which date shall not be less than 30 days nor more than 60 days after the date the notice is delivered. The dissenting shareholder must demand payment, certify whether he or she acquired ownership of such shares prior to October 27, 1997 and deposit the certificates in accordance with the terms of the notice. A dissenting shareholder who fails to demand payment or deposit certificates for Dissenting Stock, as required, shall have no right under Sections 293-A:13.01 et. seq. to receive payment for the Dissenting Stock.

     Unless the Merger has been effected and CFX has made the payment required below within 60 days after the date for demanding payment and depositing certificates for Dissenting Stock, CFX shall return any certificates for Dissenting Stock so deposited. If the Merger is consummated after such Dissenting Stock has been returned by CFX, PHFG shall send a new notice conforming to the requirements herein described.

     Upon consummation of the Merger, the obligations of CFX under the NHBCA described below shall be assumed by PHFG, as successor to CFX upon consummation of the Merger. After the Effective Time, all notices or other communications relating to the exercise of dissenters' rights should be addressed to Carol L. Mitchell, Esq., Executive Vice President and General Counsel, Peoples Heritage Financial Group, Inc., P.O. Box 9540, Portland, Maine 04112-9540.

     As soon as the Merger has been consummated, or upon receipt of demand for payment, if the Merger has already been consummated, CFX shall pay to each dissenting shareholder who has made proper demand and deposited his or her certificates the amount which CFX estimates to be the fair value of his or her Dissenting Stock, with accrued interest, if any, accompanied by (i) CFX's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, (ii) an income statement and a statement of changes in shareholders' equity of CFX for such fiscal year, (iii) CFX's latest available interim financial statements, if any, (iv) a statement of CFX's estimate of the fair value of the shares, (v) an explanation of how the interest was calculated and (vi) a statement of the dissenting shareholder's right to demand supplemental payment pursuant to Section 293-A:13.28 if the shareholder is dissatisfied with CFX's offer, as well as a copy of Sections 293-A:13.01 et seq. CFX may withhold payment from any dissenting shareholder acquiring beneficial ownership of the CFX Common Stock subsequent to October 27, 1997, the date on which announcement of the Merger was first made. For such shares of CFX Common Stock acquired after October 27, 1997, CFX, upon consummation of the Merger, shall estimate the fair value of such shares, plus accrued interest, if any, and pay such estimated amount to each holder of such shares who agrees to accept such payment in full satisfaction of his or her demand. With each such offer of payment, CFX shall send its estimate of the fair value of such shares of CFX Common Stock, an explanation of how the interest was calculated, and a statement of such dissenting shareholder's right to demand payment if such dissenting shareholder is dissatisfied with such offer.

     Fair value of Dissenting Stock means the value immediately before the Effective Time, excluding any change in value in anticipation of the Merger if such exclusion is not inequitable (which amount may be more, less or the same as the consideration to be received by shareholders of CFX in connection with the Merger).

     If CFX fails to remit such fair value to the dissenting shareholder within 60 days from the date set for demanding payment, or if CFX fails to return any deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days of the date set for demanding payment, or if such dissenting shareholder believes the amount paid or offered to be paid, as the case may be, to be less than fair value (or that the interest, if any, is not correct), such dissenting shareholder may send CFX his or her own estimate of fair value (and interest, if any) and demand payment of the deficiency, or reject CFX's offer and demand payment of the fair value (and interest, if any). If the dissenting shareholder does not notify CFX of his or her payment demand within 30 days after CFX has made payment or offered payment, as the case may be, such shareholder shall be entitled to no more than the amount remitted.

     Within 60 days after a demand for payment of the deficiency, if it remains unsettled, CFX shall file a petition with the Superior Court of Cheshire County, New Hampshire (the "Court") requesting determination of the fair value of the Dissenting Stock and accrued interest. All dissenting shareholders whose demands have not been settled shall be parties to such action and shall be served a copy of the petition. The Court shall determine the fair value of the Dissenting Stock and each dissenting shareholder shall be entitled to judgment for the amount by which the amount previously remitted by CFX is exceeded by the Court's determination of fair value, if any. If CFX does not file a petition, each dissenting shareholder who has made a demand and who has not settled his or her claim shall be entitled to receive the amount demanded with interest and may sue to enforce his or her claim in an appropriate court.

     Costs of an appraisal proceeding, including costs and expenses of appraisers appointed by the Court, shall be determined by the Court and assessed against CFX, except that the Court may assess any part of such costs and expenses to all or some of the dissenting shareholders who are parties and whose action the court finds to be arbitrary, vexatious or not in good faith in demanding payment under Sections 293-A:13.01 et seq. Fees and expenses of counsel and experts for the respective parties may be assessed against (i) CFX if the Court finds it failed to comply substantially with the requirements of Sections 293-A:13.01 et seq. or (ii) either CFX or a dissenting shareholder if the court finds that the party acted arbitrarily, vexatiously or not in good faith with respect to its dissenters' rights. The court may award reasonable attorney fees to be paid out of the amounts awarded to the dissenting shareholders if the court finds that the services of counsel for any dissenting shareholder have been of substantial benefit to other dissenting shareholders similarly situated and that such attorney fees should not be assessed against CFX.

     CFX shareholders who exercise their rights to dissent under the NHBCA, and thereby receive a cash payment for their CFX Common Stock, will have a taxable disposition of stock, the treatment of which will be dependent on the particular circumstances of the shareholder. See "-- Certain Federal Income Tax Consequences." Such shareholders are advised to consult a tax advisor as to the specific tax consequences of exercising dissenters' rights.

     Depending on the number of shares of PHFG Common Stock held in PHFG's treasury and the amount of cash paid by PHFG in lieu of fractional share interests in the PHFG Common Stock upon consummation of the Merger, holders of CFX Common Stock who exercise their dissenters' rights could prevent the Merger from being accounted for as a pooling of interests. See "-- Accounting Treatment of the Merger."

               MANAGEMENT AND OPERATIONS OF PHFG AFTER THE MERGER

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

     Pursuant to the Agreement, at the Effective Time the directors of PHFG shall include five persons serving as directors of CFX immediately prior to the Effective Time (including Peter J. Baxter, President and Chief Executive Officer of CFX) designated by CFX and who both meet the director qualification requirements set forth in the Bylaws of PHFG and are otherwise acceptable to PHFG. The CFX directors will be allocated as equally as possible among the three classes of PHFG's directors. The Agreement also provides that, at the Effective Time, Mr. Baxter shall be Vice Chairman of the PHFG Board and an Executive Vice President and Chief Operating Officer of PHFG.

     The following table sets forth certain information about each director of CFX who will become a director of PHFG upon consummation of the Merger.

                                                   POSITION WITH CFX AND                 DIRECTOR OF
                                                    PRINCIPAL OCCUPATION                     CFX
           NAME                AGE               DURING THE PAST FIVE YEARS                 SINCE
---------------------------    ---     ----------------------------------------------    -----------
Peter J. Baxter............    45      President and Chief Executive Officer of CFX          1988
                                       and CFX Bank
P. Kevin Condron...........    52      President, Central Supply Company, Inc.               1996
                                       (wholesale plumbing and heating)
Douglas S. Hatfield, Jr....    62      President and Treasurer, Hatfield, Moran &            1990
                                       Barry, P.A. (attorneys)
Philip A. Mason............    54      Partner, Mason & Martin, LLP (attorneys)              1988
Seth A. Resnicoff, M.D.....    55      Engaged in the private practice of surgery in         1997
                                       Concord, New Hampshire since 1975; Chairman of
                                       Strategic Healthcare (which provides
                                       management and marketing services to
                                       independent physicians and surgeons)

     Additional information about the foregoing persons is contained in CFX's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, which is incorporated by reference in this Prospectus/Joint Proxy Statement. See "Incorporation of Certain Documents by Reference" and "Available Information."

CONSOLIDATION OF OPERATIONS; PROJECTED COST SAVINGS, REVENUE ENHANCEMENTS AND EARNINGS

     PHFG expects to achieve significant cost savings and operating synergies subsequent to the Merger and the Bank Mergers. The cost savings and operating synergies are expected to be derived from reductions in personnel, the consolidation of certain branch locations in overlapping markets in New Hampshire and the integration of other facilities and back office operations. In addition, because CFX will be merged with and into PHFG, the costs associated with CFX operating as a publicly-held entity also will be eliminated. The aggregate after-tax cost savings for 1998 and 1999 are estimated to amount to approximately $20.5 million, and it is anticipated that approximately $8.0 million and $12.6 million of such cost savings will be realized in 1998 and 1999, respectively. Because of the uncertainties inherent in merging two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of cost savings will be realized, that any such cost savings will be realized over the time period currently anticipated or that such cost savings will not be offset to some degree by increases in other expenses, including expenses related to integrating the two companies.

     In addition to expected cost savings and operating synergies, PHFG believes, based on its previous experience in acquiring financial institutions, that revenue enhancement opportunities exist with the offering of more commercial and retail bank products to CFX's customers and the communities served by CFX. In particular, PHFG believes that it can increase the amount of commercial business and consumer loans to be originated by the acquired operations, with a resulting improvement to interest rate spread and net interest margin. In addition, PHFG believes that other revenue enhancements can be obtained by the offering of additional fee-based products through the acquired operations, including cash management services, discount brokerage, insurance brokerage, investment management and trust services and annuity and mutual fund products, as well as from increases in earning assets as a result of leveraging opportunities provided by the strong capital position of CFX. Management of PHFG estimates that revenue enhancements resulting from the Merger could approximate $5.1 million on an after-tax basis and that such revenue enhancements will be realized primarily in 1999. The amounts and realization of these and any additional revenues will depend upon a number of factors, including, but not limited to, competition, the economic environment, customer acceptance of PHFG and its products and services and regulatory requirements, which are all beyond the control of PHFG.

     Based upon the cost savings, operating synergies and revenue enhancements expected to be realized subsequent to consummation of the Merger and the Bank Mergers, PHFG believes that the Merger will be accretive to earnings per share in 1999 by approximately $.13 per share, which is based on the average consensus Wall Street estimates (made prior to announcement of the proposed Merger, as computed by Zacks Investment Research and Nelson Information, Inc., public suppliers of such information) for 1998 and the application of an 11% growth factor used in one such estimate to produce an average consensus Wall Street estimate for 1999 of $3.30 per share. In addition, although the Merger is expected to be dilutive to earnings per share in 1998 because it will not be consummated at the beginning of the period, PHFG believes that if estimated cost savings and operating synergies in 1998 are annualized, the Merger would be accretive to earnings per share in 1998 by approximately $.03 per share relative to the average consensus Wall Street estimates of $2.97 per share, exclusive of the one-time reorganization and restructuring charge to be incurred in connection with the Merger, as discussed below.

     The following table sets forth the estimated effects of the Merger on the operations of PHFG during the periods indicated.

                                                            ESTIMATED
                                                            PRO FORMA        1998           1999
                                                             SHARES       EARNINGS(1)     EARNINGS
                                                            ---------     -----------     --------
                                                             (DOLLARS IN THOUSANDS, EXCEPT SHARE
                                                                            DATA)
PHFG earnings per share...................................                 $    2.97      $   3.30
PHFG base net income......................................    27,500       $  81,675      $ 90,750
CFX base net income.......................................    24,673(2)    $  38,083      $ 42,844
Cost savings after tax(3).................................                 $   7,972      $ 12,555
Revenue enhancements after tax:
  CFX margin improvement..................................                                $  3,500
  Leveraging of excess capital............................                                $  1,600
                                                                                          --------
  Pro forma revenue growth................................                                $  5,100
Total.....................................................    43,957       $ 127,730      $151,249
Pro forma earnings per share..............................                 $    2.91      $   3.43
  Accretion (dilution)....................................                 $    (.06)     $    .13
  Accretion (dilution)....................................                        (2%)           4%
Net earnings based on annualized cost savings.............                 $ 131,716
Pro forma earnings per share based on annualized cost
  savings.................................................                 $    3.00
  Accretion -- $..........................................                 $     .03
  Accretion -- %..........................................                         1%

---------------
(1) Excludes the effect of a one-time merger and restructuring charge anticipated in the first quarter of 1998, which is estimated at $12.8 million on an after-tax basis.

(2) Includes the effects of assumed exercises of CFX Options, using the treasury stock method.

(3) Assumes cost savings are phased in 67% and 100% in 1998 and 1999, respectively.

     The cost savings, operating synergies and revenue enhancements which are expected to be realized subsequent to consummation of the Merger and the Bank Mergers do not reflect a one-time, after-tax charge of approximately $12.8 million relating to Merger reorganization and restructuring costs, which will be incurred upon consummation of the Merger. The one-time charge relates primarily to terminations of employment contracts, change-in-control contracts and severance obligations ($5.0 million), professional fees ($5.6 million) and other operating expenses required to be accrued in accordance with generally accepted accounting principles ($5.0 million), less estimated tax benefits of $2.8 million.

             PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed consolidated balance sheet combines the consolidated historical balance sheets of PHFG and CFX, assuming the Merger was consummated as of September 30, 1997 on a pooling of interests accounting basis, and the following unaudited pro forma combined condensed consolidated statements of operations present the combined consolidated statements of operations of PHFG and CFX assuming the Merger was consummated as of the beginning of the indicated periods. See "The
Merger -- Accounting Treatment of the Merger." Certain insignificant reclassifications have been reflected in the pro forma information to conform statement presentations.

     The effect of an expected reorganization and restructuring charge in connection with the Merger and the Bank Mergers has been reflected in the pro forma combined condensed consolidated balance sheet; however, because the reorganization and restructuring charge is nonrecurring, it has not been reflected in the pro forma combined condensed consolidated statements of operations. The pro forma financial data does not reflect information relating to the PHFG Acquisitions or cost savings, operating synergies and revenue enhancements which are expected to be realized subsequent to consummation of the Merger and the Bank Mergers. See "Management and Operations of PHFG after the Merger."

     The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at September 30, 1997 or at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

     The pro forma information should be read in conjunction with the historical consolidated financial statements of PHFG and CFX, including the related notes, incorporated by reference herein, the supplemental consolidated financial statements of CFX, including the related notes, incorporated by reference herein and the selected consolidated and other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus/Joint Proxy Statement. See "Incorporation of Certain Documents by Reference" and "Selected Pro Forma Consolidated Financial Data."

            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                  PHFG AND CFX
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                        PRO FORMA
                                                   PHFG         CFX       ADJUSTMENTS    COMBINED
                                                ----------   ----------   --------      ----------
ASSETS
Cash and due from banks.......................  $  421,489   $   71,647   $     --      $  493,136
Federal funds sold............................     137,000       47,190         --         184,190
Securities available for sale at market
  value.......................................   1,174,210      585,452         --       1,759,662
Securities held to maturity...................          --       37,396         --          37,396
Loans held for sale...........................     154,352       28,909         --         183,261
Loans and leases..............................   3,918,449    1,913,377         --       5,831,826
                                                ----------   ----------   --------      ----------
Less: Allowance for loan and lease losses.....      62,961       21,408         --          84,369
                                                ----------   ----------   --------      ----------
          Net loans and leases................   3,855,488    1,891,969         --       5,747,457
                                                ----------   ----------   --------      ----------
Premises and equipment........................      70,324       39,306         --         109,630
Goodwill and other intangibles................      66,052        8,856         --          74,908
Mortgage servicing rights.....................      36,976        8,152         --          45,128
Other assets..................................     140,192      102,305         --         242,497
                                                ----------   ----------   --------      ----------
          Total assets........................  $6,056,083   $2,821,182   $     --      $8,877,265
                                                ==========   ==========   ========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Interest-bearing............................  $3,600,532   $1,714,412   $     --      $5,314,944
  Non-interest bearing........................     668,023      221,202         --         889,225
                                                ----------   ----------   --------      ----------
                                                 4,268,555    1,935,614         --       6,204,169
                                                ----------   ----------   --------      ----------
Borrowings from the Federal Home Loan Bank of
  Boston......................................     802,279      415,455         --       1,217,734
Other borrowings..............................     369,562      197,791         --         567,353
Other liabilities.............................      64,616       26,631     12,770 (1)     104,017
                                                ----------   ----------   --------      ----------
          Total liabilities...................   5,505,012    2,575,491     12,770 (1)   8,093,273
                                                ----------   ----------   --------      ----------
Corporation-obligated, mandatorily redeemable
  securities of subsidiary trust..............     100,000           --         --         100,000
                                                ----------   ----------   --------      ----------
Shareholders' equity:
  Preferred Stock.............................          --           --         --              --
  Common Stock:
     PHFG.....................................         286                     160 (2)         446
     CFX......................................                   16,010    (16,010)(2)          --
Paid in capital...............................     271,790      147,756     15,259 (2)     434,805
Retained earnings.............................     208,260       80,494    (12,770)(1)     275,984
Net unrealized gain on securities available
  for sale....................................       4,030        2,022         --           6,052
Treasury stock at cost........................     (33,295)        (591)       591         (33,295)
                                                ----------   ----------   --------      ----------
          Total shareholders' equity..........     451,071      245,691    (12,770)(1)     683,992
                                                ----------   ----------   --------      ----------
          Total liabilities and shareholders'
            equity............................  $6,056,083   $2,821,182   $     --      $8,877,265
                                                ==========   ==========   ========      ==========

---------------
(1) Reflects an estimated $12.8 million, net of taxes, of one-time reorganization and restructuring costs related to the Merger and the Bank Mergers. See "Management and Operations of PHFG after the Merger."

(2) Reflects the par value of the PHFG Common Stock to be issued in exchange for CFX Common Stock in connection with the Merger, with related adjustment to paid-in capital. The PHFG Common Stock to be issued in connection with the Merger was calculated by multiplying the number of outstanding shares of CFX Common Stock by the Exchange Ratio.

                   PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                                  PHFG AND CFX
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA
                                                             PHFG         CFX        COMBINED(1)
                                                           --------     --------     -----------
Interest and dividend income:
  Interest on loans and leases...........................  $261,571     $113,138      $ 374,709
  Interest on securities.................................    33,947       30,105         64,052
  Interest on other investments..........................    20,371        2,126         22,497
  Dividends on equity securities.........................     1,862        1,127          2,989
                                                           --------     --------       --------
     Total interest and dividend income..................   317,751      146,496        464,247
                                                           --------     --------       --------
Interest expense:
  Interest on deposits...................................   107,409       52,306        159,715
  Interest on borrowed funds.............................    30,741       20,926         51,667
                                                           --------     --------       --------
     Total interest expense..............................   138,150       73,232        211,382
                                                           --------     --------       --------
     Net interest income.................................   179,601       73,264        252,865
Provision for loan losses................................        --        3,385          3,385
                                                           --------     --------       --------
     Net interest income after provision for loan
       losses............................................   179,601       69,879        249,480
                                                           --------     --------       --------
Noninterest income:
  Customer services......................................    16,941        3,807         20,748
  Mortgage banking services..............................    12,761        4,660         17,421
  Trust and investment advisory services.................     6,517        1,898          8,415
  Net securities gains (losses)..........................        51        1,421          1,472
  Other noninterest income...............................     2,676        5,757          8,433
                                                           --------     --------       --------
                                                             38,946       17,543         56,489
                                                           --------     --------       --------
Noninterest expenses:
  Salaries and employee benefits.........................    66,605       28,878         95,483
  Occupancy and equipment................................    18,897        8,913         27,810
  Distributions on securities of subsidiary trust........     6,072           --          6,072
  Amortization of goodwill and deposit premiums..........     5,661          465          6,126
  Advertising and marketing..............................     5,378        1,768          7,146
  Deposit and other assessments..........................     1,148          212          1,360
  Merger expenses........................................        --       11,031         11,031
  Other noninterest expenses.............................    31,290       14,152         45,442
                                                           --------     --------       --------
                                                            135,051       65,419        200,470
                                                           --------     --------       --------
Income before income tax expense.........................    83,496       22,003        105,499
Income tax expense.......................................    30,092        7,013         37,105
                                                           --------     --------       --------
  Net income.............................................  $ 53,404     $ 14,990      $  68,394
                                                           ========     ========       ========
Earnings per share.......................................  $   1.92     $   0.63      $    1.56
Average shares outstanding...............................    27,859       23,813         43,743

                   PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                                  PHFG AND CFX
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA
                                                             PHFG         CFX        COMBINED(1)
                                                           --------     --------     -----------
Interest and dividend income:
  Interest on loans and leases...........................  $211,937     $ 94,330      $ 306,267
  Interest on securities.................................    12,213       25,528         37,741
  Interest on other investments..........................    24,804        3,194         27,998
  Dividends on equity securities.........................     1,391        1,070          2,461
                                                           --------     --------     -----------
     Total interest and dividend income..................   250,345      124,122        374,467
                                                           --------     --------     -----------
Interest expense:
  Interest on deposits...................................    88,833       47,277        136,110
  Interest on borrowed funds.............................    21,598       11,117         32,715
                                                           --------     --------     -----------
     Total interest expense..............................   110,431       58,394        168,825
                                                           --------     --------     -----------
     Net interest income.................................   139,914       65,728        205,642
Provision for loan losses................................       900        3,210          4,110
                                                           --------     --------     -----------
     Net interest income after provision for loan
       losses............................................   139,014       62,518        201,532
                                                           --------     --------     -----------
Noninterest income:
  Customer services......................................    10,902        3,797         14,699
  Mortgage banking services..............................     9,850        3,326         13,176
  Trust and investment advisory services.................     5,454        1,717          7,171
  Net securities gains (losses)..........................       503        1,823          2,326
  Other noninterest income...............................     1,760        5,440          7,200
                                                           --------     --------     -----------
                                                             28,469       16,103         44,572
                                                           --------     --------     -----------
Noninterest expenses:
  Salaries and employee benefits.........................    54,019       25,304         79,323
  Occupancy and equipment................................    15,517        7,285         22,802
  Distributions on securities of subsidiary trust........        --           --             --
  Amortization of goodwill and deposit premiums..........     3,224          502          3,726
  Advertising and marketing..............................     2,900        1,792          4,692
  Deposit and other assessments..........................     2,939          205          3,144
  Merger expenses........................................     5,105        4,522          9,627
  Other noninterest expenses.............................    26,720       14,402         41,122
                                                           --------     --------     -----------
                                                            110,424       54,012        164,436
                                                           --------     --------     -----------
Income before income tax expense.........................    57,059       24,609         81,668
Income tax expense.......................................    20,118        8,575         28,693
                                                           --------     --------     -----------
  Net income.............................................  $ 36,941     $ 16,034      $  52,975
                                                           ========     ========     ==========
Earnings per share.......................................  $   1.47     $   0.68      $    1.30
Average shares outstanding...............................    25,163       23,519         40,850

                   PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                                  PHFG AND CFX
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA
                                                             PHFG         CFX        COMBINED(1)
                                                           --------     --------     -----------
Interest and dividend income:
  Interest on loans and leases...........................  $288,999     $128,533      $ 417,532
  Interest on securities.................................    18,629       34,393         53,022
  Interest on other investments..........................    31,620        3,930         35,550
  Dividends on equity securities.........................     1,924        1,449          3,373
                                                           --------     --------       --------
     Total interest and dividend income..................   341,172      168,305        509,477
                                                           --------     --------       --------
Interest expense:
  Interest on deposits...................................   120,443       63,634        184,077
  Interest on borrowed funds.............................    30,156       15,949         46,105
                                                           --------     --------       --------
     Total interest expense..............................   150,599       79,583        230,182
                                                           --------     --------       --------
     Net interest income.................................   190,573       88,722        279,295
Provision for loan losses................................       900        4,285          5,185
                                                           --------     --------       --------
     Net interest income after provision for loan
       losses............................................   189,673       84,437        274,110
                                                           --------     --------       --------
Noninterest income:
  Customer services......................................    15,353        4,952         20,305
  Mortgage banking services..............................    12,940        4,716         17,656
  Trust and investment advisory services.................     7,233        2,351          9,584
  Net securities gains (losses)..........................       507        2,780          3,287
  Other noninterest income...............................     2,415        7,463          9,878
                                                           --------     --------       --------
                                                             38,448       22,262         60,710
                                                           --------     --------       --------
Noninterest expenses:
  Salaries and employee benefits.........................    73,303       34,076        107,379
  Occupancy and equipment................................    20,799       10,306         31,105
  Amortization of goodwill and deposit premiums..........     4,874          653          5,527
  Advertising and marketing..............................     4,327        2,343          6,670
  Deposit and other assessments..........................     3,050        1,074          4,124
  Merger expenses........................................     5,105        4,522          9,627
  Other noninterest expenses.............................    36,615       18,296         54,911
                                                           --------     --------       --------
                                                            148,073       71,270        219,343
                                                           --------     --------       --------
Income before income tax expense.........................    80,048       35,429        115,477
Income tax expense.......................................    27,568       11,876         39,444
                                                           --------     --------       --------
  Net income.............................................  $ 52,480     $ 23,553      $  76,033
                                                           ========     ========       ========
Earnings per share.......................................  $   2.10     $   1.01      $    1.87
Average shares outstanding...............................    25,035       23,383         40,632

                   PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                                  PHFG AND CFX
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA
                                                             PHFG         CFX        COMBINED(1)
                                                           --------     --------     -----------
Interest and dividend income:
  Interest on loans and leases...........................  $253,787     $109,601      $ 363,388
  Interest on securities.................................    12,627       34,424         47,051
  Interest on other investments..........................    37,521        3,213         40,734
  Dividends on equity securities.........................     1,914        1,570          3,484
                                                           --------      -------        -------
     Total interest and dividend income..................   305,849      148,808        454,657
                                                           --------      -------        -------
Interest expense:
  Interest on deposits...................................   108,209       57,674        165,883
  Interest on borrowed funds.............................    26,686       10,191         36,877
                                                           --------      -------        -------
     Total interest expense..............................   134,895       67,865        202,760
                                                           --------      -------        -------
     Net interest income.................................   170,954       80,943        251,897
Provision for loan losses................................     4,230        3,814          8,044
                                                           --------      -------        -------
     Net interest income after provision for loan
       losses............................................   166,724       77,129        243,853
                                                           --------      -------        -------
Noninterest income:
  Customer services......................................    11,908        4,474         16,382
  Mortgage banking services..............................    10,849        3,397         14,246
  Trust and investment advisory services.................     5,850        2,246          8,096
  Net securities gains (losses)..........................       116        2,383          2,499
  Other noninterest income...............................     2,694        5,238          7,932
                                                           --------      -------        -------
                                                             31,417       17,738         49,155
                                                           --------      -------        -------
Noninterest expenses:
  Salaries and employee benefits.........................    67,472       31,941         99,413
  Occupancy and equipment................................    17,418        9,118         26,536
  Amortization of goodwill and deposit premiums..........     2,211          714          2,925
  Advertising and marketing..............................     4,642        1,972          6,614
  Deposit and other assessments..........................     4,497        2,443          6,940
  Merger expenses........................................     4,958           --          4,958
  Other noninterest expenses.............................    29,082       17,063         46,145
                                                           --------      -------        -------
                                                            130,280       63,251        193,531
                                                           --------      -------        -------
Income before income tax expense.........................    67,861       31,616         99,477
Income tax expense.......................................    23,375       10,062         33,437
                                                           --------      -------        -------
     Net income..........................................    44,486       21,554         66,040
Preferred stock dividends................................        --           89             89
                                                           --------      -------        -------
Net income available to common stock.....................  $ 44,486     $ 21,465      $  65,951
                                                           ========      =======        =======
Earnings per share.......................................  $   1.80     $   0.93      $    1.64
Average shares outstanding...............................    24,696       23,180         40,157

                   PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                                  PHFG AND CFX
                          YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA
                                                             PHFG         CFX        COMBINED(1)
                                                           --------     --------     -----------
Interest and dividend income:
  Interest on loans and leases...........................  $215,177     $ 90,751      $ 305,928
  Interest on securities.................................    12,409       32,344         44,753
  Interest on other investments..........................    27,241        2,266         29,507
  Dividends on equity securities.........................     1,770        1,435          3,205
                                                           --------      -------        -------
     Total interest and dividend income..................   256,597      126,796        383,393
                                                           --------      -------        -------
Interest expense:
  Interest on deposits...................................    87,920       45,435        133,355
  Interest on borrowed funds.............................    20,082        6,219         26,301
                                                           --------      -------        -------
     Total interest expense..............................   108,002       51,654        159,656
                                                           --------      -------        -------
     Net interest income.................................   148,595       75,142        223,737
Provision for loan losses................................     3,374        3,622          6,996
                                                           --------      -------        -------
     Net interest income after provision for loan
       losses............................................   145,221       71,520        216,741
                                                           --------      -------        -------
Noninterest income:
  Customer services......................................    10,481        3,619         14,100
  Mortgage banking services..............................     8,446        4,296         12,742
  Trust and investment advisory services.................     5,471        2,169          7,640
  Net securities gains (losses)..........................      (254)         655            401
  Other noninterest income...............................     3,482        3,661          7,143
                                                           --------      -------        -------
                                                             27,626       14,400         42,026
                                                           --------      -------        -------
Noninterest expenses:
  Salaries and employee benefits.........................    61,799       30,592         92,391
  Occupancy and equipment................................    16,687        8,478         25,165
  Amortization of goodwill and deposit premiums..........     2,045          757          2,802
  Advertising and marketing..............................     4,642        1,572          6,214
  Deposit and other assessments..........................     7,899        3,558         11,457
  Merger expenses........................................       559           --            559
  Other noninterest expenses.............................    31,506       16,752         48,258
                                                           --------      -------        -------
                                                            125,137       61,709        186,846
                                                           --------      -------        -------
Income before income tax expense.........................    47,710       24,211         71,921
Income tax expense.......................................    13,662        7,474         21,136
                                                           --------      -------        -------
     Net income..........................................    34,048       16,737         50,785
Preferred stock dividends................................        --          287            287
                                                           --------      -------        -------
Net income available to common stock.....................  $ 34,048     $ 16,450      $  50,498
                                                           ========      =======        =======
Earnings per share.......................................  $   1.37     $   0.73      $    1.27
Average shares outstanding...............................    24,850       22,528         39,876

---------------
(1) PHFG expects to achieve cost savings, operating synergies and revenue enhancements following consummation of the Merger and the Bank Mergers. The cost savings, operating synergies and revenue enhancements are expected to be achieved in various amounts at various times during the periods subsequent to the consummation of such transactions, and not ratably over or at the beginning or end of such periods. See "Management and Operations of PHFG after the Merger." No adjustment has been reflected in the pro forma combined statements of operations for the anticipated cost savings, operating synergies and revenue enhancements.

     For the reasons noted above, it should not be assumed that the dilution in PHFG's earnings per share reflected in the pro forma combined condensed consolidated statements of operations will represent actual dilution with respect to the Merger.

                       DESCRIPTION OF PHFG CAPITAL STOCK

     PHFG is authorized to issue up to 100,000,000 shares of PHFG Common Stock and up to 5,000,000 shares of preferred stock, par value $.01 per share ("PHFG Preferred Stock"). The capital stock of PHFG does not represent or constitute a deposit account and is not insured by the FDIC.

     The following description of the PHFG capital stock does not purport to be complete and is qualified in all respects by reference to the PHFG Restated Articles and the Bylaws of PHFG, the PHFG Rights Agreement (as defined below) and the MBCA.

PHFG COMMON STOCK

     General. Each share of PHFG Common Stock has the same relative rights and is identical in all respects with each other share of PHFG Common Stock. The PHFG Common Stock is not subject to call for redemption and, upon receipt by PHFG of the shares of CFX Common Stock surrendered in exchange for PHFG Common Stock, each share of PHFG Common Stock offered hereby will be fully paid and non-assessable.

     Voting Rights. Except as provided in any resolution or resolutions adopted by the PHFG Board establishing any series of PHFG Preferred Stock, the holders of PHFG Common Stock possess exclusive voting rights in PHFG. Each holder of PHFG Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are not permitted to cumulate votes in elections of directors.

     Dividends. Subject to the rights of the holders of any series of PHFG Preferred Stock, the holders of the PHFG Common Stock are entitled to such dividends as may be declared from time to time by the PHFG Board out of funds legally available therefor.

     Preemptive Rights. Holders of PHFG Common Stock do not have any preemptive rights with respect to any shares which may be issued by PHFG in the future; thus, PHFG may sell shares of PHFG Common Stock without first offering them to the then holders of the PHFG Common Stock.

     Liquidation. In the event of any liquidation, dissolution or winding up of PHFG, the holders of the PHFG Common Stock would be entitled to receive, after payment of all debts and liabilities of PHFG, all assets of PHFG available for distribution, subject to the rights of the holders of any PHFG Preferred Stock which may be issued with a priority in liquidation or dissolution over the holders of the PHFG Common Stock.

PHFG PREFERRED STOCK

     The PHFG Board is authorized to issue PHFG Preferred Stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The PHFG Preferred Stock may be issued in distinctly designated series, may be convertible into PHFG Common Stock and may rank prior to the PHFG Common Stock as to dividend rights, liquidation preferences, or both.

     The authorized but unissued shares of PHFG Preferred Stock (as well as the authorized but unissued and unreserved shares of PHFG Common Stock) are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. Except as otherwise required to approve the transaction in which the additional authorized shares of PHFG Preferred Stock (as well as PHFG Common Stock) would be issued, shareholder approval generally would not be required for the issuance of these shares. Depending on the circumstances, however, shareholder approval may be required pursuant to the requirements for continued listing of the PHFG Common Stock on the Nasdaq Stock

Market's National Market or the requirements of any exchange on which the PHFG Common Stock may then be listed.

PHFG RIGHTS

     Each share of PHFG Common Stock has attached to it one Preferred Stock Purchase Right (a "PHFG Right") issued pursuant to a Preferred Stock Rights Agreement (the "PHFG Rights Agreement") between PHFG and American Stock Transfer & Trust Company, as the PHFG Rights Agent. Each PHFG Right entitles the registered holder to purchase from PHFG a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $90.00 per Unit, subject to adjustment (the "Purchase Price").

     The PHFG Rights will not separate from the PHFG Common Stock, be distributed and become exercisable until on a date ("Distribution Date") which will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons, other than employee benefit plans of PHFG (an "Acquiring Person"), has acquired beneficial ownership of 20% or more of the outstanding shares of PHFG Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the PHFG Board prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of such outstanding shares of PHFG Common Stock. Until the Distribution Date, the PHFG Rights will be evidenced by the PHFG Common Stock certificates and will be transferred with and only with such PHFG Common Stock certificates, and the surrender for transfer of any certificates for PHFG Common Stock outstanding also will constitute the transfer of the PHFG Rights associated with the PHFG Common Stock represented by such certificate. The PHFG Rights are not exercisable until the Distribution Date and will expire at the close of business on September 25, 1999, unless earlier redeemed by PHFG, as described below.

     Unless the PHFG Rights are earlier redeemed, in the event that at any time following the Stock Acquisition Date (i) PHFG were to be the surviving corporation in a merger or other business combination with an Acquiring Person and the PHFG Common Stock remained outstanding and was not changed into or exchanged for other securities or assets, (ii) an Acquiring Person engages in a number of other self-dealing transactions specified in the PHFG Rights Agreement, or (iii) any person, other than employee benefit plans of PHFG, becomes the beneficial owner of 25% or more of the then-outstanding shares of PHFG Common Stock, the PHFG Rights Agreement provides that proper provision shall be made so that each holder of record of a PHFG Right, other than the Acquiring Person, whose PHFG Rights will thereupon become null and void, and certain of its transferees, will thereafter have the right to receive, upon exercise and payment of the Purchase Price, PHFG Common Stock (or, in certain circumstances, cash, property or other securities of PHFG) having a value equal to two times the exercise price of the PHFG Right. In addition, unless the PHFG Rights are earlier redeemed, in the event that at any time following the Stock Acquisition Date, (i) PHFG is involved in a merger or other business combination in which PHFG is not the surviving corporation or in which the PHFG Common Stock is changed into or exchanged for other securities of any other person or cash or any other property, or (ii) 50% or more of PHFG's assets or earning power of PHFG and its subsidiaries taken as a whole is sold or transferred, the PHFG Rights Agreement provides that proper provision shall be made so that each holder of record of a PHFG Right (other than PHFG Rights which previously have been voided as set forth above) will from and after such date have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the exercise price of the PHFG Right. The events set forth in this paragraph are referred to in the PHFG Rights Agreement as the "Triggering Events."

     At any time after a person becomes an Acquiring Person, PHFG may exchange all or part of the PHFG Rights (other than PHFG Rights which previously have been voided as set forth above) for shares of PHFG Common Stock at an exchange ratio of one share per PHFG Right, as such may be appropriately adjusted to reflect any stock split or similar transaction.

     At any time until 10 days following the Stock Acquisition Date, PHFG may redeem the PHFG Rights in whole, but not in part, at a price of $.01 per PHFG Right (the "Redemption Price"). Immediately upon the action of the PHFG Board ordering redemption of the PHFG Rights, the PHFG Rights will terminate and the only right of the holders of PHFG Rights will be to receive the Redemption Price.

     The PHFG Rights may have certain anti-takeover effects. The PHFG Rights would cause substantial dilution to a person or group that acquires 20% or more of the outstanding shares of PHFG Common Stock if a Triggering Event thereafter occurs without the PHFG Rights having been redeemed. However, the PHFG Rights should not interfere with any merger or other business combination approved by the PHFG Board because the PHFG Rights are redeemable under certain circumstances.

     The complete terms of the PHFG Rights are set forth in the PHFG Rights Agreement, which is incorporated by reference as an exhibit to PHFG's Annual Report on Form 10-K for 1996. See "Available Information."

OTHER PROVISIONS

     The PHFG Restated Articles and the Bylaws of PHFG contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of PHFG, including provisions in the PHFG Restated
Articles: (i) classifying the PHFG Board into three classes to serve for three years with one class being elected annually; (ii) authorizing the PHFG Board to fix the size of the PHFG Board between three and 25 directors (see "The
Merger -- Amendment and Restatement of PHFG's Articles of Incorporation"); (iii) authorizing directors to fill vacancies in the PHFG Board; (iv) increasing the vote for removal of directors by shareholders; (v) increasing the amount of stock required to be held by shareholders seeking to call a special meeting of shareholders; and (vi) requiring an increased vote of shareholders to approve certain business combinations unless certain price and procedural requirements are met or the PHFG Board approves the business combination in the manner provided therein. The provisions in the Bylaws of PHFG include specific conditions under which (i) persons may be nominated for election as directors of PHFG at an annual meeting of shareholders; and (ii) business may be transacted at an annual meeting of shareholders.

     In addition to the foregoing, in certain instances the issuance of authorized but unissued shares of PHFG Common Stock or PHFG Preferred Stock may have an anti-takeover effect by making it more difficult and/or expensive to acquire PHFG. Sections 611-A and 910 of the MBCA also may have the same anti-takeover effects. See "Comparison of the Rights of Shareholders -- State Anti-takeover Statutes."

TRANSFER AGENT

     The transfer agent and registrar for the PHFG Common Stock is American Stock Transfer & Trust Company.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

     PHFG is a Maine corporation subject to the provisions of the MBCA and CFX is a New Hampshire corporation subject to the provisions of the NHBCA. Upon consummation of the Merger, shareholders of CFX will become shareholders of PHFG and their rights as shareholders of PHFG will be governed by the PHFG Restated Articles, the Bylaws of PHFG and the MBCA.

     THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF CFX'S SHAREHOLDERS, BUT RATHER SUMMARIZES THE MORE SIGNIFICANT DIFFERENCES AFFECTING THE RIGHTS OF SUCH SHAREHOLDERS AND CERTAIN IMPORTANT SIMILARITIES; THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES OF INCORPORATION AND BYLAWS OF CFX, THE PHFG RESTATED ARTICLES, THE BYLAWS OF PHFG AND APPLICABLE LAWS AND REGULATIONS.

AUTHORIZED CAPITAL STOCK

     CFX. CFX's Articles of Incorporation authorize the issuance of up to 50,000,000 shares of CFX Common Stock, of which 24,058,307 shares were outstanding as of the Record Date, and up to 3,000,000 shares of preferred stock, $1.00 par value per share ("CFX Preferred Stock"), of which no shares are issued and outstanding.

     PHFG. PHFG's Restated Articles authorize the issuance of up to 100,000,000 shares of PHFG Common Stock, of which 27,739,090 shares were outstanding as of the Record Date, and up to 5,000,000 shares of PHFG Preferred Stock, of which no shares are issued and outstanding. The PHFG Preferred Stock is issuable in series, each series having such rights and preferences as the PHFG Board may fix and determine by resolution.

ISSUANCE OF CAPITAL STOCK

     CFX. Under the NHBCA, CFX may issue shares of CFX capital stock and rights or options for the purchase of shares of capital stock of CFX on such terms and for such consideration as may be determined by the CFX Board. Neither the NHBCA nor CFX's Articles of Incorporation and Bylaws require shareholder approval of any such actions. However, the listing agreement between the AMEX and corporations, such as CFX, with securities which are listed on the AMEX require such corporations to obtain shareholder approval of certain issuances of common stock and most stock compensation plans for directors, officers and key employees of the corporation. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

     PHFG. Under the MBCA, PHFG may issue shares of PHFG capital stock and rights or options for the purchase of shares of capital stock of PHFG on such terms and for such consideration as may be determined by the PHFG Board. None of the MBCA, the PHFG Restated Articles and PHFG's Bylaws require shareholder approval of any such actions, except that pursuant to the MBCA such rights or options to purchase PHFG Common Stock may be issued to directors, officers or employees of PHFG or its subsidiaries only if the issuance or plan pursuant to which they are issued is approved by the holders of a majority of the outstanding PHFG Common Stock. PHFG also is subject to the requirements of the Bylaws of the National Association of Securities Dealers, Inc., which generally require corporations, such as PHFG, with securities which are listed on the Nasdaq Stock Market's National Market to obtain shareholder approval of certain issuances of common stock and most stock compensation plans for directors, officers and key employees. PHFG also may elect to seek shareholder approval of stock-related compensation plans in certain instances in order to qualify such plans for favorable federal income tax and securities laws treatment under current laws and regulations.

VOTING RIGHTS

     CFX. Each share of CFX Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of CFX, and shareholders of CFX do not have the right to cumulate votes in an election of directors.

     PHFG. Each share of PHFG Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of PHFG, and shareholders of PHFG do not have the right to cumulate their votes in an election of directors.

CLASSIFICATION AND SIZE OF BOARD OF DIRECTORS

     CFX. The Articles of Incorporation of CFX provide that the number of directors of CFX shall be no less than nine and no more than 21 and shall be fixed from time to time within the foregoing limitations by resolution of the CFX Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director. Currently the number of directors of CFX is 21.

     Pursuant to the CFX Articles of Incorporation and Bylaws, the CFX Board is divided into three classes as nearly equal in number as possible and approximately one-third of the directors are elected annually to serve three-year terms.

     PHFG. The PHFG Restated Articles provide that the PHFG Board may increase or decrease the number of directors of PHFG by resolution, and that the shareholders of PHFG may increase or decrease the number of directors by the affirmative vote of the holders of at least 67% of the shares entitled to vote generally in an election of directors, provided in each case that the minimum number of directors shall be three and the maximum number of directors shall be 25, and further provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. See "The Merger -- Amendment and Restatement of PHFG's Articles of Incorporation." Currently the number of directors of PHFG is 13, which will be increased to 18 upon consummation of the Merger (17 if the Effective Time is after the 1998 annual meeting of shareholders of PHFG, as of which one current director of PHFG will retire). See "The Merger -- Interests of Certain Persons in the Merger."

     Pursuant to the PHFG Restated Articles and PHFG's Bylaws, the PHFG Board is divided into three classes as nearly equal in number as possible and approximately one-third of the directors are elected annually to serve three-year terms.

DIRECTOR VACANCIES AND REMOVAL OF DIRECTORS

     CFX. Vacancies occurring in the CFX Board by reason of an increase in the number of directors may be filled by the CFX Board for a term of office continuing only until the next election of directors by shareholders. Vacancies occurring in the CFX Board by reason of death, resignation, retirement, disqualification, removal or other cause may be filled by a majority vote of the remaining directors, and any director so chosen shall hold office for the unexpired term of their predecessors in office.

     Pursuant to the CFX Articles of Incorporation, directors of CFX may be removed at any meeting of shareholders called expressly for the purpose by the affirmative vote of the holders of 75% of the shares entitled to vote or, if removal is for cause, as defined, by a majority of the shares then entitled to vote.

     PHFG. Vacancies occurring in the PHFG Board by reason of an increase in the number of directors may be filled by the PHFG Board, and any directors so chosen shall hold office until the next election of directors by the shareholders of PHFG. Any other vacancy in the PHFG Board whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors of PHFG, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified.

     Pursuant to the PHFG Restated Articles, directors of PHFG may be removed, with or without cause, by the holders of two thirds of the votes entitled to vote for directors at a meeting of shareholders called expressly for such purpose. Directors of PHFG also can be removed by PHFG for cause in the manner specified in the MBCA.

DIRECTOR DUTIES

     CFX. The Articles of Incorporation of CFX provide that in connection with the exercise of its judgment in determining what is in the best interests of CFX and its shareholders, when evaluating a Business Combination (as defined) or a proposal by another person or persons to make a Business Combination or a tender or exchange offer, the CFX Board may, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on CFX and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which CFX and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon CFX and its subsidiaries and the other elements of the communities in which CFX and its subsidiaries operate or are located; and (iii) the competence, experience and integrity of the acquiring person or persons and its or their management.

     PHFG. Under the MBCA, directors and officers may, in considering the best interests of the corporation and its shareholders, consider the effects of any action upon employees, suppliers and customers of the corporation, communities in which offices or other establishments of the corporation are located and all other pertinent factors.

DIRECTOR CONFLICT OF INTEREST TRANSACTIONS

     CFX. The NHBCA generally provides that transactions involving a New Hampshire corporation and an interested director of that corporation are not voidable by the corporation solely because of such director's interest if: (i) the material facts are disclosed and a majority of disinterested directors on the board of directors or a committee thereof authorize, approve or ratify the transaction, (ii) the material facts are disclosed and a majority of shares entitled to vote thereon authorize, approve or ratify the transaction, exclusive of any shares owned by or voted under the control of the benefited director, or
(iii) the transaction was fair to the corporation. The NHBCA provides that a New Hampshire corporation may not lend money to or guarantee the obligation of a director of the corporation unless (i) the loan or guarantee is approved by a majority of the shares entitled to vote thereon, exclusive of the shares owned by or voted under the control of the benefited director, or (ii) the board of directors of the corporation determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

     PHFG. The MBCA generally provides that transactions involving a Maine corporation and an interested director (or officer) of that corporation are not void or voidable solely because of such director's (or officer's) interest if:
(i) the material facts are disclosed and noted in the minutes and a majority of disinterested directors on the board of directors or a committee thereof authorize, approve or ratify the transaction, (ii) the material facts are disclosed and a majority of shares entitled to vote thereon authorize, approve or ratify the transaction, inclusive of any shares owned by or voted under the control of the benefited director, or (iii) the transaction was fair and equitable to the corporation at the time it is authorized or approved and the party asserting the fairness of the transaction establishes fairness.

EXCULPATION OF DIRECTORS AND OFFICERS

     CFX. CFX's Articles of Incorporation provide that no director and/or officer of CFX shall be personally liable to CFX or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except with respect to (i) any breach of the director's and/or officer's duty of loyalty to CFX or its shareholders, (ii) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) actions for which a director may be liable under specified provisions of the NHBCA or (iv) any transaction from which the director or officer derived an improper personal benefit.

     PHFG. The MBCA contains a provision which provides that a director of a Maine corporation shall not be held personally liable for monetary damages for failure to discharge any duty as a director unless the director is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the corporation or its shareholders. None of the MBCA, the PHFG Restated Articles and the Bylaws of PHFG contain provisions which limit or eliminate the personal liability of officers in certain circumstances.

SPECIAL MEETINGS OF SHAREHOLDERS

     CFX. CFX's Bylaws provide that special meetings of shareholders of CFX may be called by the Chairman of the Board, the President, a Vice President or by a majority of the CFX Board, and shall be called by the CFX Board upon the written request to the Secretary of CFX of the holders of not less than 10% of the outstanding shares of CFX entitled to vote at the meeting.

     PHFG. Special meetings of shareholders of PHFG may be called by the Chairman, the President or a majority of the PHFG Board, and shall be called by the Chairman, the President or the Clerk upon the written request of the holders of not less than 50% of the issued and outstanding capital stock of PHFG entitled to vote on the matter for which the meeting is called, voting together as a single class, provided, however, that special meetings of shareholders of PHFG also may be called by the Superior Court of the State of Maine upon the petition of the holders of not less than 10% of the shares entitled to vote at the meeting.

SHAREHOLDER NOMINATIONS

     CFX. The Articles of Incorporation of CFX provide that nominations by shareholders for election as a director must be made in writing and received by the Secretary of CFX not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors, provided that if fewer than 14 days' notice of the meeting is given to shareholders, such proposed nominations shall be received by the close of the tenth day following the day on which the notice of the meeting was mailed to shareholders. Each such notice shall set forth (i) the name, age, business address and, if known, residence address of each proposed nominee in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of CFX stock which are beneficially owned by each nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by CFX. A nomination for director of CFX may only be made at a shareholders meeting called for the purpose of electing directors at which the nominating shareholder is present in person or by proxy.

     PHFG. PHFG's Bylaws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the Clerk of PHFG not later than (i) 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of PHFG entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
(v) the consent of each nominee to serve as a director of PHFG if so elected.

SHAREHOLDER PROPOSALS

     CFX. CFX does not have a provision in its Articles of Incorporation or Bylaws relating to shareholder proposals at annual meetings of shareholders. Shareholder proposals which are proposed to be included in the proxy statement and form of proxy of CFX relating to an annual meeting must be submitted in accordance with the notice and other requirements of Rule 14a-8 under the Exchange Act.

     PHFG. PHFG's Bylaws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be made in writing and delivered or mailed to the Clerk of PHFG not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Clerk shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting; (b) the name and address, as they appear on PHFG's books, of the shareholder proposing such business; (c) the class and number of shares of PHFG which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Shareholder proposals which are proposed to be included in the proxy statement and form of proxy of PHFG relating to an annual meeting must be submitted in accordance with the notice and other requirements of Rule 14a-8 under the Exchange Act.

SHAREHOLDER ACTION WITHOUT A MEETING

     CFX. The Bylaws of CFX provide that any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action by one or more written consents. Unanimous written consent is obtainable, as a practical matter, only on matters on which there are only a relatively few shareholders entitled to vote.

     PHFG. The Bylaws of PHFG provide that any action to be taken or which may be taken at any annual or special meeting of shareholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. Unanimous written consent is obtainable, as a practical matter, only on matters on which there are only a relatively few shareholders entitled to vote.

SHAREHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS

     CFX. The NHBCA provides that a list of shareholders of a New Hampshire corporation such as CFX must be available for inspection by any shareholder, beginning two business days after notice of the meeting of shareholders is given for which the list was prepared and continuing through the meeting. The NHBCA also provides that a shareholder of a New Hampshire corporation may inspect and copy certain specified records of the corporation during regular business hours if the shareholder (i) has made a demand in writing at least five business days in advance of the date on which he or she desires to inspect and copy records, and such demand is made in good faith and states a proper purpose, (ii) described with reasonable particularity his purpose and the records to be inspected and (iii) the records are directly connected with the purpose. The NHBCA authorizes a shareholder of a New Hampshire corporation which refuses to permit an authorized inspection to bring a legal action for an order directing the corporation to permit such inspection and, if successful, to be awarded costs incurred to obtain the order unless the corporation proves that it refused inspection in good faith because it had a reasonable basis for doubt about the right of the shareholder to inspect the records demanded.

     PHFG. The Bylaws of PHFG provide that a list of shareholders shall be available for inspection by any shareholder entitled to vote for a period of not less than 10 days before and during each meeting of shareholders. The MBCA provides that a shareholder of a Maine corporation such as PHFG who has been such for at least six months or owns 10% or more of the corporation's outstanding shares may, for any proper purpose, and subject to the provision, if requested, of specified affidavits, inspect the corporation's books and records of account, minutes of meetings and list or record of shareholders. The MBCA authorizes a shareholder of a Maine corporation which refuses to permit an authorized inspection to bring a legal action for an order directing the corporation to permit such inspection and, if successful, to be awarded costs and in certain circumstances specified punitive damages.

AMENDMENT OF GOVERNING INSTRUMENTS

     CFX. The holders of at least two thirds of all shares of CFX entitled to vote for the election of directors is required to amend or repeal, or to adopt any provision in contravention of or inconsistent with, the Articles of Incorporation of CFX, provided that any such action with respect to the provision of the CFX Articles of Incorporation which deals with voting for Business Combinations, as described under "Mergers, Consolidations and Sales of Assets" below, requires the affirmative vote of the holders of at least 80% of all shares of CFX entitled to vote for the election of directors.

     The Bylaws of CFX may be amended by the affirmative vote of a majority of the entire CFX Board, subject to repeal, change or adoption of any contravening or inconsistent provision by the vote of the holders of at least two thirds of all shares entitled to vote on the matter at a meeting expressly called for that purpose.

     PHFG. No amendment to the PHFG Restated Articles generally may be made unless it is first proposed by the PHFG Board and thereafter approved by the holders of at least a majority of all outstanding shares entitled to vote thereon, with the exception of certain sections thereof which generally require approval by the holders of at least 75% of the shares of PHFG entitled to vote generally in an election of directors. See "The Merger Amendment and Restatement of PHFG's Articles of Incorporation." In addition, the "fair price" provision in the PHFG Restated Articles may not be amended except in the manner set forth therein. See "Business Combinations with Certain Persons and Acquisitions of Shares" below.

     The PHFG Restated Articles provide that the PHFG Board shall have the exclusive power to adopt, amend or repeal the Bylaws of PHFG.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

     CFX. The NHBCA requires the approval of the Board of Directors of CFX, which shall recommend adoption by shareholders unless there is a conflict of interest or other special circumstances, and the holders of at least a majority of the outstanding CFX Common Stock for mergers, consolidations and share exchanges in which CFX is a participating corporation and for sales of all or substantially all of its property and assets.

     The Articles of Incorporation of CFX provide that the vote of the holders of at least 80% of the outstanding shares entitled to vote for the election of directors shall be required to approve or authorize any Business Combination to which CFX or any subsidiary of CFX is a party unless the aggregate of the cash and fair market value of the consideration to be paid to all holders of the CFX Common Stock in connection with the Business Combination shall be equal to the highest price per share paid by the other party or parties to the Business Combination (the "Acquiring Party") in acquiring any CFX Common Stock, provided, however, that the consideration to be paid to the holders of the CFX Common Stock shall be in the same form as that paid by the Acquiring Party in acquiring the shares of CFX Common Stock held by it except to the extent that any shareholder of CFX shall otherwise agree. The Articles of Incorporation of CFX also provide that, subject to the immediately preceding sentence, the vote of the holders of at least 75% of the outstanding shares entitled to vote for the election of directors shall be required to approve or authorize any Business Combination to which CFX or any subsidiary of CFX is a party unless the Business Combination shall have been approved by at least two thirds of the directors of CFX who are not affiliated with, or shareholders of, the Acquiring Party. The term Business Combination is broadly defined in the Articles of Incorporation of CFX to include mergers, consolidations, sales of all or a substantial portion of assets, dissolutions and certain issuances of securities and reclassifications of stock by or involving CFX or any of its subsidiaries. Pursuant to their terms, the supermajority voting requirements for Business Combinations contained in the CFX Articles of Incorporation are inapplicable to the Merger.

     PHFG. The MBCA requires the approval of the PHFG Board and the holders of at least a majority of the outstanding PHFG Common Stock for mergers and consolidations in which PHFG is a participating corporation and for sales of all or substantially all of PHFG's property and assets.

     The PHFG Restated Articles contain a provision which requires that mergers and certain other business combinations with a Related Person, as defined, be approved by the holders of not less than 80% of the outstanding voting stock of PHFG and an Independent Majority of Stockholders, as defined, unless certain price and procedural requirements are met or the PHFG Board, including a majority of the Continuing Directors, as defined, approves the merger or other business combination in the manner provided therein. A Related Person generally is defined to include any person, firm or entity which is the beneficial owner of 10% or more of the voting shares of PHFG, and a Continuing Director generally is defined as any director who was a director of PHFG prior to the time the Related Person became such and who is not an affiliate or associate of a Related Person.

STATE ANTI-TAKEOVER STATUTES

     CFX. The NHBCA does not contain provisions which are comparable to the MBCA discussed below dealing with business combinations between a Maine corporation and certain persons and acquisitions of shares of voting stock of a Maine corporation.

     PHFG. Section 910 of the MBCA generally provides shareholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Exchange Act, such as PHFG, with the right to demand payment of an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which become a

Controlling Person, which generally is defined to mean an individual, firm or entity (or group thereof) which has voting power over at least 25% of the outstanding voting shares of the corporation. Such a demand must be submitted to the Controlling Person within 30 days after the Controlling Person provides required notice to the shareholders of the acquisition or transactions which resulted in such person or group becoming a Controlling Person. Section 910 could be interpreted to provide that a person or group of persons could become a Controlling Person for purposes of such section by soliciting and acquiring revocable proxies to vote at least 25% of the voting shares of a corporation.

     Section 611-A of the MBCA generally provides that a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or under the Exchange Act may not engage in any business combination for five years following an Interested Stockholder's Stock Acquisition Date unless the business combination is (i) approved by the corporation's board of directors prior to that Interested Stockholder's Stock Acquisition Date or (ii) approved, subsequent to that Interested Stockholder's Stock Acquisition Date, by the board of directors of the Maine corporation and authorized by the holders of a majority of the outstanding voting stock of the corporation not beneficially owned by that Interested Stockholder or any affiliate or associate thereof or by persons who are either directors or officers and also employees of the corporation. An Interested Stockholder is defined to include any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation, other than by reason of a revocable proxy given in response to a proxy solicitation conducted in accordance with the Exchange Act which is not then reportable on a Schedule 13D under the Exchange Act, and Stock Acquisition Date is defined to mean the date that any person, firm or entity first becomes an Interested Stockholder of that corporation.

DISSENTERS' RIGHTS OF APPRAISAL

     CFX. Under the NHBCA, a shareholder of a New Hampshire corporation such as CFX generally has the right to dissent from, and obtain payment of the fair value of his shares in the event of, a merger or share exchange in which the corporation is participating, a sale of all or substantially all of the property and assets of the corporation and certain amendments to the corporation's articles of incorporation which materially and adversely affect rights in respect of the shareholder's shares in certain specified respects, subject to specified procedural requirements. For a detailed description of the dissenters' rights of shareholders of CFX in connection with the Merger, see "The
Merger -- Dissenters' Rights."

     PHFG. Under the MBCA, a shareholder of a Maine corporation such as PHFG generally has the right to dissent from a merger or consolidation in which the corporation is participating or sale of all or substantially all of the assets of the corporation, subject to specified procedural requirements. The MBCA generally does not confer appraisal rights, however, if the corporation's stock is either (i) registered or traded on a national securities exchange or (ii) registered with the SEC pursuant to Section 12(g) of the Exchange Act, as is the PHFG Common Stock. See "Available Information." Even if a corporation's stock meets the foregoing requirements, however, the MBCA provides that appraisal rights generally will be permitted if shareholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (i) shares of the surviving or new corporation resulting from the transaction, or such shares plus cash in lieu of fractional shares, or (ii) shares, or shares plus cash in lieu of fractional shares, of any other corporation unless such shares are registered or traded on a national securities exchange or held of record by not less than 2,000 shareholders, or any combination of the foregoing.

SHAREHOLDER RIGHTS PLANS

     CFX.  CFX has not adopted a shareholder rights plan.

     PHFG. PHFG has adopted a shareholder rights plan, as described under "Description of PHFG Capital Stock -- PHFG Rights."

                 CERTAIN BENEFICIAL OWNERS OF PHFG COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as to the PHFG Common Stock beneficially owned as of October 31, 1997 by (i) each director of PHFG and (ii) all directors and executive officers of PHFG as a group.

                                                                   SHARES BENEFICIALLY OWNED
                                                                   AS OF OCTOBER 31, 1997(1)
                                                                   -------------------------
                      NAME OF BENEFICIAL OWNER                      AMOUNT           PERCENT
    -------------------------------------------------------------  ---------         -------
    Directors:
      Robert P. Bahre............................................     40,961(2)       --  %
      Everett W. Gray............................................      7,032(2)       --
      Andrew W. Greene...........................................      5,550(2)       --
      Katherine M. Greenleaf.....................................      9,424(2)       --
      Dana S. Levenson...........................................      7,574(2)       --
      Robert A. Marden...........................................     10,165(2)(3)    --
      Malcolm W. Philbrook, Jr. .................................     43,153(2)(4)    --
      Pamela P. Plumb............................................     11,582(2)       --
      William J. Ryan............................................    205,620(5)       --
      Curtis M. Scribner.........................................     10,604(2)       --
      Paul R. Shea...............................................      8,372(2)       --
      Davis P. Thurber...........................................    288,844(2)       1.0
      John E. Veasey.............................................    159,187(2)       --
    All directors and executive officers of PHFG as a group (20
      persons)...................................................  1,107,781(6)       3.9 %(6)

---------------
(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of PHFG Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the outstanding PHFG Common Stock.

(2) In the case of all non-employee directors other than Messrs. Gray, Marden, Thurber and Veasey, includes outstanding options to purchase 3,000 shares of PHFG Common Stock pursuant to PHFG's 1995 Stock Option Plan for Non-Employee Directors, and in the case of Messrs. Gray, Marden, Thurber and Veasey includes outstanding options to purchase 2,000 shares, 2,373 shares, 200 shares and 1,000 shares of PHFG Common Stock granted pursuant to such plan, respectively.

(3) Includes 1,714 shares held by Mr. Marden's spouse, with whom beneficial ownership of such shares is shared.

(4) Includes 1,670 shares held by one entity for which Mr. Philbrook serves as director; beneficial ownership of such shares is shared with the other members of the investment committee. Also includes 14,416 Mr. Philbrook serves as sole trustee or in one case as co-trustee; beneficial ownership of 2,505 of such shares is shared with a co-trustee.

(5) Includes shares over which the indicated officer has voting power pursuant to PHFG's Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan, and options to purchase shares of PHFG

Common Stock pursuant to PHFG's stock option plans (collectively, the "Option Plans") which are exercisable within 60 days of October 31, 1997, as follows:

                                                    THRIFT       PROFIT SHARING      CURRENTLY
                                                   INCENTIVE     EMPLOYEE STOCK     EXERCISABLE
                                                     PLAN        OWNERSHIP PLAN       OPTIONS
                                                   ---------     --------------     -----------
        William J. Ryan..........................    24,074           2,949           164,418

(6) Includes an aggregate of 64,926 shares of PHFG Common Stock which are held by the trusts established pursuant to the Thrift Incentive Plan (48,592 shares) and the Profit Sharing Employee Stock Ownership Plan (16,334 shares) and which have been allocated to the accounts of executive officers of PHFG as a group. Also includes 358,202 shares which may be acquired upon the exercise of outstanding stock options pursuant to the Option Plans which are exercisable within 60 days of October 31, 1997. Shares subject to such stock options are deemed to be outstanding for the purpose of computing the percentage of PHFG Common Stock beneficially owned by directors and executive officers of PHFG as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     PHFG is not aware of any person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was the beneficial owner of 5% or more of the outstanding PHFG Common Stock as of October 31, 1997.

                 CERTAIN BENEFICIAL OWNERS OF CFX COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as to the CFX Common Stock beneficially owned as of October 31, 1997 by (i) each director of CFX and (ii) all directors and executive officers of CFX as a group.

                                                                       SHARES BENEFICIALLY
                                                                           OWNED AS OF
                                                                     OCTOBER 31, 1997(1)(2)
                                                                     -----------------------
                       NAME OF BENEFICIAL OWNER                       AMOUNT         PERCENT
    ---------------------------------------------------------------  ---------       -------
    Directors:
      Richard F. Astrella..........................................     69,107        --  %
      William E. Aubuchon, III.....................................     28,523        --
      Peter J. Baxter..............................................    154,468        --
      Richard B. Baybutt...........................................     94,982        --
      Christopher V. Bean..........................................     40,101        --
      Christopher W. Bramley.......................................     80,380        --
      John N. Buxton...............................................      7,427        --
      P. Kevin Condron.............................................     37,577        --
      Timothy J. Connors...........................................     10,191        --
      Douglas Crichfield...........................................    163,841        --
      Calvin L. Frink..............................................     28,815        --
      Eugene E. Gaffey.............................................     44,501        --
      David R. Grenon..............................................     66,589        --
      Elizabeth Sears Hager........................................     20,082        --
      Douglas S. Hatfield..........................................     52,984        --
      Philip A. Mason..............................................     20,337        --
      Walter R. Peterson...........................................     88,426        --
      Seth A. Resnicoff............................................     30,476        --
      Mark E. Simpson..............................................     54,467        --
      Robert W. Simpson............................................    354,977        1.5
      L. William Slanetz...........................................     37,246        --
    All directors and executive officers of CFX as a group (26
      persons).....................................................  1,679,778(3)     6.9 %

---------------
(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of CFX Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the outstanding CFX Common Stock.

(2) The number of shares shown includes, but is not limited to, shares of CFX Common Stock that could be acquired within 60 days of October 31, 1997 pursuant to the exercise of stock options, the power to revoke a trust or similar arrangement: for Mr. Baybutt, 29,172 shares held by Baybutt Construction Corp. and 16,408 shares owned by the Baybutt Construction Corp. Profit Sharing Trust; for Mr. Hatfield, 14,429 shares held by the Douglas S. Hatfield Trust, 1,000 shares held by the Douglas and Judith Hatfield Charitable Unitrust and shares held by an IRA; for Messrs. Aubuchon, Condron, Peterson and Slanetz, 4,282 shares, 1,456 shares 1,100 shares and 7,656 shares, respectively, held by close relatives, that such individuals have neither investment power nor voting power and with respect to which they disclaim beneficial ownership; for Messrs. Astrella, Aubuchon, Baxter, Baybutt, Bean, Bramley, Condron, Frink, Gaffey, Grenon and Ms. Hager and Messrs. Hatfield, Mason, Peterson and Slanetz, 29,268 shares, 8,150 shares, 135,058 shares, 19,884 shares, 19,884 shares, 49,362 shares, 8,150 shares, 17,384 shares, 19,884 shares, 8,150 shares, 19,884 shares, 19,884 shares, 19,884 shares, 17,884 shares and 19,884 shares, respectively, subject to CFX Options granted under CFX stock option plans and to which such individuals disclaim beneficial ownership. Includes shares as to which voting or investment power is shared with the individual's spouse.

(3) Includes an aggregate of 412,594 shares which may be acquired upon the exercise of outstanding CFX Options. Shares subject to such CFX Options are deemed to be outstanding for the purpose of computing the percentage of CFX Common Stock beneficially owned by directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     CFX is not aware of any person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was the beneficial owner of 5% or more of the outstanding CFX Common Stock as of October 31, 1997.

                                 LEGAL OPINION

     The validity of the PHFG Common Stock offered hereby will be passed upon for PHFG by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                                    EXPERTS

     The consolidated financial statements of PHFG as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in method of accounting for mortgage servicing rights effective January 1, 1995.

     The audited consolidated financial statements of CFX and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in CFX's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein, have been incorporated by reference herein in reliance on the report of Wolf & Company, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of CFX as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in the Current Report on Form 8-K filed by CFX on December 12, 1997 (the "December 12, 1997 CFX Form 8-K"), incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of Wolf & Company, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     In rendering its report included in the December 12, 1997 CFX Form 8-K, Wolf & Company, P.C. relied upon (i) the report of Shatswell, MacLeod & Company, P.C. relating to the consolidated balance sheets of Portsmouth as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, included in the December 12, 1997 CFX Form 8-K,
(ii) the report of KPMG Peat Marwick LLP relating to the consolidated balance sheets of Community as of December 31, 1996 and 1995 and June 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995, and for each of the years in the two-year period ended June 30, 1995, included in the December 12, 1997 CFX Form 8-K, (iii) the report of KPMG Peat Marwick LLP relating to the consolidated balance sheet of The Safety Fund Corporation as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, included in the December 12, 1997 CFX Form 8-K, (iv) the report of Deloitte & Touche LLP relating to the consolidated statements of operations, stockholders' equity and cash flows of Orange Savings Bank and subsidiary for the year ended December 31, 1994, included in the December 12, 1997 CFX Form 8-K, and (v) the authority of such firms as experts in accounting and auditing.

     The audited consolidated balance sheets of Portsmouth as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, included in Portsmouth's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference to the Current Report on Form 8-K filed by CFX on September 15, 1997 (the "September 15, 1997 CFX Form 8-K"), have been audited by Shatswell, MacLeod & Company, P.C., independent certified public accountants, as set forth in their report thereon included therein and incorporated by reference herein to the September 15, 1997 CFX Form 8-K. Such financial statements are incorporated herein in reliance upon the report of Shatswell, MacLeod & Company, P.C. pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

     The audited consolidated balance sheets of Community as of December 31, 1996 and 1995 and June 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995 and for each of the years in the two-year period ended June 30, 1995, incorporated herein by reference to the September 15, 1997 CFX Form 8-K, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference to the September 15, 1997 CFX Form 8-K. Such financial statements are incorporated herein in reliance upon the report of KPMG Peat Marwick LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

                     PROPOSALS FOR THE 1998 ANNUAL MEETINGS

     In the case of each of PHFG and CFX, the deadline set forth in Rule 14a-8 under the Exchange Act for the submission of proposals by shareholders for inclusion in the proxy statement and form of proxy to be used by PHFG and CFX in connection with its annual meeting of shareholders to be held in April 1998 has passed.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                   BETWEEN

                    PEOPLES HERITAGE FINANCIAL GROUP, INC.,

                                      AND

                                CFX CORPORATION

                          DATED AS OF OCTOBER 27, 1997

                          AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS...................................................................     1

ARTICLE II  THE MERGER...................................................................     5
     2.1    The Merger...................................................................     5
     2.2    Effective Time; Closing......................................................     5
     2.3    Treatment of Capital Stock...................................................     6
     2.4    Shareholder Rights; Stock Transfers..........................................     6
     2.5    Fractional Shares............................................................     6
     2.6    Dissenting Shares............................................................     7
     2.7    Exchange Procedures..........................................................     7
     2.8    Anti-Dilution Provisions.....................................................     8
     2.9    Options......................................................................     8
     2.10   Additional Actions...........................................................     8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................     9
     3.1    Capital Structure............................................................     9
     3.2    Organization, Standing and Authority of the Company..........................     9
     3.3    Ownership of the Company Subsidiaries........................................     9
     3.4    Organization, Standing and Authority of the Company Subsidiaries.............     9
     3.5    Authorized and Effective Agreement...........................................    10
     3.6    Securities Documents and Regulatory Reports..................................    11
     3.7    Financial Statements.........................................................    11
     3.8    Material Adverse Change......................................................    12
     3.9    Environmental Matters........................................................    12
     3.10   Tax Matters..................................................................    12
     3.11   Legal Proceedings............................................................    13
     3.12   Compliance with Laws.........................................................    13
     3.13   Certain Information..........................................................    14
     3.14   Employee Benefit Plans.......................................................    14
     3.15   Certain Contracts............................................................    15
     3.16   Brokers and Finders..........................................................    15
     3.17   Insurance....................................................................    16
     3.18   Properties...................................................................    16
     3.19   Labor........................................................................    16
     3.20   Loans; Nonperforming and Classified Assets...................................    16
     3.21   Administration of Fiduciary Accounts.........................................    17
     3.22   Derivative Transactions......................................................    17
     3.23   Required Vote; Antitakeover Provisions.......................................    17
     3.24   Fairness Opinion.............................................................    17
     3.25   Accounting for the Merger; Reorganization....................................    17
     3.26   Disclosures..................................................................    17

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PHFG.......................................    18
     4.1    Capital Structure............................................................    18
     4.2    Organization, Standing and Authority of PHFG.................................    18

     4.3    Ownership of the PHFG Subsidiaries...........................................    18
     4.4    Organization, Standing and Authority of the PHFG Subsidiaries................    19
     4.5    Authorized and Effective Agreement...........................................    19
     4.6    Securities Documents and Regulatory Reports..................................    20
     4.7    Financial Statements.........................................................    20
     4.8    Material Adverse Change......................................................    21
     4.9    Environmental Matters........................................................    21
     4.10   Tax Matters..................................................................    21
     4.11   Legal Proceedings............................................................    22
     4.12   Compliance with Laws.........................................................    22
     4.13   Certain Information..........................................................    22
     4.14   Employee Benefit Plans.......................................................    23
     4.15   Certain Contracts............................................................    24
     4.16   Brokers and Finders..........................................................    24
     4.17   Insurance....................................................................    24
     4.18   Properties...................................................................    24
     4.19   Labor........................................................................    24
     4.20   Loans........................................................................    24
     4.21   Administration of Fiduciary Accounts.........................................    25
     4.22   Required Vote; Ownership of Company Common Stock.............................    25
     4.23   Fairness Opinion.............................................................    25
     4.24   Accounting for the Merger; Reorganization....................................    25
     4.25   Disclosures..................................................................    25

ARTICLE V  COVENANTS.....................................................................    26
     5.1    Reasonable Best Efforts......................................................    26
     5.2    Shareholder Meetings.........................................................    26
     5.3    Regulatory Matters...........................................................    26
     5.4    Investigation and Confidentiality............................................    27
     5.5    Press Releases...............................................................    27
     5.6    Business of the Parties......................................................    27
     5.7    Current Information..........................................................    30
     5.8    Indemnification; Insurance...................................................    31
     5.9    Employee Benefit Plans and Arrangements......................................    32
     5.10   Stock Exchange Listing.......................................................    33
     5.11   The Bank Mergers.............................................................    33
     5.12   Affiliates; Restrictions on Resale...........................................    33
     5.13   Disclosure Supplements.......................................................    33
     5.14   Failure to Fulfill Conditions................................................    33

ARTICLE VI  CONDITIONS PRECEDENT.........................................................    33
     6.1    Conditions Precedent -- PHFG and the Company.................................    33
     6.2    Conditions Precedent -- The Company..........................................    34
     6.3    Conditions Precedent -- PHFG.................................................    35

ARTICLE VII  TERMINATION, WAIVER AND AMENDMENT...........................................    36
     7.1    Termination..................................................................    36
     7.2    Effect of Termination........................................................    37
     7.3    Survival of Representations, Warranties and Covenants........................    37
     7.4    Waiver.......................................................................    37
     7.5    Amendment or Supplement......................................................    37

ARTICLE VIII  MISCELLANEOUS..............................................................    37
     8.1    Expenses.....................................................................    37
     8.2    Entire Agreement.............................................................    38
     8.3    Assignment; Successors.......................................................    38
     8.4    Notices......................................................................    38
     8.5    Alternative Structure........................................................    38
     8.6    Interpretation...............................................................    39
     8.7    Counterparts.................................................................    39
     8.8    Governing Law................................................................    39

Exhibit A   Form of Amended and Restated Articles of Incorporation of the Surviving
            Corporation
Exhibit B   Matters to be covered by Opinion(s) of Counsel to PHFG
Exhibit C   Matters to be covered by Opinion(s) of Counsel to the Company

                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger (the "Agreement"), dated as of October 27, 1997, between Peoples Heritage Financial Group, Inc. ("PHFG"), a Maine corporation, and CFX Corporation (the "Company"), a New Hampshire corporation.

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of PHFG and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

     WHEREAS, as a condition and inducement to PHFG's willingness to enter into this Agreement, the Company is concurrently entering into a Stock Option Agreement with PHFG (the "Company Stock Option Agreement"), pursuant to which the Company is granting to PHFG the option to purchase shares of Company Common Stock (as defined herein) under certain circumstances; and

     WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement PHFG is concurrently entering into a Stock Option Agreement with the Company (the "PHFG Stock Option Agreement"), pursuant to which PHFG is granting to the Company the option to purchase shares of PHFG Common Stock (as defined herein) under certain circumstances;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

     "Acquired Companies" shall mean Orange Savings Bank, The Safety Fund Corporation, Community Bankshares, Inc. and Portsmouth Bank Shares, Inc.

     "Affiliate" shall have the meaning specified in Section 5.12(a) hereof.

     "Articles of Merger" shall have the meaning set forth in Section 2.2 hereof.

     "Bank Mergers" shall have the meaning set forth in Section 5.11 hereof.

     "Bank Merger Agreements" shall have the meaning set forth in Section 5.11 hereof.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "BIF" means the Bank Insurance Fund administered by the FDIC.

     "Central Fund" shall mean the Mutual Savings Central Fund, Inc. of the Commonwealth of Massachusetts.

     "Certificates" shall have the meaning set forth in Section 2.4 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Company Banks" shall mean the Company Massachusetts Banks and the Company New Hampshire Bank.

     "Company Common Stock" shall mean the common stock, par value $.66 2/3 per share, of the Company.

     "Company Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

     "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Company as of December 31, 1996, 1995 and 1994 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended December 31, 1996, 1995 and 1994 as filed by the Company in its Securities Documents, and
(ii) the consolidated statements of financial condition of the Company (including related notes and schedules, if any) and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to the quarterly and annual periods ended subsequent to December 31, 1996.

     "Company Massachusetts Banks" shall mean Orange Savings Bank, a Massachusetts-chartered savings bank and a wholly-owned subsidiary of the Company, and Safety Fund National Bank, a national bank and a wholly-owned subsidiary of the Company.

     "Company New Hampshire Bank" shall mean CFX Bank, a New Hampshire-chartered savings bank and a wholly-owned subsidiary of the Company.

     "Company Options" shall mean options to purchase shares of Company Common Stock granted pursuant to the Company Stock Option Plans.

     "Company Preferred Stock" shall mean the Preferred Stock, $1.00 par value per share, of the Company.

     "Company Stock Option Plans" shall mean (i) the Company's 1986 Stock Option Plan, 1995 Stock Option Plan and 1997 Long-Term Incentive Plan, in each case as amended as of the date hereof, and (ii) stock option plans of the Acquired Companies under which the Company has assumed options that now represent the right to purchase shares of Company Common Stock in connection with the acquisition of such companies, in each case as amended as of the date hereof.

     "Company Stock Purchase Plan" shall mean the Company's Amended and Restated 1992 Employee Stock Purchase Plan, as amended as of the date hereof.

     "DOJ" shall mean the United States Department of Justice.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Merger.

     "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. sec.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. sec.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sec.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. sec.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. sec.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. sec.300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" shall have the meaning set forth in Section 2.3(b) hereof.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLB" shall mean Federal Home Loan Bank.

     "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by PHFG in connection with the issuance of shares of PHFG Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

     "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "Loan" shall have the meaning set forth in Section 3.20(a) hereof.

     "Massachusetts Bank Commissioner" shall mean the Bank Commissioner of the Commonwealth of Massachusetts.

     "Massachusetts Board" shall mean the Massachusetts Board of Bank Incorporation.

     "Material Adverse Effect" shall mean, with respect to PHFG or the Company, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of PHFG and its Subsidiaries taken as whole and the Company and its Subsidiaries taken as a whole, respectively, or
(ii) materially impairs the ability of the Company, PHFG or any of their respective banking subsidiaries to consummate the transactions contemplated by this Agreement and the Bank Merger Agreements, provided, however, that Material Adverse Effect shall not be deemed to include (a) the impact of changes in laws and regulations or interpretations thereof that are generally applicable to the banking industry or generally accepted accounting principles that are generally applicable to the banking industry, (b) reasonable expenses incurred in connection with the transactions contemplated hereby and (c) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "MBCA" shall mean the Maine Business Corporation Act, as amended.

     "Merger" shall mean the merger of the Company with and into PHFG pursuant to the terms hereof.

     "MHPF" shall mean the Massachusetts Housing Partnership Fund.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "New Hampshire Bank Commissioner" shall mean the Bank Commissioner of the State of New Hampshire.

     "NHBCA" shall mean the New Hampshire Business Corporation Act, as amended.

     "OCC" shall mean the Office of the Comptroller of the Currency of the U.S. Department of the Treasury, or any successor thereto.

     "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury, or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PHFG Banks" shall mean the PHFG Maine Bank, the PHFG New Hampshire Bank and the PHFG Massachusetts Bank.

     "PHFG Capital Securities" shall mean the 9.06% Capital Securities issued by Peoples Heritage Capital Trust I and any similar capital securities which may be issued by a trust subsidiary of PHFG in the future.

     "PHFG Common Stock" shall mean the common stock, par value $.01 per share, of PHFG and, unless the context otherwise requires, related PHFG Rights.

     "PHFG Employee Plans" shall have the meaning set forth in Section 4.14(a) hereof.

     "PHFG Employee Stock Benefit Plans" shall mean the following employee benefit plans of PHFG: 1986 Stock Option and Stock Appreciation Rights Plan, 1986 Employee Stock Purchase Plan, Thrift Incentive Plan, Profit Sharing Employee Stock Ownership Plan, Restricted Stock Plan for Non-Employee Directors, Amended and Restated 1995 Stock Option Plan for Non-Employee Directors, 1996 Equity Incentive Plan and Dividend Reinvestment Plan.

     "PHFG Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of PHFG as of December 31, 1996, 1995 and 1994 and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of PHFG for each of the three years ended December 31, 1996, 1995 and 1994 as filed by PHFG in its Securities Documents, and (ii) the consolidated balance sheets of PHFG (including related notes and schedules, if any) and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of PHFG included in the Securities Documents filed by PHFG with respect to the quarterly and annual periods ended subsequent to December 31, 1996.

     "PHFG Maine Bank" shall mean Peoples Heritage Savings Bank, a Maine-chartered universal bank and a wholly-owned subsidiary of PHFG.

     "PHFG Massachusetts Bank" shall mean Family Bank, F.S.B., a federally-chartered savings bank and a wholly-owned subsidiary of PHFG.

     "PHFG New Hampshire Bank" shall mean Bank of New Hampshire, a New Hampshire-chartered commercial bank and a wholly-owned subsidiary of PHFG.

     "PHFG Preferred Stock" shall mean the shares of preferred stock, par value $.01 per share, of PHFG.

     "PHFG Rights" shall mean the rights attached to shares of PHFG Common Stock pursuant to PHFG Rights Agreement.

     "PHFG Rights Agreement" shall mean the Stockholder Rights Agreement, dated as of September 12, 1989, between PHFG and American Stock Transfer & Trust Company, in its capacity as Rights Agent.

     "Previously Disclosed" shall mean disclosed (i) in a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.13 hereof.

     "Proxy Statement" shall mean the joint prospectus/proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of PHFG and the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "SAIF" means the Savings Association Insurance Fund administered by the FDIC.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Subsidiary" and "Significant Subsidiary" shall have the respective meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

     "Superintendent" shall mean the Superintendent of the Bureau of Banking of the State of Maine.

     "Surviving Corporation" shall have the meaning specified in Section 2.1 hereof.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II

                                   THE MERGER

2.1  THE MERGER

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Company shall be merged with and into PHFG (the "Merger") in accordance with the applicable provisions of the MBCA and the NHBCA. PHFG shall be the surviving corporation of the Merger (hereinafter sometimes called the Surviving Corporation) and shall continue its corporate existence under the laws of the State of Maine. The name of the Surviving Corporation shall be "Peoples Heritage Financial Group, Inc." Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

     (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 905 of the MBCA and Section 293-A:11.06 of the NHBCA.

     (c) Upon consummation of the Merger, (i) the Articles of Incorporation of PHFG shall be substantially in the form of the Amended and Restated Articles of Incorporation attached hereto as Exhibit A, until altered, amended or repealed in accordance with their terms and applicable law, and (ii) the Bylaws of PHFG shall be the same as the Bylaws of PHFG immediately prior to the Effective Time, with the exception of such changes thereto as may be adopted by PHFG to reflect the Merger, which Bylaws shall remain in effect until altered, amended or repealed in accordance with their terms and applicable law.

     (d) Upon consummation of the Merger, (i) the directors of PHFG shall be (x) up to 13 of the persons serving as director of PHFG immediately prior to the Effective Time if the Effective Time is prior to the annual meeting of stockholders of PHFG in 1998 and up to 12 of the persons serving as director of PHFG immediately prior to the Effective Time if the Effective Time is after such annual meeting of stockholders and (y) five persons serving as director of the Company immediately prior to the Effective Time (including Peter J. Baxter) designated by the Company and who both meet the director qualification requirements set forth in the Bylaws of PHFG and are otherwise acceptable to PHFG and (ii) the executive officers of PHFG shall be the persons serving as executive officers of PHFG immediately prior to the Effective Time, except that Peter J. Baxter shall be Vice Chairman of the Board of Directors and an Executive Vice President and Chief Operating Officer of PHFG. The directors and executive officers of PHFG at the Effective Time shall serve for such terms as are specified in or determined pursuant to the Articles of Incorporation and Bylaws of PHFG.

2.2  EFFECTIVE TIME; CLOSING

     The Merger shall become effective upon the occurrence of the filing of (i) articles of merger with the Secretary of State of the State of Maine pursuant to the MBCA and (ii) articles of merger with the Secretary of State of the State of New Hampshire pursuant to the NHBCA, unless a later date and time is specified as the effective time (the "Effective Time") in such articles of merger (collectively, the "Articles of Merger"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of PHFG in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to PHFG and the Company the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3  TREATMENT OF CAPITAL STOCK

     Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

          (a) each share of PHFG Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding; and

          (b) subject to Sections 2.5 and 2.6 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by PHFG, the Company or any of their respective wholly-owned Subsidiaries other than in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted, which shall be cancelled and retired without consideration) shall become and be converted into the right to receive .667 shares of PHFG Common Stock (subject to possible adjustment as set forth in Sections 2.8 and 7.1(h) hereof, the "Exchange Ratio").

2.4  SHAREHOLDER RIGHTS; STOCK TRANSFERS

     At the Effective Time, each holder of a certificate or certificates representing outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates in accordance with Section
2.7 hereof, certificates representing the number of whole shares of PHFG Common Stock, and any cash in lieu of a fractional share interest, into which such shares of Company Common Stock shall have been converted pursuant to Section 2.3 hereof, without interest. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to PHFG or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in Sections 2.6 and 2.7 hereof, as applicable, except as otherwise provided by law.

2.5  FRACTIONAL SHARES

     (a) No certificates or scrip representing fractional shares of PHFG Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights as a shareholder of PHFG.

     (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted into shares of PHFG Common Stock pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of PHFG Common Stock (after taking into account all Certificates delivered by such holder) shall, at the time of surrender of the Certificate or Certificates representing such holder's shares of Company Common Stock receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of PHFG Common Stock by the closing price of a share of PHFG Common Stock on the Nasdaq Stock Market's National Market on the business day preceding the Effective Time (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source), rounded to the nearest whole cent.

2.6  DISSENTING SHARES

     Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the NHBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of PHFG Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the NHBCA. The Company shall give PHFG prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the NHBCA (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of Company Common Stock shall be converted into the right to receive shares of PHFG Common Stock in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

2.7  EXCHANGE PROCEDURES

     (a) At or after the Effective Time, each holder of a Certificate or Certificates, upon surrender of the same to an agent, duly appointed by PHFG (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of PHFG Common Stock into which the shares of Company Common Stock theretofore represented by the Certificate or Certificates so surrendered shall have been converted as provided in Section 2.3(b) hereof. As promptly as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of an outstanding Certificate which is to be exchanged for PHFG Common Stock as provided in Section 2.3 hereof a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such Certificate in exchange for a certificate or certificates evidencing PHFG Common Stock or cash in lieu of any fractional share interest. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Affiliate of the Company (as defined in Section 5.12(a) hereof) shall not be exchanged for certificates representing shares of PHFG Common Stock in accordance with the terms of this Agreement until PHFG has received a written agreement from such person as specified in Section 5.12(b).

     (b) No holder of a Certificate shall be entitled to receive any dividends in respect of the PHFG Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing shares of PHFG Common Stock. In the event that dividends are declared and paid by PHFG in respect of PHFG Common Stock after the Effective Time but prior to any holder's surrender of Certificates, dividends payable to such holder in respect of shares of PHFG Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the Certificates. PHFG shall be entitled, after the Effective Time, to treat Certificates as evidencing ownership of the number of whole shares of PHFG Common Stock into which the shares of Company Common Stock represented by such Certificates shall have been converted pursuant to this Agreement, notwithstanding the failure on the part of the holder thereof to surrender such Certificates.

     (c) PHFG shall not be obligated to deliver a certificate or certificates representing shares of PHFG Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders a Certificate or Certificates for exchange as provided in this
Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by PHFG. If any certificate evidencing shares of PHFG Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of

PHFG Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.8  ANTI-DILUTION PROVISIONS

     If, between the date hereof and the Effective Time, the shares of PHFG Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

2.9  OPTIONS

     (a) At the Effective Time, each Company Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of PHFG Common Stock, and PHFG shall assume each Company Option, in accordance with the terms of the applicable Company Stock Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) PHFG and the Human Resources Committee of its Board of Directors shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Stock Option Plan, (ii) each Company Option assumed by PHFG may be exercised solely for shares of PHFG Common Stock, (iii) the number of shares of PHFG Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of PHFG Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. PHFG and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 2.9(a).

     (b) Within 30 days after the Effective Time, PHFG shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of PHFG Common Stock subject to the options referred to in paragraph (a) of this Section 2.9 and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

2.10  ADDITIONAL ACTIONS

     If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to PHFG that, except as Previously
Disclosed:

3.1  CAPITAL STRUCTURE

     The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 3,000,000 shares of Company Preferred Stock. As of the date hereof, there are 24,002,744 shares of Company Common Stock issued and outstanding, 37,877 shares of Company Common Stock are directly or indirectly held by the Company as treasury stock and there are no shares of Company Preferred Stock outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except by virtue of (i) the Company Stock Option Agreement, (ii) outstanding Rights as of the date hereof to purchase an aggregate of 1,178,453 shares of Company Common Stock pursuant to the Company Stock Option Plans, as Previously Disclosed, and
(iii) Rights granted in the ordinary course of business pursuant to the Company Stock Purchase Plan for any offering period pursuant thereto ended on or before December 31, 1997, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

3.2  ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The Company is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. The Company has heretofore delivered to PHFG true and complete copies of the Certificate of Incorporation and Bylaws of the Company as in effect as of the date hereof.

3.3  OWNERSHIP OF THE COMPANY SUBSIDIARIES

     The Company has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Company Subsidiary and identified its Significant Subsidiaries. Except for (i) capital stock or other ownership interests in the Company Subsidiaries, (ii) stock in the FHLB of Boston and the Federal Reserve Bank of Boston, (iii) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (iv) the PHFG Stock Option Agreement, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and (except as provided by applicable law) nonassessable, and are directly or indirectly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Company Subsidiaries and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock or other ownership interests.

3.4  ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY SUBSIDIARIES

     Each of the Company Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of each Company Bank are insured by the BIF, or in the case of certain deposits of each such institution, the SAIF, to the maximum extent permitted by the FDIA, and each Company Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. The deposit accounts of the Massachusetts-chartered Company Massachusetts Bank are insured by the Depositors Insurance Fund for amounts in excess of FDIC limits pursuant to Massachusetts law, and the Company Massachusetts Bank has paid all deposit insurance premiums and assessments required under applicable Massachusetts laws and regulations. The Company has heretofore delivered or made available to PHFG true and complete copies of the Charter or equivalent documents and Bylaws of each Company Subsidiary as in effect as of the date hereof.

3.5  AUTHORIZED AND EFFECTIVE AGREEMENT

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by PHFG, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Mergers), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Company or the equivalent documents of any Company Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or a Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Company Subsidiary.

     (c) Except for (i) the filing of applications or notices with, and the consents, approvals or waivers of, as applicable, the FRB, the DOJ, the Superintendent, the New Hampshire Bank Commissioner, the Massachusetts Board and the MHPF in connection with the Merger, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) the approval of this Agreement by the requisite vote of the shareholders of the Company, (iv) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and the Secretary of State of the State of New Hampshire pursuant to the NHBCA, in each case in connection with the Merger, and (v) such corporate approvals and such applications or notices with, and consents, approvals or waivers of, the OCC, the OTS, the FDIC, the New Hampshire Bank Commissioner, the Massachusetts Bank Commissioner and the Central Fund as may be applicable in connection with a Bank Merger, and except as Previously Disclosed, no consents, approvals or waivers of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or a Company Bank in connection with (i) the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and
(ii) the execution and delivery
by a Company Bank of a Bank Merger Agreement and the consummation by a Company Bank of the transactions contemplated thereby.

     (d) As of the date hereof, the Company is not aware of any reason relating to the Company or a Company Subsidiary (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreements and (ii) the continuation by PHFG after the Effective Time of the business of each of PHFG, the Company and the Company Subsidiaries as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Company, could reasonably be expected to have a Material Adverse Effect on PHFG or the Company or materially impair the value of the Company and the Company Subsidiaries to PHFG.

3.6  SECURITIES DOCUMENTS AND REGULATORY REPORTS

     (a) Since January 1, 1994, the Company has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1994, the Company and each Company Bank have duly filed with the FRB, the OCC, the FDIC, the New Hampshire Bank Commissioner, the Massachusetts Bank Commissioner and any other applicable Governmental Entity, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Company or a Company Subsidiary by the FRB, the OCC, the FDIC, the New Hampshire Bank Commissioner, the Massachusetts Bank Commissioner or any other applicable Governmental Entity, neither the Company nor any Company Subsidiary was required to correct or change any action, procedure or proceeding which the Company believes has not been corrected or changed as required in all material respects.

3.7  FINANCIAL STATEMENTS

     (a) The Company has previously delivered or made available to PHFG accurate and complete copies of the Company Financial Statements for all periods prior to the date hereof, which, in the case of the consolidated statements of financial condition of the Company as of December 31, 1996, 1995 and 1994 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1996, 1995 and 1994, are accompanied by the audit reports of Wolf & Company, P.C., independent public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to
Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Company Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and the Company Subsidiaries.

     (c) Except and to the extent (i) reflected, disclosed or provided for in the Securities Documents filed by the Company prior to the date hereof and (ii) of liabilities incurred since June 30, 1997 in the ordinary course of business, neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8  MATERIAL ADVERSE CHANGE

     Since June 30, 1997, (i) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

3.9  ENVIRONMENTAL MATTERS

     (a) To the best of the Company's knowledge, the Company and the Company Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary has received any communication alleging that the Company or a Company Subsidiary is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company or a Company Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Company.

     (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or a Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or a Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Company.

     (d) Except as Previously Disclosed, the Company has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Company Subsidiary as of the date hereof or which secure loans of a Company Subsidiary as of the date hereof.

3.10  TAX MATTERS

     (a) The Company and the Company Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor any Company Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and the Company Subsidiaries are complete and accurate in all material respects. Neither the Company nor any Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. The federal, state and local income tax returns of the Company and the Company

Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or any Company Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or a Company Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

     (c) Except as Previously Disclosed, neither the Company nor any Company Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Company Subsidiary (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11  LEGAL PROCEEDINGS

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or any Company Subsidiary or against any asset, interest or right of the Company or any Company Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12  COMPLIANCE WITH LAWS

     (a) The Company and each Company Subsidiary has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

     (b) Neither the Company nor any Company Subsidiary is in violation of its respective Certificate of Incorporation or equivalent document or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor any Company Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Company or a Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks or bank holding companies issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

3.13  CERTAIN INFORMATION

     None of the information relating to the Company and the Company Subsidiaries supplied or to be supplied for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Company and PHFG and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

3.14  EMPLOYEE BENEFIT PLANS

     (a) The Company has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained or contributed to by the Company or any Company Subsidiary for the benefit of employees or former employees of the Company or any Company Subsidiary (the "Company Employee Plans"), and the Company has previously furnished or made available to PHFG accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency with respect to each Company Employee Plan, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     (b) None of the Company, any Company Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of the Company's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of the Company or any Company Subsidiary. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan, other than any reportable event for which notice to the PBGC is not required.

     (c) Except as Previously Disclosed, neither the Company nor any Company Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA), and neither the Company nor any Company Subsidiary (or their respective successors) will incur any liability in the event of a complete withdrawal from the multi-employer plan of which the Company and certain of its Subsidiaries is a participant as of the date hereof in connection with the transactions contemplated hereby.

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Company Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked and the Company does not know of any ground on which such revocation may be based. Neither the Company nor any Company Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of the Company at June 30, 1997 included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) To the best of the Company's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under
Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

     (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

     (g) To the best of the Company's knowledge, the Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof relating to a Company Employee Plan.

3.15  CERTAIN CONTRACTS

     (a) Except as Previously Disclosed, neither the Company nor any Company Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or a Company Subsidiary (other than deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase) or the guarantee by the Company or a Company Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or a Company Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or a Company Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (iv) any agreement, arrangement or understanding pursuant to which the Company or a Company Subsidiary is obligated to indemnify any existing or former director, officer, employee or agent of the Company or a Company Subsidiary, (v) any agreement, arrangement or understanding to which the Company or a Company Subsidiary is a party or by which any of the same is bound which limits the freedom of the Company or a Company Subsidiary to compete in any line of business or with any person or (vi) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

     (b) Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or noncompliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16  BROKERS AND FINDERS

     Except for an agreement with Keefe, Bruyette & Woods, Inc., as Previously Disclosed, neither the Company nor any Company Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17  INSURANCE

     The Company believes that it and each Company Subsidiary is insured, and during each of the past three calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. The Company has Previously Disclosed to PHFG a list identifying all insurance policies maintained by it or a Company Subsidiary as of the date hereof. All of the policies and bonds maintained by the Company and its Subsidiaries are in full force and effect and all claims thereunder have been filed in a due and timely manner and, to the Company's knowledge, no such claim has been denied.

3.18  PROPERTIES

     All real and personal property owned by the Company or a Company Subsidiary or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of June 30, 1997 included in the Company Financial Statements or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of June 30, 1997 included in the Company Financial Statements. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.19  LABOR

     No work stoppage involving the Company or a Company Subsidiary is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or a Company Subsidiary which reasonably could be expected to have a Material Adverse Effect on the Company. Employees of the Company and any Company Subsidiary are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or a Company Subsidiary during the past five years.

3.20  LOANS; NONPERFORMING AND CLASSIFIED ASSETS

     (a) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "Loans"), on the books and records of the Company and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

     (b) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of September 30, 1997: (i) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of the Company's knowledge, in default of any other provision thereof; (ii) each Loan which has been classified as "substan-dard," "doubtful," "loss" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority; (iii) a listing of the real estate owned acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater stockholder of the Company or a Company Bank, or to the best knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

3.21  ADMINISTRATION OF FIDUCIARY ACCOUNTS

     The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.22  DERIVATIVE TRANSACTIONS

     Except as Previously Disclosed, as of the date hereof neither the Company nor any of its Subsidiaries has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments since December 31, 1996.

3.23  REQUIRED VOTE; ANTITAKEOVER PROVISIONS

     (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is the requisite vote to approve this Agreement and the transactions contemplated hereby on behalf of the Company.

     (b) No "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby. The Board of Directors of the Company has taken all necessary action so that the provisions of Article Seven, Section 2(c) of the Company's Articles of Incorporation do not and will not apply to this Agreement and the transactions contemplated hereby and, assuming the accuracy of the representation and warranty of PHFG contained in Section 4.22(b) hereof, the provisions of Article Seven, Section 2(b) of the Company's Articles of Incorporation do not and will not apply to this Agreement and the transactions contemplated hereby.

3.24  FAIRNESS OPINION

     The Company has received a written opinion of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date hereof, the consideration to be received by the stockholders of the Company pursuant to this Agreement is fair from a financial point of view to the holders of the Company Common Stock.

3.25  ACCOUNTING FOR THE MERGER; REORGANIZATION

     As of the date hereof, the Company does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under Section 368(a) of the Code.

3.26  DISCLOSURES

     None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to PHFG in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PHFG

     PHFG represents and warrants to the Company that, except as Previously
Disclosed:

4.1  CAPITAL STRUCTURE

     The authorized capital stock of PHFG consists of 100,000,000 shares of PHFG Common Stock and 5,000,000 shares of PHFG Preferred Stock. As of September 30, 1997, there were 27,474,529 shares of PHFG Common Stock issued and outstanding, 1,102,356 shares of PHFG Common Stock were held as treasury stock and not outstanding and there were no shares of PHFG Preferred Stock issued and outstanding. All outstanding shares of PHFG Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of PHFG Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of PHFG, except for (i) shares of PHFG Common Stock issuable pursuant to PHFG Employee Stock Benefit Plans, now or hereafter, (ii) shares of PHFG Common Stock issuable pursuant to the PHFG Rights Agreement and (iii) by virtue of this Agreement and the PHFG Stock Option Agreement.

4.2  ORGANIZATION, STANDING AND AUTHORITY OF PHFG

     PHFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on PHFG. PHFG is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. PHFG has heretofore delivered to the Company true and complete copies of the Articles of Incorporation and Bylaws of PHFG as in effect as of the date hereof.

4.3  OWNERSHIP OF THE PHFG SUBSIDIARIES

     PHFG has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect PHFG Subsidiary and identified its Significant Subsidiaries as of the date hereof. Except for (i) capital stock or other ownership interests in the PHFG Subsidiaries, (ii) stock in the FHLB of Boston, (iii) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, (iv) rights to acquire PHFG Capital Securities pursuant to agreements entered into in connection with their issuance and (v) this Agreement and the Company Stock Option Agreement, as of the date hereof PHFG does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock of each PHFG Subsidiary which is a Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except in the case of the PHFG Capital Securities, are directly or indirectly owned by PHFG free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any PHFG Subsidiary which is a Significant Subsidiary and, except for agreements entered into in connection with the issuance of the PHFG Capital Securities, there are no agreements, understandings or commitments relating to the right of PHFG to vote or to dispose of such capital stock or other ownership interests.

4.4  ORGANIZATION, STANDING AND AUTHORITY OF THE PHFG SUBSIDIARIES

     Each PHFG Subsidiary which is a Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the United States or the laws of the jurisdiction in which it is organized, as applicable. Each of the PHFG Subsidiaries which is a Significant Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on PHFG. The deposit accounts of each PHFG Bank are insured by either the BIF or, in the case of certain deposits of each such institution, the SAIF to the maximum extent permitted by the FDIA, and each PHFG Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

4.5  AUTHORIZED AND EFFECTIVE AGREEMENT

     (a) PHFG has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of PHFG's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PHFG, except for the approval of this Agreement by PHFG's shareholders. This Agreement has been duly and validly executed and delivered by PHFG and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of PHFG which is enforceable against PHFG in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Mergers), nor compliance by PHFG with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of PHFG or any PHFG Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of PHFG or a PHFG Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PHFG or a PHFG Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PHFG or a PHFG Subsidiary.

     (c) Except for (i) the filing of applications or notices with, and the consents, approvals or waivers of, as applicable, the FRB, the DOJ, the Superintendent, the New Hampshire Bank Commissioner, the Massachusetts Board and the MHPF in connection with the Merger, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of PHFG Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of PHFG, (v) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and with the Secretary of State of the State of New Hampshire pursuant to the NHBCA, in each case in connection with the Merger, and (vi) such corporate approvals and such applications or notices with, and consents, approvals or waivers of, the OCC, the OTS, the FDIC, the New Hampshire Bank Commissioner, the Massachusetts Bank Commissioner and the Central Fund as may be applicable in connection with a Bank Merger, and except as Previously Disclosed, no consents, approvals or waivers of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of PHFG or a PHFG Bank in connection with (i) the execution and delivery by PHFG of this Agreement and the consummation by PHFG of the transactions contemplated hereby and (ii) the execution and delivery by a PHFG Bank of a Bank Merger Agreement and the consummation by a PHFG Bank of the transactions contemplated thereby.

     (d) As of the date hereof, PHFG is not aware of any reason relating to PHFG or a PHFG Subsidiary (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreements and (ii) the continuation by PHFG after the Effective Time of the business of each of PHFG, the Company and the Company Subsidiaries as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of PHFG, could reasonably be expected to have a Material Adverse Effect on PHFG or the Company or materially impair the value of the Company and the Company Subsidiaries to PHFG.

4.6  SECURITIES DOCUMENTS AND REGULATORY REPORTS

     (a) Since January 1, 1994, PHFG has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respect with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1994, PHFG and each PHFG Bank have duly filed with the FRB, the FDIC, the OTS, the Superintendent, the New Hampshire Bank Commissioner and any other applicable Governmental Entity, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of PHFG or a PHFG Subsidiary by the FRB, the FDIC, the OTS, the Superintendent, the New Hampshire Bank Commissioner or any other applicable Governmental Entity, neither PHFG nor any PHFG Subsidiary was required to correct or change any action, procedure or proceeding which PHFG believes has not been corrected or changed as required in all material respects.

4.7  FINANCIAL STATEMENTS

     (a) PHFG has previously delivered or made available to the Company accurate and complete copies of the PHFG Financial Statements for all periods prior to the date hereof, which, in the case of the consolidated statements of financial condition of PHFG as of December 31, 1996, 1995 and 1994 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1996, 1995 and 1994, are accompanied by the audit reports of KPMG Peat Marwick LLP, independent public accountants with respect to PHFG. The PHFG Financial Statements referred to herein, as well as PHFG Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of PHFG as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of PHFG for the respective periods or as of the respective dates set forth therein.

     (b) Each of the PHFG Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The books and records of PHFG and the PHFG Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of PHFG and the PHFG Subsidiaries.

     (c) Except and to the extent (i) reflected, disclosed or provided for in the Securities Documents filed by PHFG prior to the date hereof and (ii) of liabilities incurred since June 30, 1997 in the ordinary course of business, neither PHFG nor any PHFG Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of PHFG on a consolidated basis.

4.8  MATERIAL ADVERSE CHANGE

     Since June 30, 1997, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on PHFG.

4.9  ENVIRONMENTAL MATTERS

     (a) To the best of PHFG's knowledge, PHFG and the PHFG Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on PHFG. Neither PHFG nor a PHFG Subsidiary has received any communication alleging that PHFG or a PHFG Subsidiary is not in such compliance and, to the best knowledge of PHFG, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the best of PHFG's knowledge, none of the properties owned, leased or operated by PHFG or a PHFG Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on PHFG.

     (c) To the best of PHFG's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against PHFG or a PHFG Subsidiary or against any person or entity whose liability for any Environmental Claim PHFG or a PHFG Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on PHFG.

4.10  TAX MATTERS

     (a) PHFG and the PHFG Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither PHFG nor any PHFG Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by PHFG and the PHFG Subsidiaries are complete and accurate in all material respects. Neither PHFG nor any PHFG Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. The federal, state and local income tax returns of PHFG and the PHFG Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against PHFG or any PHFG Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to PHFG or a PHFG Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of PHFG's knowledge, threatened.

     (c) Except as Previously Disclosed, neither PHFG nor any PHFG Subsidiary
(i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by PHFG or a PHFG Subsidiary (nor does PHFG have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.11  LEGAL PROCEEDINGS

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of PHFG threatened against PHFG or any PHFG Subsidiary or against any asset, interest or right of PHFG or any PHFG Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on PHFG. Neither PHFG nor any PHFG Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on PHFG.

4.12  COMPLIANCE WITH LAWS

     (a) PHFG and each PHFG Subsidiary has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on PHFG; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of PHFG, no suspension or cancellation of any of the same is threatened.

     (b) Neither PHFG nor any PHFG Subsidiary is in violation of its respective Articles of Incorporation or equivalent document or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on PHFG; and neither PHFG nor any PHFG Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that PHFG or a PHFG Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on PHFG. Neither PHFG nor any PHFG Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks, savings associations or holding companies thereof, as applicable, issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

4.13  CERTAIN INFORMATION

     None of the information relating to PHFG and the PHFG Subsidiaries to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of PHFG and the Company and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by PHFG to shareholders of the Company and PHFG in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

4.14  EMPLOYEE BENEFIT PLANS

     (a) PHFG has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained or contributed to by PHFG or any PHFG Subsidiary for the benefit of employees or former employees of PHFG or any PHFG Subsidiary (the "PHFG Employee Plans"), and PHFG has previously furnished or made available to the Company accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency with respect to each PHFG Employee Plan and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     (b) None of PHFG, any PHFG Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of PHFG's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of PHFG or any PHFG Subsidiary. To the best of PHFG's knowledge, no reportable event under
Section 4043(b) of ERISA has occurred with respect to any such pension plan, other than any reportable event for which notice to the PBGC is not required.

     (c) Neither PHFG nor any PHFG Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each PHFG Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "PHFG Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of PHFG's knowledge, is threatened to be revoked and PHFG does not know of any ground on which such revocation may be based. Neither PHFG nor any PHFG Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of PHFG at June 30, 1997 included in the PHFG Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) To the best of PHFG's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under
Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any PHFG Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on PHFG.

     (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each PHFG Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any PHFG Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any PHFG Pension Plan.

     (g) To the best of PHFG's knowledge, the PHFG Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the best knowledge of PHFG, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the PHFG Employee Plans or any trust related thereto or any fiduciary thereof relating to a PHFG Employee Plan.

4.15  CERTAIN CONTRACTS

     Neither PHFG nor any PHFG Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on PHFG, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16  BROKERS AND FINDERS

     Except for an agreement with McConnell, Budd & Downes, Inc., as Previously Disclosed, neither PHFG nor any PHFG Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.17  INSURANCE

     PHFG believes that it and each PHFG Subsidiary is insured, and during each of the past three calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

4.18  PROPERTIES

     All real and personal property owned by PHFG or a PHFG Subsidiary which is a Significant Subsidiary or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. PHFG has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of PHFG as of June 30, 1997 included in the PHFG Financial Statements or acquired after such date, other than properties sold by PHFG in the ordinary course of business, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of PHFG as of June 30, 1997 included in the PHFG Financial Statements. All real and personal property which is material to PHFG's business on a consolidated basis and leased or licensed by PHFG or a PHFG Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.19  LABOR

     No work stoppage involving PHFG or a PHFG Subsidiary which is a Significant Subsidiary is pending or, to the best knowledge of PHFG, threatened. Neither PHFG nor any PHFG Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which reasonably could be expected to have a Material Adverse Effect on PHFG. Employees of PHFG and any PHFG Subsidiary are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of PHFG's knowledge, there have been no efforts to unionize or organize any employees of PHFG or a PHFG Subsidiary during the past five years.

4.20  LOANS

     Each Loan on the books and records of PHFG and its Subsidiaries was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of PHFG, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

4.21  ADMINISTRATION OF FIDUCIARY ACCOUNTS

     PHFG and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on PHFG. Neither PHFG nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failure to maintain records which would not have a Material Adverse Effect on PHFG.

4.22  REQUIRED VOTE; OWNERSHIP OF COMPANY COMMON STOCK

     (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of PHFG Common Stock is the requisite vote to approve this Agreement and the transactions contemplated hereby on behalf of PHFG.

     (b) Except for the Company Option Agreement, none of PHFG or any of its Subsidiaries, or to PHFG's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted).

4.23  FAIRNESS OPINION

     PHFG has received a written opinion of McConnell, Budd & Downes, Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the PHFG Common Stock.

4.24  ACCOUNTING FOR THE MERGER; REORGANIZATION

     As of the date hereof, PHFG does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under generally accepted accounting principles or (ii) as a reorganization under
Section 368(a) of the Code.

4.25  DISCLOSURES

     None of the representations and warranties of PHFG or any of the written information or documents furnished or to be furnished by PHFG to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE V

                                   COVENANTS

5.1  REASONABLE BEST EFFORTS

     Subject to the terms and conditions of this Agreement, each of the Company and PHFG shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger and the Bank Mergers as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party hereto to that end.

5.2  SHAREHOLDER MEETINGS

     Each of PHFG and the Company shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of PHFG and the Board of Directors of the Company will recommend that the shareholders of PHFG and the Company, respectively, approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of PHFG or the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3  REGULATORY MATTERS

     (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4, including the Proxy Statement. Each of the parties hereto shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and PHFG and the Company each shall thereafter promptly mail the Proxy Statement to its respective shareholders. PHFG shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of PHFG Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Mergers). PHFG and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) PHFG and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of PHFG, the Company or any of their respective

Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Bank Merger Agreements.

     (d) PHFG and the Company shall promptly furnish each other with copies of written communications received by PHFG or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement and the Bank Merger Agreements.

5.4  INVESTIGATION AND CONFIDENTIALITY

     (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

     (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

     (c) No investigation by either of the parties hereto or their respective representatives shall affect the representations, warranties, covenants or agreements of the other party set forth herein.

5.5  PRESS RELEASES

     PHFG and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the reasonable judgment of the disclosing party is required by law or the rules of a national stock exchange or the NASD, as applicable.

5.6  BUSINESS OF THE PARTIES

     (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of PHFG, the

Company and the Company Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. The Company will use all reasonable efforts to (x) preserve its business organization and that of the Company Subsidiaries intact, (y) keep available to itself and PHFG the present services of the employees of the Company and the Company Subsidiaries and (z) preserve for itself and PHFG the goodwill of the customers of the Company and the Company Subsidiaries and others with whom business relationships exist, provided, however, that the covenants contained in the foregoing clauses (y) and
(z) shall not be deemed to restrict the consolidation by the Company and the Company New Hampshire Bank of the operations of Community Bankshares, Inc. and Portsmouth Bank Shares, Inc. and their respective former subsidiaries. Without limiting the generality of the foregoing, except with the prior written consent of PHFG, as expressly contemplated hereby or as Previously Disclosed as of the date hereof, between the date hereof and the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to:

          (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock, except for regular quarterly cash dividends at a rate per share of Company Common Stock not in excess of $.22 per share, which, if consistent with pooling of interest accounting treatment for the Merger, shall have the same record and payment dates as the record and payment dates relating to dividends on the PHFG Common Stock (as Previously Disclosed by PHFG), it being the intention of the parties that the shareholders of the Company receive dividends for any particular quarter on either the Company Common Stock or the PHFG Common Stock but not both, provided, however, that nothing contained herein shall be deemed to affect the ability of a Company Subsidiary to pay dividends on its capital stock to the Company;

          (ii) issue any shares of its capital stock, other than pursuant to (x) Company Options outstanding as of the date hereof pursuant to the Company Stock Option Plans, as Previously Disclosed pursuant to Section 3.1 hereof,
     (y) the Company Stock Purchase Plan for any offering period pursuant thereto ended on or before December 31, 1997 and (z) the Company Stock Option Agreement; issue, grant, modify or authorize any Rights, other than pursuant to the Company Stock Option Agreement (except shares acquired in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted); purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (iii) amend its Articles of Incorporation or Bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by the Company in a Company Subsidiary of any material lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

          (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof and (ii) in the case of employees who are not officers above the level of Vice President, such as may be granted in the ordinary course of business consistent with past practice;

          (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to or on behalf of any Company Employee Plan not in the ordinary course of business consistent with past practice;

          (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or a Company Subsidiary or guarantee by the Company or a Company Subsidiary of any such obligation, except in the case of a Company Subsidiary for deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee, or amend any such existing agreement, arrangement or commitment, provided that the

     Company or a Company Subsidiary may employ an employee if necessary to operate the business of the Company or a Company Subsidiary in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by the Company or the Company Subsidiary at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

          (vii) change its method of accounting in effect for the year ended December 31, 1996, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended December 31, 1996, except as required by changes in laws or regulations;

          (viii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

          (ix) make any capital expenditures in excess of $100,000 individually or $1.0 million in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

          (x) file any applications or make any contract with respect to branching or site location or relocation;

          (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or enter into any new line of business;

          (xii) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other similar agreement, other than in the ordinary course of business consistent with past practice;

          (xiii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

          (xiv) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368(a) of the Code, provided, however, that nothing contained herein shall limit the ability of the Company to exercise its rights under the PHFG Stock Option Agreement;

          (xv) take any action that would or could reasonably be expected to result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI hereof not being satisfied or in violation of any provision of this Agreement, except in each case as may be required by applicable law; or

          (xvi) agree to do any of the foregoing.

     (b) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, PHFG and the PHFG Subsidiaries shall conduct their business in substantially the same manner as heretofore conducted, it being understood and agreed that nothing contained herein shall prevent PHFG from acquiring another financial institution or company engaged in businesses in which it is engaged or from entering into new lines of business, whether through acquisition or otherwise. Except with the prior written consent of the Company or as expressly contemplated hereby, between the date hereof and the Effective Time, PHFG shall not, and shall cause each PHFG Subsidiary which is a Significant Subsidiary not to:

          (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the PHFG Common Stock, except for regular quarterly cash dividends which are not in excess of $.25 per share of PHFG Common Stock, provided, however, that nothing contained herein shall be deemed to affect the ability of a PHFG Subsidiary to pay dividends on its capital stock to PHFG;

          (ii) amend its Articles of Incorporation or equivalent document or Bylaws in a manner which would adversely affect in any manner the terms of the PHFG Common Stock or the ability of PHFG or a PHFG Bank to consummate the transactions contemplated hereby;

          (iii) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of PHFG to exercise its rights under the Company Stock Option Agreement;

          (iv) take any action that would or could reasonably be expected to result in any of the representations and warranties of PHFG contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI hereof not being satisfied or in violation of this Agreement, except in each case as may be required by applicable law; or

          (v) agree to do any of the foregoing.

     (c) The Company shall not authorize or permit any of its directors, officers, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, an Acquisition Transaction (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of the Company, as advised by counsel, (i) recommend or endorse an Acquisition Transaction, (ii) participate in any discussions or negotiations regarding an Acquisition Transaction or (iii) provide any third party with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction (other than in each case with or to PHFG or an affiliate of PHFG). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than PHFG with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 5.6(c). The Company will notify PHFG immediately if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform PHFG in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Acquisition Transaction" shall mean
(i) a merger or consolidation, or any similar transaction, involving the Company or a Company Subsidiary, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of the Company or a Company Subsidiary (other than CFX Funding L.L.C.) or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of an interest in any class or series of equity securities of the Company (other than as permitted by Section 5.6(a)(ii) hereof) or a Company Subsidiary.

5.7  CURRENT INFORMATION

     During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), the Company and PHFG will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, the Company and PHFG will deliver to the other party its Annual Report on Form 10-K. Within 25 days after the end of each month, the Company and PHFG will deliver to the other party a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.8  INDEMNIFICATION; INSURANCE

     (a) From and after the Effective Time through the sixth anniversary of the Effective Time, PHFG (the "Indemnifying Party") shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (a "Claim"), arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of, or pertaining to (i) the fact that he or she was a director, officer or employee of the Company or any Company Subsidiary or any of their respective predecessors or
(ii) this Agreement, the Company Stock Option Agreement, the PHFG Stock Option Agreement or any of the agreements or transactions contemplated hereby or thereby, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     (b) PHFG agrees that all rights to indemnification and all limitations on liability existing in favor of the Indemnified Parties as provided in their respective Articles or Certificates of Incorporation, Bylaws or similar governing documents as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Mergers and shall continue in full force and effect, and shall be honored by PHFG, its Subsidiaries or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Time; provided, however that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

     (c) Any Indemnified Party wishing to claim indemnification under Section 5.8(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

     (d) PHFG shall use its reasonable best efforts to maintain the Company's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company for a period of three years following the Effective Time, provided, however, that in no event shall PHFG expend, in order to obtain such insurance, any amount per annum in excess of 150% of the amount of the actual annual premium paid as of the date hereof by the Company for such insurance (the "Maximum Amount"), and provided further that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, PHFG shall use its reasonable best efforts to maintain the most advantageous policy of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. The Company represents to PHFG that the Maximum Amount is $107,775.

     (e) In the event that PHFG or any of its respective successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8.

     (f) From and after the Effective Time, PHFG shall assume all indemnification and insurance obligations of the Company under acquisition agreements entered into by the Company prior to the date hereof, as Previously Disclosed by the Company to PHFG.

     (g) The provisions of this Section 5.8 are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

5.9  EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS

     (a) As soon as administratively practicable after the Effective Time, PHFG shall take all reasonable action so that employees of the Company and the Company Subsidiaries shall be entitled to participate in the PHFG Employee Plans of general applicability to the same extent as similarly situated employees of PHFG and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the PHFG Employee Benefit Plans may occur at different times with respect to different plans). For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the PHFG Employee Plans, PHFG and the PHFG Employee Plans shall recognize years of service with the Company, any Company Subsidiary or any predecessor thereof or entity acquired by the Company or a Company Subsidiary as such service is recognized by and reflected on the records of the Company and the Company Employee Plans. PHFG and the PHFG Employee Plans shall provide employees of the Company and the Company Subsidiaries with full credit for copayment, deductible amounts and out-of-pocket maximums under any Company Employee Plans paid by such employees prior to the Effective Time and shall not apply any preexisting condition, waiting period or other similar limitations to such employees, except to the extent that any of the same is applicable to employees of PHFG and its Subsidiaries.

     (b) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of PHFG or a PHFG Subsidiary as of the Effective Time, provided that PHFG or a PHFG Subsidiary shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Company or any Company Subsidiary a right to continuing employment with PHFG or a PHFG Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement or a change-in-control agreement or who is entitled to severance benefits in accordance with the terms, including without limitation, termination dates, of a severance plan formerly maintained by Community Bankshares, Inc. or The Safety Fund Corporation) who is involuntarily terminated other than for cause following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, the PHFG employee severance plan applicable to the Merger, a copy of which the Company acknowledges has been provided to it by PHFG, provided that, notwithstanding anything to the contrary contained herein, no employee shall be entitled to such benefits unless the Company terminates its existing severance plan effective immediately prior to the Effective Time and provides evidence reasonably satisfactory to PHFG of such termination.

     (c) Following the Effective Time, PHFG shall, and shall cause its appropriate Subsidiaries to, honor in accordance with their terms the employment agreements and change-in-control agreements which have been Previously Disclosed by the Company to PHFG as of the date hereof.

     (d) Except as otherwise provided herein, nothing in this Section 5.10 shall be interpreted as preventing PHFG or its Subsidiaries from amending, modifying or terminating any of the Company Employee Plans, and any contracts, arrangements, commitments or understandings of the Company or its Subsidiaries, in accordance with their terms and applicable law.

5.10  STOCK EXCHANGE LISTING

     PHFG shall use all reasonable efforts to cause the shares of PHFG Common Stock to be issued in connection with the Merger to be approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance, as of or prior to the Effective Time.

5.11  THE BANK MERGERS

     PHFG and the Company shall take all action necessary and appropriate, including causing the entering into of appropriate merger agreements (the "Bank Merger Agreements"), to cause (i) the Company Massachusetts Banks to merge with and into the PHFG Massachusetts Bank and (ii) the Company New Hampshire Bank to merge with and into the PHFG New Hampshire Bank (individually a "Bank Merger" and collectively the "Bank Mergers"), in each case in accordance with applicable laws and regulations and the terms of the applicable Bank Merger Agreement and as soon as practicable after consummation of the Merger.

5.12  AFFILIATES; RESTRICTIONS ON RESALE

     (a) The Company has Previously Disclosed to PHFG, and PHFG has Previously Disclosed to the Company, a schedule of each person that, to the best of its knowledge, is deemed to be an "affiliate" of the Company and PHFG, respectively (each an "Affiliate"), as that term is used in Rule 145 under the Securities Act or Accounting Series Releases 130 and 135 of the Commission.

     (b) Each of the Company and PHFG shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of the Company and PHFG, respectively, to execute and deliver to PHFG as soon as practicable after the date of this Agreement, and in any event prior to the date of the meetings of shareholders of PHFG and the Company to be called pursuant to Section 5.2 hereof, a written agreement in the forms previously provided by PHFG to the Company.

5.13  DISCLOSURE SUPPLEMENTS

     From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials or statement herein which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.14  FAILURE TO FULFILL CONDITIONS

     In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or a Bank Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger or a Bank Merger.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

6.1  CONDITIONS PRECEDENT -- PHFG AND THE COMPANY

     The respective obligations of PHFG and the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

     (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger shall have been duly and validly taken by PHFG and the Company, including approval by the requisite vote of the respective shareholders of PHFG and the Company of this Agreement, and all corporate and shareholder action necessary to authorize the execution and delivery of the Bank Merger Agreements and consummation of the transactions contemplated thereby shall have been duly and validly taken by the Company Banks, the PHFG New Hampshire Bank and the PHFG Massachusetts Bank.

     (b) All approvals, consents and waivers from any Governmental Entity the approval, consent or waiver of which is required for the consummation of the Merger and the Bank Mergers shall have been received and all statutory waiting periods in respect thereof have expired, provided, however, that no approval, consent or waiver referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to PHFG that had such condition or requirement been known PHFG, in its reasonable judgment, would not have entered into this Agreement.

     (c) None of PHFG, the Company or their respective Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or a Bank Merger.

     (d) The Form S-4 shall have become effective under the Securities Act, and PHFG shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue PHFG Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

     (e) The shares of PHFG Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market, subject to official notice of issuance.

     (f) KPMG Peat Marwick LLP shall have issued a letter dated as of the Effective Time to PHFG and to the Company to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under generally accepted accounting principles, and PHFG and the Company shall have received from the Affiliates of the other party the agreements referred to in
Section 5.12(b) hereof to the extent necessary to ensure in the reasonable judgment of PHFG and the Company that the Merger shall be accounted for in such manner.

6.2  CONDITIONS PRECEDENT -- THE COMPANY

     The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section
7.4 hereof.

     (a) The representations and warranties of PHFG as set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations or warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PHFG.

     (b) PHFG shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

     (c) PHFG shall have delivered to the Company a certificate, dated the date of the Closing and signed by its Chairman, President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

     (d) The Company shall have received the written opinion(s) of Elias, Matz, Tiernan & Herrick L.L.P., Carol L. Mitchell, Esq. and/or local counsel reasonably acceptable to the Company, dated the date of the Closing, that collectively address the matters set forth in Exhibit B hereto.

     (e) The Company shall have received the written opinion of Arnold & Porter (which shall be based on such written representations (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 772) from PHFG, the Company and others as such counsel shall reasonably request as to factual matters) to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and to the effect that (i) except for cash received in lieu of fractional share interests, holders of Company Common Stock who receive PHFG Common Stock in the Merger will not recognize gain or loss for federal income tax purposes, (ii) the basis of such PHFG Common Stock will equal the basis of the Company Common Stock for which it is exchanged, reduced by any amount allocable to a fractional share interest for which cash is received, and (iii) the holding period of such PHFG Common Stock will include the holding period of the Company Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time.

     (f) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the Merger or a Bank Merger.

     (g) PHFG shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as the Company may reasonably request.

6.3  CONDITIONS PRECEDENT -- PHFG

     The obligations of PHFG to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by PHFG pursuant to Section 7.4 hereof.

     (a) The representations and warranties of the Company set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations or warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

     (c) The Company shall have delivered to PHFG a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

     (d) PHFG shall have received the written opinion(s) of Arnold & Porter and/or Devine, Millimet & Branch, Professional Association that collectively address the matters set forth in Exhibit C hereto.

     (e) PHFG shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P. (which shall be based on such written representations (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 722) from PHFG, the Company and others as such counsel shall reasonably request as to factual matters) to the effect that the Merger and each of the Bank Mergers will constitute a reorganization within the meaning of
Section 368(a) of the Code and that, accordingly, for federal income tax purposes no gain or loss will be recognized by PHFG, the Company or any PHFG Bank or Company Bank which is a party to a Bank Merger (except to the extent that any such party may be required to recognize income due to the recapture of bad debt reserves as a result of a Bank Merger).

     (f) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the Merger under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not have, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (g) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the Merger or a Bank Merger.

     (h) The Company shall have furnished PHFG with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as PHFG may reasonably request.

                                  ARTICLE VII

                       TERMINATION, WAIVER AND AMENDMENT

7.1  TERMINATION

     This Agreement may be terminated:

     (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

     (b) at any time on or prior to the Effective Time, by either PHFG or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in writing if there shall have been a breach by the other party of (i) any covenant or undertaking of it contained herein or (ii) any representation or warranty of it contained herein, which in the case of the Company would have, or could reasonably be expected to have, a Material Adverse Effect on the Company and in the case of PHFG would have, or could reasonably be expected to have, a Material Adverse Effect on PHFG, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

     (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or withdrawn at the request or recommendation of the applicable Governmental Entity or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run, or if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger or a Bank Merger, unless in each such case such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

     (d) at any time, by any party hereto in writing, if the shareholders of PHFG or the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (including any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before such meetings of shareholders;

     (e) by either the Company or PHFG in writing if the Effective Time has not occurred by the close of business on the first anniversary of the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date;

     (f) by either the Board of Directors of PHFG or the Board of Directors of the Company if the Board of Directors of the other party shall have withdrawn, modified or changed in a manner adverse to the terminating party its recommendation of this Agreement and the transactions contemplated hereby pursuant to Section 5.2 hereof;

     (g) by PHFG if during the 15-day period following the date of this Agreement it provides written notice to the Company to the effect that additional matters Previously Disclosed to PHFG by the Company within such period so materially and adversely affect the financial consequences of the transactions contemplated hereby that in its reasonable judgment it would not have entered into this Agreement had they been known as of the date hereof; provided, however, that, if PHFG fails to terminate this Agreement within such period, the matters so disclosed to PHFG by the Company will have been deemed to have been disclosed to PHFG as of the date hereof; and

     (h) by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the three-day period commencing with the Determination Date if both of the following conditions are satisfied:

          (i) the number obtained by dividing the Average Closing Price on the Determination Date by the Starting Price (the "PHFG Ratio") shall be less than .80; and

          (ii) the PHFG Ratio shall be less than the number obtained by dividing the Final Index Price on the Determination Date by the Initial Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause
     (ii) (such number being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 7.1(h), it shall give written notice to PHFG (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three-day period). During the three-day period commencing with its receipt of such notice, PHFG shall have the option to increase the consideration to be received by the holders of the Company Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio by (B) the Average Closing Price on the Determination Date and (y) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio by (B) the PHFG Ratio. If PHFG so elects within such three-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     For purposes of this Section 7.1(h), the following terms shall have the meanings indicated:

          "Average Closing Price" shall mean the average of the closing prices of a share of PHFG Common Stock on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) during the period of 20 trading days ending on the trading day prior to the Determination Date, rounded to the nearest whole cent.

          "Determination Date" shall mean the date on which the last required approval of a Governmental Entity is obtained with respect to the Merger and the Bank Mergers, without regard to any requisite waiting period in respect thereof.

          "Final Index Price" shall mean the sum of the Final Price for each company comprising the Index Group multiplied by the appropriate weighting.

          "Final Price," with respect to any company belonging to the Index Group, shall mean the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 trading days ending on the trading day prior to the Determination Date.

          "Index Group" shall mean the 22 bank holding companies listed below, the common stock of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company shall be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock and the market prices of such stock) attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price. The 22 bank holding companies and the weights attributed to them are as follows:

        BANK HOLDING COMPANY                                                 WEIGHTING
        --------------------                                                 ---------
        City National Corp. ...............................................      7.7%
        Westamerica Bancorporation.........................................      7.0
        Webster Financial Corp. ...........................................      4.9
        Affiliated Community Bancorp.......................................      1.1
        SIS Bancorp........................................................      1.1
        UST Corp. .........................................................      4.1
        CCB Financial Corp. ...............................................     10.7
        HUBCO, Inc. .......................................................      4.2
        Arrow Financial Corp. .............................................      1.0
        BSB Bancorp, Inc. .................................................      1.3
        Community Bank System, Inc. .......................................      1.2
        Evergreen Bancorp..................................................      1.0
        NBT Bancorp, Inc. .................................................      1.2
        North Fork Bancorporation, Inc. ...................................     11.0
        FirstMerit Corporation.............................................      9.1
        Keystone Financial, Inc. ..........................................     10.4
        Sovereign Bancorp Inc. ............................................      9.2
        Washington Trust Bancorp...........................................      0.9
        Banknorth Group, Inc. .............................................      2.6
        Chittenden Corp. ..................................................      2.7
        Vermont Financial Services.........................................      1.9
        One Valley Bancorp Inc. ...........................................      5.7
                                                                               -----
                                                                               100.0%
                                                                               =====

          "Index Price," on a given date, shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the common stocks of the companies comprising the Index Group.

          "Initial Index Price" shall mean the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the Starting Date.

          "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

          "Starting Price" shall mean the closing price of a share of PHFG Common Stock on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

     If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 7.1(h).

7.2  EFFECT OF TERMINATION

     In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) Sections 5.4(b) and 8.1 hereof and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d) or (e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.8 and 5.9 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive PHFG or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either PHFG or the Company.

7.4  WAIVER

     Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of PHFG and the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive
(i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed, after shareholders of PHFG or the Company have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5  AMENDMENT OR SUPPLEMENT

     This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by the parties' respective Boards of Directors.

                                  ARTICLE VIII

                                 MISCELLANEOUS

8.1  EXPENSES

     Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, provided that expenses of printing the Form S-4 and the registration fee to be paid to the Commission in connection therewith shall be shared equally between the Company and PHFG, and provided further that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

8.2  ENTIRE AGREEMENT

     This Agreement (including the agreements to be executed and delivered pursuant hereto) contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein.

8.3  ASSIGNMENT; SUCCESSORS

     A party hereto may not assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party or parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities, except as otherwise expressly provided in Section 5.8 hereof.

8.4  NOTICES

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

     If to PHFG:
          Peoples Heritage Financial Group, Inc.
          One Portland Square
          Portland, Maine 04112-9540
          Attn: William J. Ryan
            Chairman, President and Chief Executive Officer
          Fax: 207-761-8587

     With a required copy to:
          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W.
          Washington, DC 20005
          Attn: Gerard L. Hawkins, Esq.
          Fax: 202-347-2172

     If to the Company:
          CFX Corporation
          102 Main Street
          Keene, New Hampshire 03431
          Attn: Peter J. Baxter
            President and Chief Executive Officer
          Fax: 603-358-5028

     With a required copy to:
          Arnold & Porter
          555 Twelfth Street
          Washington, D.C. 20004
          Attn: Steven Kaplan, Esq.
          Fax: 202-942-5999

8.5  ALTERNATIVE STRUCTURE

     Notwithstanding any provision of this Agreement to the contrary, PHFG may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company set forth herein, provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Sections 6.2(e) and 6.3(e) hereof, (ii) any such modification will not jeopardize pooling-of-interests accounting treatment,
(iii) the consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iv) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of PHFG set forth in Sections 6.1 and 6.3 hereof.

8.6  INTERPRETATION

     The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement," "the date hereof" and terms of similar import herein, unless the context otherwise requires, shall be deemed to be the date first above written.

8.7  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers as of the day and year first above written.

                                                 PEOPLES HERITAGE FINANCIAL
Attest:                                          GROUP, INC.

/s/  CAROL L. MITCHELL                           By: /s/  WILLIAM J. RYAN
  ------------------------------------------     ----------------------------------------
  Name: Carol L. Mitchell                            Name: William J. Ryan
  Title: Executive Vice President, General           Title: Chairman, President and Chief
           Counsel, Secretary and Treasurer                 Executive Officer

                                                 CFX CORPORATION
Attest:

/s/  E.L. HERBERT                                By: /s/  PETER J. BAXTER
  ------------------------------------------     ----------------------------------------
  Name: E.L. Herbert                                 Name: Peter J. Baxter
  Title: Assistant Secretary                         Title: President and Chief Executive
                                                     Officer

                                                                       EXHIBIT A

               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                     PEOPLES HERITAGE FINANCIAL GROUP, INC.

                                   ARTICLE 1

                               NAME AND LOCATION

     The name of the corporation is Peoples Heritage Financial Group, Inc. (hereinafter referred to as the "Corporation") and it is located at One Portland Square, Portland, Maine 04112-9540.

                                   ARTICLE 2

                            CLERK; REGISTERED OFFICE

     The name of the Corporation's Clerk is Carol L. Mitchell, and the address of the Corporation's registered office is P.O. Box 9540, One Portland Square, Portland, Maine 04112-9540.

                                   ARTICLE 3

                               NATURE OF BUSINESS

     The purpose of the Corporation is to act as a financial institution holding company and to engage in any lawful act or activity for which a corporation may be organized under the Maine Business Corporation Act. The Corporation shall have all the powers of a corporation organized under said Act and under the Maine statutes relating to financial institution holding companies.

                                   ARTICLE 4

                                 CAPITAL STOCK

     The total number of shares of capital stock which the Corporation has authority to issue is 105,000,000, of which 5,000,000 shall be serial preferred stock, $.01 par value per share (hereinafter the "Preferred Stock"), and 100,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock"). The aggregate par value of all authorized shares of capital stock having a par value is $1,050,000. Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital surplus.

     A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A. Common Stock. Except as provided in this Article 4 (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class or series of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class or series of stock having preference over the Common Stock have been paid in full any sums which they may be entitled.

     B. Preferred Stock. The Board of Directors is hereby expressly authorized by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

          (a) the designation of such series and the number of shares to constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors;

          (b) whether the shares of such series shall have voting rights, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative and as otherwise provided by applicable law.

                                   ARTICLE 5

                               PREEMPTIVE RIGHTS

     No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

                                   ARTICLE 6

                          CONVERTIBLE DEBT SECURITIES

     The Corporation may issue bonds, debentures, notes or other evidences of indebtedness which may be convertible into other bonds, debentures, notes or other evidences of indebtedness of the Corporation or into shares of stock of any class of the Corporation within such period and upon such terms and conditions as shall be fixed by the Board of Directors.

                                   ARTICLE 7

                                   DIRECTORS

     The Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation that shall constitute the initial Board of Directors shall be six. The Board of Directors may increase or decrease the number of directors by resolution, and the stockholders may increase or decrease the number of directors by the affirmative vote of at least 67% of the shares entitled to vote generally in an election of directors, voting as a single class, provided in each case that the minimum number of directors shall be three and the maximum number of directors shall be 25, and further provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     A. Classification and Term. The Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits, with the term of office of one class expiring each year. At the first annual meeting of stockholders following the effective date of these Articles of Incorporation, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, and, with respect to directors of each class, until their respective successors are elected and qualified. At each subsequent annual meeting of stockholders, directors selected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

     B. Removal. At a duly constituted meeting of stockholders called expressly for the purpose, any director may be removed with or without cause by a vote of the holders of at least 67% of the shares then entitled to vote in an election of directors, voting as a single class, provided, however, that any director also may be removed for cause in the manner specified in the Maine Business Corporation Act.

     C. Vacancies. Any vacancies occurring in the Board of Directors by reason of an increase in the number of directors may be filled by the Board of Directors, and any directors so chosen shall hold office until the next election of directors by the stockholders. Any other vacancy in the Board of Directors, whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors, or by a sole remaining director, and any directors so chosen shall hold office until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by the resolution or resolutions of the Board of Directors establishing such Preferred Stock.

     D. Discharge of Duties. In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation and its subsidiaries, the depositors and borrowers of any banking subsidiary, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors.

                                   ARTICLE 8

          SPECIAL MEETINGS, INFORMAL ACTION BY STOCKHOLDERS AND BYLAWS

     A. Location. Meetings of stockholders shall be held at such place within or without the State of Maine as may from time to time be fixed by the Board of Directors.

     B. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors and shall be called by the Chairman of the Board, the President or the Clerk upon the written request of the holders of not less than 50% of the issued and outstanding capital stock of the Corporation entitled to vote on the matter for which the meeting is called, voting together as a single class; provided, however, that special meetings of stockholders also may be called in the manner specified in the Maine Business Corporation Act. The written request specified above shall state the purpose or purposes of the meeting and shall be delivered at the principal office of the Corporation addressed to the Chairman of the Board, the President or the Clerk.

     C. Informal Action. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof and filed with the Clerk of the Corporation as part of the corporate records.

     D. Bylaws. The Board of Directors shall have the exclusive power to make, alter, amend and repeal the Bylaws.

                                   ARTICLE 9

            CERTAIN BUSINESS COMBINATIONS AND ACQUISITIONS OF STOCK

     9.1 Definitions.

     (a) Affiliate. An "Affiliate" of, or a Person "affiliated with," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     (b) Associate. The term "Associate" used to indicate a relationship with any Person means:

          (i) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

          (ii) Any trust or other estate in which such Person has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;

          (iii) Any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person; or

          (iv) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

     (b) Beneficial Owner. A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

          (i) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

          (ii) Which such Person or any Affiliate or Associate of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

          (iii) Which are Beneficially Owned within the meaning of (i) or (ii) of this Article 9.1(c) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or business of the Corporation or a Subsidiary of the Corporation.

For the purpose of determining whether a Person is the Beneficial Owner of a percentage specified in this Article 9 of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article 9.1(c), but shall not include any other Voting Shares which may be issuable in such manner.

     (d) Business Combination.  A "Business Combination" means:

          (i) The sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);

          (ii) The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

          (iii) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

          (iv) Any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff or splitup of the Corporation or any Subsidiary thereof; provided, however, that this Article 9.1(d) shall not relate to any transaction of the types specified herein that has been approved by the affirmative vote of at least two thirds of the Whole Board of Directors and a majority of the Continuing Directors; or

          (v) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing Voting Shares or voting securities of a Subsidiary.

As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person, but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

     Anything in this definition to the contrary notwithstanding, this definition shall not be deemed to include any transaction of the type set forth in Articles 9.1(d)(i) through 9.1(d)(iii) above, between or among any two or more Subsidiaries of the Corporation or the Corporation and one or more Subsidiaries of the Corporation if such transaction has been approved by the affirmative vote of at least two thirds of the Whole Board of Directors and a majority of the Continuing Directors.

     (e) Continuing Directors.  A "Continuing Director" shall mean:

          (i) an individual who is unaffiliated with a Related Person and who was a member of the Board of Directors prior to the time that a Related Person acquired 10% or more of the Voting Shares, or

          (ii) an individual who is unaffiliated with a Related Person and who is designated before his or her initial election as a Continuing Director by a majority of the Continuing Directors.

     (f) Independent Majority of Stockholders. "Independent Majority of Stockholders" shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned, directly or indirectly, by a Related Person.

     (g) Offer. The term "Offer" shall mean every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term "Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

     (h) Person. The term "Person" shall mean any person, partnership, corporation, group or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person."

     (i) Related Person. The term "Related Person" shall mean any Person who or which is (i) the Beneficial Owner of 10% or more of the Voting Shares; or (ii) an Affiliate of the Corporation and at any time within the two-year period immediately prior to the announcement of a Business Combination was the Beneficial Owner, directly or indirectly, of 10% or more of the then outstanding Voting Shares; or (iii) an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the announcement of a Business Combination Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (j) Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation, of any Subsidiary or of any Related Person means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

     (k) Subsidiary. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Person in question.

     (l) Voting Shares. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in an election of directors.

     (m) Whole Board of Directors. "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

     (n) Certain Determinations  With Respect to Section 9.

          (i) A majority of the Continuing Directors shall have the power to determine for the purposes of this Article 9, on the basis of information known to them: (A) the number of Voting Shares of which any Person is the Beneficial Owner, (B) whether a Person is an Affiliate or Associate of another, (C) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (D) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined, (E) whether two or more transactions constitute a "series of related transactions" as hereinabove defined, (F) any matters referred

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

     to in Article 9.1(n)(ii) below, and (G) such other matters with respect to which a determination is required under this Article 9.

          (ii) A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Beneficial Owner, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (A) the price paid upon acquisition thereof by the Affiliate, Associate or other Person, or (B) the market price of the shares in question (as determined by a majority of the Continuing Directors) at the time when the Related Person became the Beneficial Owner thereof.

     (o) Fiduciary Obligations. Nothing contained in this Article 9 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     (p) Directors, Officers or Employees. Directors, officers or employees of the Corporation or any Subsidiary thereof shall not be deemed to be a Person or Associates with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

     9.2 Approval of Business Combinations.

     (a) Whether or not a vote of the stockholders is otherwise required in connection with the transaction, neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination without the prior affirmative vote at a meeting of the Corporation's stockholders as to all shares owned by (i) the holders of not less than 80% of the outstanding Voting Shares, voting as a single class, and (ii) an Independent Majority of Stockholders. Such favorable votes shall be required notwithstanding that no vote may be required, or that some lesser percentage may be specified by law or elsewhere in these Articles of Incorporation or the Bylaws of the Corporation or otherwise.

     (b) The provisions of Article 9.2(a) shall not apply to a particular Business Combination, and such Business Combination shall require only such stockholder vote (if any) as would be required without reference to Article 9.2(a), if the conditions specified in Article 9.2(c) are met or all of the conditions set forth in Subparagraphs (i) through (vii) below are satisfied:

          (i) The ratio of (A) the aggregate amount of the cash and the fair market value of other consideration to be received per share of Common Stock (as defined in Article 4 hereof) of the Corporation in such Business Combination by holders of Common Stock other than the Related Person involved in such Business Combination, to (B) the market price per share of the Common Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (X) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any Common Stock prior to such Business Combination, to (Y) the market price per share of Common Stock immediately prior to the initial acquisition by such Related Person of any shares of Common Stock; and

          (ii) The aggregate amount of the cash and the fair market value of other consideration to be received per share of Common Stock in such Business Combination by holders of Common Stock, other than the Related Person involved in such Business Combination, is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of Common Stock; and

          (iii) If applicable, the ratio of (A) the aggregate amount of the cash and the fair market value of other consideration to be received per share of Preferred Stock (as defined in Article 4 hereof) of the Corporation in such Business Combination by holders of Preferred Stock other than the Related Person involved in such Business Combination, to (B) the market price per share of the Preferred Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (X) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any Preferred Stock prior to such Business Combination to (Y) the market price per share of Preferred Stock immediately prior to the initial acquisition by such Related Person of any shares of Preferred Stock; and

          (iv) If applicable, the aggregate amount of the cash and the fair market value of other consideration to be received per share of Preferred Stock in such Business Combination by holders of Preferred Stock, other than the Related Person involved in such Business Combination, is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of Preferred Stock; and

          (v) The consideration (if any) to be received in such Business Combination by holders of stock other than the Related Person (whether Common Stock or Preferred Stock) shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring stock already owned by it; and

          (vi) After such Related Person becomes a Related Person and prior to the consummation of such Business Combination:

             (A) such Related Person shall have taken steps to ensure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that the number of Voting Shares of the Corporation from time to time owned by stockholders who are not Related Persons bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors);

             (B) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except (X) upon conversion of convertible securities acquired by it prior to becoming a Related Person, (Y) as a result of a pro rata stock dividend, stock split or division of shares or (Z) in a transaction which satisfied all applicable requirements of this Article 9);

             (C) such Related Person shall not have acquired any additional Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person's becoming a Related Person;

             (D) such Related Person shall not have (X) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or (Y) made any change in the Corporation's business or equity capital structure or entered into any contract, arrangement or understanding with the Corporation, except any such change, contract, arrangement or understanding as may have been approved by the favorable vote of not less than a majority of the Whole Board of Directors and a majority of the Continuing Directors of the Corporation; and

             (E) except as provided by a majority of the Whole Board of Directors and a majority of the Continuing Directors, there shall have been: (X) no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on any outstanding Preferred Stock; (Y) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); and (Z) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

          (vii) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all holders of Voting Shares for the purpose of soliciting stockholder approval at least 20 days prior to the consummation of such Business Combination (whether or not such proxy statement is required to be mailed pursuant to such Act or any successor provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to

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

     the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of Voting Shares other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

     (c) The provisions of Article 9.2(a) shall not apply to a particular Business Combination, and such Business Combination shall require only such stockholder vote, if any, as would be required without reference to Article 9.2(a), if such Business Combination is approved by (i) two thirds of the Whole Board of Directors of the Corporation at a time prior to the acquisition of 10% or more of the outstanding Voting Shares of the Corporation by the Related Person, or (ii) a majority of the Continuing Directors after acquisition of 10% or more of the outstanding Voting Shares by the Related Person but before consummation of the particular Business Combination.

     (d) Any amendment, change or repeal of Article 9.2(a) through (d) or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of Article 9.2(a) through (d) shall require the affirmative vote at a meeting of the Corporation's stockholders as to all shares owned by (i) the holders of at least 80% of the then outstanding Voting Shares, voting as a single class, and (ii) an Independent Majority of Stockholders; provided, however, that this Article 9.2(d) shall not apply to, and such vote shall not be required for, any such amendment, change or repeal which is approved by the favorable vote of not less than a majority of the Whole Board of Directors and a majority of the Continuing Directors, and any such amendment, change or repeal so approved shall require only the vote, if any, required by law or elsewhere in these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation or otherwise.

                                   ARTICLE 10

                                   AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, alteration, change or repeal of these Amended and Restated Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that, notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, (i) the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provision of any series thereof, shall be required to amend, alter, change or repeal any provision inconsistent with Articles 5, 6, 7, 8 and this Article 10, provided, however, that such supermajority vote shall not apply to, and such vote shall not be required for, any amendment, addition, alteration, change or repeal which is approved by the affirmative vote of at least two thirds of the Whole Board of Directors and a majority of the Continuing Directors (in each case as defined in Article 9 hereof), and any such amendment, addition, alteration, change or repeal so approved shall require only the vote, if any, required by law or elsewhere in these Articles of Incorporation or the Bylaws of the Corporation or otherwise, and (ii) Article 9.1 and 9.2 shall be amended in the manner specified in Article 9.2(d).

                                                                       EXHIBIT B

     [MATTERS TO BE COVERED IN OPINION(s) OF COUNSEL TO BE DELIVERED TO THE COMPANY PURSUANT TO SECTION 6.2(d) OF THE AGREEMENT]

     (a) Each of PHFG and its Significant Subsidiaries is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and PHFG is duly registered as a bank holding company under the BHCA.

     (b) The authorized capital stock of the Acquiror consists of 100,000,000
shares of PHFG Common Stock, of which                     were issued and
outstanding of record as of [the end of the month preceding the closing date], and 5,000,000 shares of PHFG Preferred Stock, none of which are issued and outstanding as of the date hereof. All of the outstanding shares of PHFG Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and the shareholders of PHFG have no preemptive rights with respect to any shares of capital stock of PHFG. All of the outstanding shares of capital stock of the PHFG Subsidiaries which are Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, and except in the case of the PHFG Capital Securities, are directly or indirectly owned by PHFG free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

     (c) The Agreement has been duly authorized, executed and delivered by PHFG and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of PHFG enforceable in accordance with its terms, except that the enforceability of the obligations of PHFG may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

     (d) Each Bank Merger Agreement has been duly authorized, executed and delivered by the applicable PHFG Bank and, assuming due authorization, execution and delivery by the applicable Company Bank, constitutes a valid and binding obligation of the applicable PHFG Bank enforceable in accordance with its terms, except that enforceability of the obligations of the applicable PHFG Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the applicable Bank Merger Agreement.

     (e) All corporate and shareholder actions required to be taken by PHFG by law and its Articles of Incorporation and Bylaws to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken, and all corporate and shareholder actions required to be taken by the applicable PHFG Bank by law and its Articles of Incorporation and Bylaws to authorize the execution and delivery of the applicable Bank Merger Agreement and consummation of the applicable Bank Merger have been taken.

     (f) All consents or approvals of or filings or registrations with any Governmental Entity or, to such counsel's knowledge, any third party which are necessary to be obtained by (i) PHFG to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained and (ii) a PHFG Bank to permit the execution, delivery and performance of the applicable Bank Merger Agreement and consummation of the applicable Bank Merger have been obtained.

     (g) The shares of PHFG Common Stock to be issued pursuant to the terms of the Agreement have been duly authorized by all necessary corporate action on the part of PHFG and, when issued in accordance with the terms of the Agreement, will be validly issued and fully paid and nonassessable.

     (h) To such counsel's knowledge, and except as Previously Disclosed or as disclosed in PHFG's Securities Documents, there are no material legal or governmental proceedings pending to which PHFG or a PHFG Subsidiary is a party or to which any property of PHFG or a PHFG Subsidiary is subject and no such proceedings are threatened by governmental authorities or by others.

     Such counsel also shall state that nothing has caused it to believe that the information relating to PHFG and the PHFG Subsidiaries contained or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and PHFG and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon (i) certificates of governmental officials and, as to matters of fact, certificates of officers of PHFG or a PHFG Subsidiary and (ii) in the case of Elias, Matz, Tiernan & Herrick L.L.P., Carol L. Mitchell, Esq. or such other Maine counsel reasonably satisfactory to the Company with respect to matters of Maine law. The opinion of such counsel may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Company.

                                                                       EXHIBIT C

     [MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO PHFG PURSUANT TO SECTION 6.3(d) OF THE AGREEMENT]

     (a) Each of the Company and the Company Banks is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and the Company is duly registered as a bank holding company under the BHCA.

     (b) The authorized capital stock of the Company consists of 50,000,000
shares of Company Common Stock, of which                     shares are issued
and outstanding of record as of the date hereof, and 3,000,000 shares of Company Preferred Stock, of which no shares are issued or outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and the shareholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company. All of the outstanding shares of capital stock of each Company Bank have been duly authorized and validly issued, are fully paid and nonassessable (except as otherwise provided by the National Bank Act with respect to the Company Massachusetts Bank which is a national bank) and, to the knowledge of such counsel, are directly or indirectly owned by the Company free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. To such counsel's knowledge, except for the Company Stock Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company or a Company Subsidiary.

     (c) The Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by PHFG, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except that the enforceability of the obligations of the Company may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

     (d) Each Bank Merger Agreement has been duly authorized, executed and delivered by the applicable Company Bank and, assuming due authorization, execution and delivery by the applicable PHFG Bank, constitutes a valid and binding obligation of the applicable Company Bank enforceable in accordance with its terms, except that enforceability of the obligations of the applicable Company Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the applicable Bank Merger Agreement.

     (e) All corporate and shareholder actions required to be taken by the Company by law and its Articles of Incorporation and Bylaws to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken, and all corporate and shareholder actions required to be taken by the applicable Company Bank by law and its Articles of Incorporation and Bylaws to authorize the execution and delivery of the applicable Bank Merger Agreement and consummation of the applicable Bank Merger have been taken.

     (f) All consents or approvals of or filings or registrations with any Governmental Entity or, to such counsel's knowledge, any third party which are necessary to be obtained by (i) the Company to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained and (ii) a Company Bank to permit the execution, delivery and performance of the applicable Bank Merger Agreement and consummation of the applicable Bank Merger have been obtained.

     (g) To such counsel's knowledge, and except as Previously Disclosed or as disclosed in the Company's Securities Documents, there are no material legal or governmental proceedings pending to which the Company or a Company Subsidiary is a party or to which any property of the Company or a Company Subsidiary is subject and no such proceedings are threatened by governmental authorities or by others.

     Such counsel also shall state that nothing has caused it to believe that the information relating to the Company and the Company Subsidiaries contained or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and PHFG and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon (i) certificates of governmental officials, certificates or opinions of other counsel to the Company or a Company Subsidiary reasonably satisfactory to the Acquiror and, as to matters of fact, certificates of officers of the Company or a Company Subsidiary and (ii) counsel reasonably satisfactory to PHFG with respect to matters of New Hampshire law. The opinion of such counsel may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to PHFG.

                                                                        ANNEX II

                             STOCK OPTION AGREEMENT

     Stock Option Agreement, dated as of October 27, 1997 (the "Agreement"), between CFX Corporation, a New Hampshire corporation ("Issuer"), and Peoples Heritage Financial Group, Inc., a Maine corporation ("Grantee").

                                  WITNESSETH:

     WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of October 27, 1997 (the "Plan"), providing for, among other things, the merger of Issuer with and into Grantee (the "Merger"), with Grantee as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined);

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 4,793,062 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value .66 2/3 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $22.69, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

     3. Exercise of Option.

     (a) The Holder (as hereinafter defined), may exercise the Option, in whole or in part, at any time and from time to time, if, but only if, both a Preliminary Purchase Event (as hereinafter defined) and a Purchase Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided, however, that if the Option cannot be exercised on any day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the period during which the Option may be exercised shall be extended so that the Option shall expire no earlier than on the 10th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. Each of the following shall be an "Exercise Termination Event": (A) the Effective Time (as defined in the Plan) of the Merger, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b)(i) (a "Default Termination") and (C) 12 months after termination of the Plan following the occurrence of a Preliminary Purchase Event or pursuant to a Default Termination, provided that if a Preliminary Purchase Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the last Preliminary Purchase Event to expire but in no event more than 18 months after such termination. Notwithstanding anything to the contrary contained herein, the Option may not be exercised (nor may any of Grantee's rights under Sections 8, 9, 10 or 14(h) hereof be exercised) at any time when Grantee shall be in willful breach of any of its covenants or agreements contained in the Plan under circumstances that would entitle Issuer to terminate the Plan. The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee.

     (b) As used herein, a "Preliminary Purchase Event" means any of the following events:

          (i) Without Grantee's prior written consent, Issuer or any of its Subsidiaries shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to engage in an Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries effected in accordance with the Plan), (B) the purchase, lease or other acquisition of all or a substantial portion of the consolidated assets or consolidated deposits of Issuer and its Subsidiaries or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange, Tender Offer or Exchange Offer (as such terms are hereinafter defined) or otherwise) of securities representing 10% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing an "Acquisition Transaction");

          (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively);

          (iii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced or become publicly known that any person (other than Grantee or any Subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application (or given notice), whether in draft or final form, under the Bank Holding Company Act of 1956, as amended, the Bank Merger Act, as amended, the Change in Bank Control Act of 1978, as amended, or any other applicable federal or state banking law for approval to engage in an Acquisition Transaction; or

          (iv) Issuer shall have breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b)(i) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after (x) a proposal is made by any person (other than Grantee or any Subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any Subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates or
     (z) any person (other than Grantee or any Subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

     (c) As used herein, a "Purchase Event" means any of the following events:

          (i) The occurrence of the Preliminary Purchase Event described in clause (i) of subsection (b) of this Section 3, except that the percentage referred to in clause (C) shall be 25%; or

          (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"), provided that if prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other Governmental Entity is required in connection with such purchase, Holder shall promptly file the required notice or application for approval and shall expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     4. Payment and Delivery of Certificates.

     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, provided that failure or refusal of Issuer to designate such a bank account shall not preclude Holder from exercising the Option, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 14(f) hereof.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or the provisions of this Agreement.

     (c) In addition to any other legend that may be required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

          THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OCTOBER 27, 1997. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of Holder or its assignee, transferee or designee.

     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

     5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

     (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

     (b) No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

     (c) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

     6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

     7. Adjustment upon Changes in Issuer Capitalization, etc.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer more than 50% of the consolidated assets or deposits of Issuer and its Subsidiaries to any person, other than Grantee or one of its Subsidiaries, then, and in each such case (but at the election of Holder in the case of clause
(iii)), the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause
(ii), Issuer (such person being referred to as "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction, the numerator of which shall be the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

          (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

          (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of more than 50% of the consolidated assets of Issuer and its subsidiaries, an amount equal to (i) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

          (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

     (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

     8. Repurchase at the Option of Holder.

     (a) At the request of Holder delivered after the first occurrence of a Repurchase Event (as defined in Section 8(d)) and prior to an Exercise Termination Event, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

          (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and to promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten-day period referred to in the first sentence of this Section 8(b) shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. If the Federal Reserve Board or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the American Stock Exchange ("AMEX") (or if Issuer Common Stock is not quoted on the AMEX, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded, as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or
Section 7(b)(iii) shall be consummated. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 8 shall not terminate upon the occurrence of an Exercise Termination Event unless no Purchase Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     9. Registration Rights.

     (a) Demand Registration Rights.  Issuer shall, subject to the conditions of
Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

     (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

          (i) prior to the earliest of (A) termination of the Plan pursuant to
     Article VII thereof and (B) a Purchase Event that occurs prior to an Exercise Termination Event;

          (ii) on more than one occasion during any calendar year and on more than two occasions in total;

          (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

          (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Expenses. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

     (e) Indemnification. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

     In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

     (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by Holder in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by it under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any securities exchange or national quotation system, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on such securities exchange or national quotation system and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. Division of Option. Upon the occurrence of a Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12. Rights Agreement. Issuer shall not approve, adopt or amend, or propose the approval, adoption or amendment of, any shareholder rights plan unless such shareholder rights plan contains terms which provide, to the reasonable satisfaction of Grantee, that (i) the Rights issued pursuant thereto will not become exercisable by virtue of the fact that Grantee is the beneficial owner of shares of Issuer Common Stock acquired or acquirable pursuant to the grant or exercise of the Option and (ii) no restrictions or limitations with respect to the exercise of any Rights acquired or acquirable by Grantee will result or be imposed to the extent such Rights relate to the shares of Issuer Common Stock described in clause (i) of this Section 12.

This covenant shall survive for so long as Grantee is the beneficial owner of shares of Issuer Common Stock acquired or acquirable pursuant to the grant or exercise of the Option.

     13. Profit Limitation.

     (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $35,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $35,000,000 after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8 hereof,
(ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option Shares pursuant to Section 8 hereof, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party and (v) any equivalent amount with respect to the Substitute Option.

     (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than $35,000,000, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date. As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     14. Miscellaneous.

     (a) Expenses. Except as otherwise provided in Sections 4 and 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 14(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maine without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Grantee:

       Peoples Heritage Financial Group, Inc.
        One Portland Square
        Portland, Maine 04112-9540
        Attn: William J. Ryan
            Chairman, President and Chief Executive Officer
          Fax: 207-761-8587

     With a required copy to:

       Elias, Matz, Tiernan & Herrick L.L.P.
        734 15th Street, N.W.
        Washington, DC 20005
        Attn: Gerard L. Hawkins, Esq.
        Fax: 202-347-2172

     If to Issuer:

       CFX Corporation
        102 Main Street
        Keene, New Hampshire 03431
        Attn: Peter J. Baxter
            President and Chief Executive Officer
          Fax: 603-358-5028

     With a required copy to:

       Arnold & Porter
        555 12th Street
        Washington, D.C. 20004
        Attn: Steven Kaplan, Esq.
        Fax: 202-942-5999

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option may be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign its rights and obligations hereunder in whole or in part in the event of the occurrence of a Purchase Event prior to an Exercise Termination Event, provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee to acquire the shares of Issuer Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

Attest:                                          CFX CORPORATION

/s/ E.L. HERBERT                                 By: /s/ PETER J. BAXTER
---------------------------------------------    ---------------------------------------------
Name: E.L. Herbert                               Name: Peter J. Baxter
Title: Assistant Secretary                       Title: President and Chief Executive Officer



Attest:                                          PEOPLES HERITAGE FINANCIAL GROUP, INC.

/s/ PETER J. VERRILL                             By: /s/ WILLIAM J. RYAN
---------------------------------------------    -----------------------------------------
Name: Peter J. Verrill                           Name: William J. Ryan
Title: Executive Vice President, Chief           Title: Chairman, President and Chief
       Operating Officer and Chief Financial            Executive Officer
       Officer

                                                                       ANNEX III

                             STOCK OPTION AGREEMENT

     Stock Option Agreement, dated as of October 27, 1997 (the "Agreement"), between Peoples Heritage Financial Group, Inc., a Maine corporation ("Issuer"), and CFX Corporation, a New Hampshire corporation ("Grantee").
                                  WITNESSETH:

     WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of October 27, 1997 (the "Plan"), providing for, among other things, the merger of Grantee with and into Issuer (the "Merger"), with Issuer as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined);

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 2,769,736 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $.01 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $43.13, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 10.0% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option. Each Option Share issued upon exercise of the Option shall be accompanied by PHFG Rights as provided in the PHFG Rights Agreement.

     3. Exercise of Option.

     (a) The Holder (as hereinafter defined), may exercise the Option, in whole or in part, at any time and from time to time, if, but only if, both a Preliminary Purchase Event (as hereinafter defined) and a Purchase Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided, however, that if the Option cannot be exercised on any day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the period during which the Option may be exercised shall be extended so that the Option shall expire no earlier than on the 10th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. Each of the following shall be an "Exercise Termination Event": (A) the Effective Time (as defined in the Plan) of the Merger, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b)(i) (a "Default Termination") and (C) 12 months after termination of the Plan following the occurrence of a Preliminary Purchase Event or pursuant to a Default Termination, provided that if a Preliminary Purchase Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the last Preliminary Purchase Event to expire but in no event more than 18 months after such termination. Notwithstanding anything to the contrary contained herein, the Option may not be exercised (nor may any of Grantee's rights under Sections 8, 9, 10 or 13(h) hereof be exercised) at any time when Grantee shall be in willful breach of any of its covenants or agreements contained in the Plan under circumstances that would entitle Issuer to terminate the Plan. The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee.

     (b) As used herein, a "Preliminary Purchase Event" means any of the following events:

          (i) Without Grantee's prior written consent, Issuer or any of its Subsidiaries shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to engage in an Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries effected in accordance with the Plan), (B) the purchase, lease or other acquisition of all or a substantial portion of the consolidated assets or consolidated deposits of Issuer and its Subsidiaries or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange, Tender Offer or Exchange Offer (as such terms are hereinafter defined) or otherwise) of securities representing 10% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing an "Acquisition Transaction");

          (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively);

          (iii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced or become publicly known that any person (other than Grantee or any Subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application (or given notice), whether in draft or final form, under the Bank Holding Company Act of 1956, as amended, the Bank Merger Act, as amended, the Change in Bank Control Act of 1978, as amended, or any other applicable federal or state banking law for approval to engage in an Acquisition Transaction; or

          (iv) Issuer shall have breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b)(i) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after (x) a proposal is made by any person (other than Grantee or any Subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any Subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates or
     (z) any person (other than Grantee or any Subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

     (c) As used herein, a "Purchase Event" means any of the following events:

          (i) The occurrence of the Preliminary Purchase Event described in clause (i) of subsection (b) of this Section 3, except that the percentage referred to in clause (C) shall be 25%; or

          (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"), provided that if prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other Governmental Entity is required in connection with such purchase, Holder shall promptly file the required notice or application for approval and shall expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     4. Payment and Delivery of Certificates.

     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, provided that failure or refusal of Issuer to designate such a bank account shall not preclude Holder from exercising the Option, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 13(f) hereof.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or the provisions of this Agreement.

     (c) In addition to any other legend that may be required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

          THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OCTOBER 27, 1997. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of Holder or its assignee, transferee or designee.

     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

     5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

     (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

     (b) No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

     (c) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

     6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

     7. Adjustment upon Changes in Issuer Capitalization, etc.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 10.0% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer more than 50% of the consolidated assets or deposits of Issuer and its Subsidiaries to any person, other than Grantee or one of its Subsidiaries, then, and in each such case (but at the election of Holder in the case of clause
(iii)), the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause
(ii), Issuer (such person being referred to as "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction, the numerator of which shall be the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

          (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

          (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of more than 50% of the consolidated assets of Issuer and its subsidiaries, an amount equal to (i) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

          (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 10.0% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 10.0% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

     (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

     8. Repurchase at the Option of Holder.

     (a) At the request of Holder delivered after the first occurrence of a Repurchase Event (as defined in Section 8(d)) and prior to an Exercise Termination Event, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

          (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and to promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten-day period referred to in the first sentence of this Section 8(b) shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. If the Federal Reserve Board or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NMS") (or if Issuer Common Stock is not quoted on the NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded, as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or
Section 7(b)(iii) shall be consummated. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 8 shall not terminate upon the occurrence of an Exercise Termination Event unless no Purchase Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     9. Registration Rights.

     (a) Demand Registration Rights.  Issuer shall, subject to the conditions of
Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

     (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

          (i) prior to the earliest of (A) termination of the Plan pursuant to
     Article VII thereof and (B) a Purchase Event that occurs prior to an Exercise Termination Event;

          (ii) on more than one occasion during any calendar year and on more than two occasions in total;

          (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

          (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Expenses. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

     (e) Indemnification. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

     In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

     (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by Holder in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by it under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any securities exchange or national quotation system, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on such securities exchange or national quotation system and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. Division of Option. Upon the occurrence of a Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12. Profit Limitation.

     (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $35,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $35,000,000 after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8 hereof,
(ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option Shares pursuant to Section 8 hereof, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party and (v) any equivalent amount with respect to the Substitute Option.

     (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than $35,000,000, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date. As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     13. Miscellaneous.

     (a) Expenses. Except as otherwise provided in Sections 4 and 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maine without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Issuer:
        Peoples Heritage Financial Group, Inc.
        One Portland Square
        Portland, Maine 04112-9540
        Attn: William J. Ryan
              Chairman, President and Chief Executive Officer
         Fax: 207-761-8587

     With a required copy to:
        Elias, Matz, Tiernan & Herrick L.L.P.
        734 15th Street, N.W.
        Washington, DC 20005
        Attn: Gerard L. Hawkins, Esq.
        Fax: 202-347-2172

     If to Grantee:
        CFX Corporation
        102 Main Street
        Keene, New Hampshire 03431
        Attn: Peter J. Baxter
              President and Chief Executive Officer
        Fax: 603-358-5028

     With a required copy to:
        Arnold & Porter
        555 12th Street
        Washington, D.C. 20004
        Attn: Steven Kaplan, Esq.
        Fax: 202-942-5999

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option may be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign its rights and obligations hereunder in whole or in part in the event of the occurrence of a Purchase Event prior to an Exercise Termination Event, provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee to acquire the shares of Issuer Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


Attest:                              CFX CORPORATION


/s/  E.L. HERBERT                    By: /s/  PETER J. BAXTER
--------------------------------     -----------------------------------
Name: E.L. Herbert                   Name: Peter J. Baxter
Title: Assistant Secretary           Title: President and Chief
                                     Executive Officer



Attest:                              PEOPLES HERITAGE
                                     FINANCIAL GROUP, INC.


/s/ PETER J. VERRILL                 By: /s/ WILLIAM J. RYAN
--------------------------------     -----------------------------------
Name: Peter J. Verrill               Name: William J. Ryan
Title: Executive Vice President,     Title: Chairman, President
       Chief Operating Officer       and Chief Executive Officer
       and Chief Financial
       Officer


                                                                        ANNEX IV

                               December 31, 1997

The Board of Directors
CFX Corporation
102 Main Street
Keene, NH 03431

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of CFX Corporation ("CFX") of the exchange ratio in the proposed merger (the "Merger") of CFX with and into Peoples Heritage Financial Group, Inc. ("PHFG") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 27, 1997 between CFX and PHFG. It is our understanding that the Merger will be structured as a pooling-of-interest accounting transaction under generally accepted accounting principles.

     As is more specifically set forth in the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of CFX, par value $0.66 2/3 per share ("CFX Common Stock"), except for any dissenting shares and certain shares held by CFX and PHFG, will be exchanged for 0.667 of a share (the "Exchange Ratio") of common stock of PHFG, $0.01 par value per share ("PHFG Common Stock").

     Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette"), as part of its investment banking business, is continually engaged in the valuation of bank holding companies and banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, underwritings, private placements, competitive bidding processes, market making as a NASD market maker, and for various other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, trade the securities of CFX or PHFG, for our own account, and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. To the extent we have any such positions as of the date of this opinion it has been disclosed to CFX. Keefe Bruyette has served as financial advisor to CFX in the negotiation of the Merger Agreement and in rendering this fairness opinion and will receive a fee from CFX for those services.

     In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of CFX and PHFG and the merger, including among other things, the following:

     (i). Reviewed the Merger Agreement;

     (ii). Reviewed certain historical financial and other information concerning CFX for the three years ended December 31, 1996 and the quarter ended September 30, 1997, including CFX's Annual Report to Stockholders and Annual Reports on Form 10-K, and interim quarterly reports on Form 10-Q;

     (iii). Reviewed certain historical financial and other information concerning PHFG for the three years ended December 31, 1996 and the quarter ended September 30, 1997, including PHFG's Annual Report to Stockholders and Annual Reports on Form 10-K, and interim quarterly reports on Form 10-Q;

     (iv). Reviewed and studied the historical stock prices and trading volumes of the common stock of both CFX and PHFG;

     (v). Held discussions with senior management of CFX and PHFG with respect to their past and current financial performance, financial condition and future prospects;

     (vi). Reviewed certain internal financial data, projections and other information of CFX and PHFG, including financial projections prepared by management;

     (vii). Analyzed certain publicly available information of other financial institutions that we deemed comparable or otherwise relevant to our inquiry, and compared CFX and PHFG from a financial point of view with certain of these institutions;

     (viii). Reviewed the financial terms of certain recent business combinations in the banking industry that we deemed comparable or otherwise relevant to our inquiry; and

     (ix). Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion.

     In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of CFX and PHFG as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed that the current and projected aggregate reserves for loan and lease losses for CFX and PHFG are adequate to cover such losses. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of CFX, PHFG, or any of their respective subsidiaries nor did we verify any of CFX's or PHFG's books or records or review any individual loan or credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and financial position and results of operations of CFX and PHFG;
(ii) the assets and liabilities of CFX and PHFG; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We also have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the CFX Common Stock.

                                          Very truly yours,

                                          KEEFE, BRUYETTE & WOODS, INC.

                                                                         ANNEX V
                                                                         -------
                         [McCONNELL LETTERHEAD]

December 31, 1997

The Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, ME 04112

Members of the Board:

     You have requested our opinion as to the fairness from a financial point of view to the shareholders of Peoples Heritage Financial Group, Inc. ("PHFG") of the exchange ratio governing the exchange of PHFG common shares for the common shares of CFX Corporation ("CFX") in connection with the proposed acquisition of CFX by PHFG (the "Transaction") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 27, 1997 between PHFG and CFX, providing for the merger (the "Merger") of CFX with and into PHFG.

     Pursuant to the Merger Agreement, upon the consummation of the Merger, each issued and outstanding share of CFX Common Stock (other than any dissenting shares under New Hampshire law and shares held by PHFG, CFX or any of their respective subsidiaries other than in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted, which shall be canceled and retired without consideration) shall become and be converted into the right to receive 0.667 of a share of PHFG Common Stock, subject to possible adjustment under certain circumstances, as provided in the Merger Agreement and described in the Prospectus/Joint Proxy Statement dated December 31, 1997 (the "Exchange Ratio"). Each holder of CFX Common Stock who would otherwise be entitled to receive a fraction of a share of PHFG Common Stock (after taking into account all of a shareholder's certificates) will receive in lieu thereof the equivalent cash value of such fraction of a share, without interest. It is our understanding that the Transaction is to be accounted for as a pooling of interests.

     In addition, upon consummation of the Merger, any options to purchase shares of CFX Common Stock which remain unexercised immediately prior thereto will become options to purchase an adjusted number of shares of PHFG Common Stock at an adjusted exercise price, both of which are computed in accordance with the fixed Exchange Ratio.

     McConnell, Budd & Downes, Inc. ("MB&D"), as part of its investment banking business, is engaged regularly in the valuation of bank holding companies and banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, competitive bidding processes, market making as a NASD market maker, secondary distributions of listed securities and valuations for corporate, estate and other purposes. As financial advisor to PHFG in connection with the Transaction, we will receive a fee for the rendering of this opinion. In the ordinary course of our business, we may, from time to time, trade the equity securities of PHFG and CFX in our capacity as a NASD market maker, for our own account, for the accounts of our customers and for the accounts of individual employees of McConnell, Budd & Downes, Inc. Accordingly we or our customers may, from time to time, hold a long or short position in the equity securities of either or both PHFG and CFX.

     In arriving at our opinion, MB&D (i) reviewed the Merger Agreement and the Prospectus/Joint Proxy Statement in substantially the form to be mailed to PHFG shareholders; (ii) reviewed publicly available business and financial information with respect to both PHFG and CFX and certain internal financial information and financial projections prepared by the managements of PHFG and CFX, respectively,

McCONNELL LETTERHEAD PAGE 2

(iii) held discussions with members of the senior management and board of directors of PHFG concerning the past and current results of operations of PHFG, its current financial condition and management's opinion of its future prospects; (iv) reviewed the historical reported price and record of trading volume for both the PHFG Common Stock and the CFX Common Stock; (v) held discussions with executive management of CFX concerning the current and past results of operations of CFX, its current financial condition and management's opinion of its future prospects; (vi) considered the current state of and future prospects for the economies of Maine, Massachusetts and New Hampshire generally and the relevant market areas for PHFG and CFX in particular; (vii) reviewed the specific acquisition analysis models employed by MB&D to evaluate the potential business combination with CFX; (viii) reviewed the reported financial terms of certain recent business combinations in the banking industry; and (ix) performed such other studies and analyses as MB&D considered appropriate under the circumstances associated with this particular transaction.

     In the course of our review and analysis we considered, among other things, such topics as relative capitalization, capital adequacy, the prospects for earning asset growth in certain of the markets served by CFX as contrasted to such prospects in certain of the markets served by PHFG, profitability, availability of sources of non-interest income, relative asset quality, adequacy of the reserves for loan losses and the composition of the loan portfolios of each of PHFG and CFX and their respective subsidiaries. We also considered management's estimates of cost savings, revenue enhancements and the likely compound growth rate of earning assets which might result from a consolidation of PHFG and CFX. We also considered the advantages and disadvantages of a pooling stock transaction as contrasted with hypothetical purchase accounting transactions. In the conduct of our review and analysis we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial information provided to us by PHFG and CFX and information which is otherwise publicly obtainable. In reaching our opinion, we have not assumed any responsibility for the independent verification of such information or any independent valuation or appraisal of any of the assets or the liabilities of either PHFG or CFX, nor have we obtained from any other source any appraisals of the assets or liabilities of either PHFG or CFX. We have also relied on the management of PHFG as to the reasonableness of various financial and operating forecasts, cost savings estimates and of the assumptions on which they are based, which were provided to us or otherwise approved for use in our analyses.

     In the course of rendering this opinion, which is being rendered prior to the receipt of all required regulatory approvals necessary before consummation of the Transaction, we have assumed that no conditions will be imposed by any regulatory agency in connection with its approval of the Transaction that will have a material adverse effect on the results of operations, the financial condition or the prospects of PHFG following consummation of the Transaction.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the fixed Exchange Ratio is fair to the shareholders of PHFG from a financial point of view.

                                          Very truly yours,



                                          MCCONNELL, BUDD & DOWNES, INC.

                                                                        ANNEX VI

                     NEW HAMPSHIRE BUSINESS CORPORATION ACT
                               DISSENTERS' RIGHTS

               A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     293-A:13.01 DEFINITIONS. -- In this subdivision:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RSA 293-A:13.02 and who exercises that right when and in the manner required by RSA 293-A:13.20 through 293-A:13.28.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     293-A:13.02 RIGHT TO DISSENT. -- (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation is a party:

          (i) If shareholder approval is required for the merger by RSA 293-A:11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

          (ii) If the corporation is a subsidiary that is merged with its parent under RSA 293-A:11.04.

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (i) Alters or abolishes a preferential right of the shares.

          (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

          (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

          (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

          (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RSA 293-A:6.04.

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this subdivision shall not challenge the corporate action creating his entitlement, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     293-A:13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                B. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     293-A:13.20 NOTICE OF DISSENTERS' RIGHTS. -- (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this subdivision and be accompanied by a copy of this subdivision.

     (b) If corporate action creating dissenters' rights under RSA 293-A:13.02 is taken without a vote of shareholders or by consent pursuant to RSA 293-A:7.04, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RSA 293-A:13.22.

     293-A:13.21 NOTICE OF INTENT TO DEMAND PAYMENT. -- (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this subdivision.

     293-A:13.22 DISSENTERS' NOTICE. -- (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RSA 293-A:13.21.

     (b) The dissenters' notice shall be sent no later than 10 days after corporate action was taken, and shall:

          (1) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited.

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date.

          (4) Set a date by which the corporation shall receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date the notice is delivered.

          (5) Be accompanied by a copy of this subdivision.

     293-A:13.23 DUTY TO DEMAND PAYMENT. -- (a) A shareholder sent a dissenters' notice described in RSA 293-A:13.22 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth, in the dissenters' notice pursuant to RSA 293-A:13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subdivision.

     293-A:13.24 SHARE RESTRICTIONS. -- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under RSA 293-A:13.26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     293-A:13.25 PAYMENT. -- (a) Except as provided in RSA 293-A:13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with RSA 293-A:13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment shall be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under RSA 293-A:13.28; and

          (5) A copy of this subdivision.

     293-A13.26 FAILURE TO TAKE ACTION. -- (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under RSA 293-A:13.22 and repeat the payment demand procedure.

     293-A:13.27 AFTER-ACQUIRED SHARES. -- (a) A corporation may elect to withhold payment required by RSA 293-A:13.25 from a dissenter, unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RSA 293-A:13.28.

     293-A:13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER. -- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under RSA 293-A:13.25, or reject the corporation's offer under RSA 293-A:13.27 and demand payment of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under RSA 293-A:13.25 or offered under RSA 293-A:13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under RSA 293-A:13.25 within 60 days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within 30 days after the corporation made or offered payment for his shares.

                        C. JUDICIAL APPRAISAL OF SHARES

     293-A:13.30 COURT ACTION. -- (a) If a demand for payment under RSA 293-A:13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of their value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment:

          (1) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or,

          (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under RSA 293-A:13.27.

     293-A:13.31 COURT COSTS AND COUNSEL FEES. -- (a) The court in an appraisal proceeding commenced under RSA 293-A:13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RSA 293-A:13.28.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RSA 293-A:13.20 through RSA 293-A:13.28.

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subdivision.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 719 of the MBCA sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition,
Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated sec.719.

     Article VI of the Bylaws of PHFG provides that the directors, officers, employees and agents of PHFG shall be indemnified to the full extent permitted by the MBCA. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of PHFG. In addition, PHFG carries a liability insurance policy for its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     (a) List of Exhibits:

EXHIBIT NO.                                    EXHIBIT                                  LOCATION
-----------                                    -------                                  --------
      2(a)      Agreement and Plan of Merger, dated as of October 27, 1997, between        (1)
                PHFG and CFX, including Exhibits A to C thereto
      2(b)      Stock Option Agreement, dated as of October 27, 1997, between PHFG (as     (1)
                grantee) and CFX (as issuer)
      2(c)      Stock Option Agreement, dated as of October 27, 1997, between PHFG (as     (1)
                issuer) and CFX (as grantee)
      2(d)      Form of letter agreement, dated as of October 27, 1997, between PHFG       (1)
                and directors of CFX
      2(e)      Form of letter agreement, dated as of October 27, 1997, between CFX        (1)
                and directors of PHFG
      3(a)      Amended and Restated Articles of Incorporation of PHFG                     (1)
      3(b)      Bylaws of PHFG                                                             (2)

EXHIBIT NO.                                    EXHIBIT                                  LOCATION
-----------                                    -------                                  --------
      4(a)      Specimen Common Stock certificate                                          (2)
      5         Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities being registered
      8         Opinion of Arnold & Porter regarding certain federal income tax consequences
     23(a)      Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as Exhibit 5)
     23(b)      Consent of Arnold & Porter (contained in the opinion included as
                Exhibit 8)
     23(c)      Consent of KPMG Peat Marwick LLP
     23(d)      Consent of Wolf & Company, P.C.
     23(e)      Consent of Shatswell, MacLeod & Company, P.C.
     23(f)      Consent of Deloitte & Touche LLP
     23(g)      Consent of McConnell, Budd & Downes, Inc.
     23(h)      Consent of Keefe, Bruyette & Woods, Inc.
     24         Powers of Attorney (included in the signature page to this
                Registration Statement)
     99(a)      Form of proxy for the CFX Special Meeting
     99(b)      Form of proxy for the PHFG Special Meeting
     99(c)      Other PHFG solicitation materials
     99(d)      Consent of each of Peter J. Baxter, P. Kevin Condron, Douglas S.
                Hatfield, Jr., Philip A. Mason and Seth A. Resnicoff, M.D. to be named as prospective directors of PHFG

---------------
(1) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on November 3, 1997. In addition, Exhibits 2(a), 2(b) and 2(c) above are attached as an Annexes to the Prospectus/Joint Proxy Statement included herein and Exhibit 3(a) is attached as an exhibit to Exhibit 2(a).

(2) Exhibit is incorporated by reference to the Form S-4 Registration Statement (No. 33-20243) filed by PHFG with the SEC on February 22, 1988.

     (b) Financial Statement Schedules.

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or

     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (4) That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on the 16th day of December 1997.

                                          PEOPLES HERITAGE FINANCIAL
                                          GROUP, INC.

                                          By: /s/    WILLIAM J. RYAN
                                            ------------------------------------
                                                      William J. Ryan
                                               Chairman, President and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Peoples Heritage Financial Group, Inc. whose signature appears below hereby appoints William J. Ryan and Peter J. Verrill, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Peoples Heritage Financial Group, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

           /s/ ROBERT P. BAHRE                Date:  December 16, 1997
------------------------------------------
             Robert P. Bahre
                 Director

           /s/ EVERETT W. GRAY                Date:  December 16, 1997
------------------------------------------
             Everett W. Gray
                 Director

           /s/ ANDREW W. GREENE               Date:  November 30, 1997
------------------------------------------
             Andrew W. Greene
                 Director

        /s/ KATHERINE M. GREENLEAF            Date:  December 1, 1997
------------------------------------------
          Katherine M. Greenleaf
                 Director

            /s/ DANA LEVENSON                 Date:  November 27, 1997
------------------------------------------
              Dana Levenson
                 Director

 /s/        ROBERT A. MARDEN, SR.             Date:  December 16, 1997
------------------------------------------
          Robert A. Marden, Sr.
              Vice Chairman

/s/       MALCOLM W. PHILBROOK, JR.           Date:  November 26, 1997
------------------------------------------
        Malcolm W. Philbrook, Jr.
                 Director

/s/            PAMELA P. PLUMB                Date:  December 1, 1997
------------------------------------------
             Pamela P. Plumb
              Vice Chairman

/s/            WILLIAM J. RYAN                Date:  December 16, 1997
------------------------------------------
             William J. Ryan
 Chairman, President and Chief Executive
  Officer (principal executive officer)

/s/           CURTIS M. SCRIBNER              Date:  December 11, 1997
------------------------------------------
            Curtis M. Scribner
                 Director

/s/            DAVIS P. THURBER               Date:  December 3, 1997
------------------------------------------
             Davis P. Thurber
                 Director

/s/              PAUL R. SHEA                 Date:  December 16, 1997
------------------------------------------
               Paul R. Shea
                 Director

/s/             JOHN E. VEASEY                Date:  November 26, 1997
------------------------------------------
              John E. Veasey
                 Director

/s/            PETER J. VERRILL               Date:  December 16, 1997
------------------------------------------
             Peter J. Verrill
     Executive Vice President, Chief
     Financial Officer and Treasurer
(principal financial and accounting officer)